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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. 1)

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
PRICE LEGACY CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

SUBJECT TO COMPLETION—DATED DECEMBER 8, 2003

THIS PRELIMINARY PROXY STATEMENT CONTAINS DESCRIPTIONS OF CERTAIN EVENTS THAT HAVE NOT YET OCCURRED, BUT THAT WILL OCCUR PRIOR TO THE FILING AND MAILING OF THE DEFINITIVE PROXY STATEMENT. IN PARTICULAR, THE TEXT OF THIS PRELIMINARY PROXY STATEMENT ASSUMES THE FORMATION OF 520 GROUP LLC AND THE ASSIGNMENT TO IT OF THE PRICE GROUP, LLC'S RIGHT TO PURCHASE CERTAIN PRICE LEGACY SECURITIES FROM WARBURG PINCUS EQUITY PARTNERS, L.P. AND ITS AFFILIATED ENTITIES. AS OF THE DATE HEREOF, 520 GROUP LLC HAS NOT YET BEEN FORMED AND THE RIGHT TO PURCHASE SUCH SECURITIES HAS NOT YET BEEN ASSIGNED TO IT. THIS PRELIMINARY PROXY STATEMENT ASSUMES THE OCCURRENCE OF THESE EVENTS BECAUSE THEY ARE CERTAIN TO HAPPEN PRIOR TO THE FILING AND MAILING OF THE DEFINITIVE PROXY STATEMENT, AND TO DESCRIBE THE STATE OF EVENTS AS THEY ARE TODAY COULD BE MISLEADING WHEN COMPARED TO THE DISCLOSURE AS IT WILL APPEAR IN THE DEFINITIVE PROXY STATEMENT.

                        , 2004

Dear Stockholder:

        It is my pleasure to invite you to a Special Meeting of Stockholders of Price Legacy Corporation. The meeting will be held on                        ,                         , 2004 at              a.m., Pacific time at the Rancho Bernardo Inn, 17550 Bernardo Oaks Drive, San Diego, California. Your board of directors and management look forward to meeting with you at this time.

        At the special meeting, you will be asked to consider and vote upon an important recapitalization transaction that is aimed at simplifying and improving Price Legacy's capital structure. The proposed recapitalization has three components:

  •
  an offer to exchange, at the election of the holder, either 4.2 shares of common stock (or 1.05 shares of common stock after giving effect to a proposed 1-for-4 reverse stock split) or one share of a new series of preferred stock in exchange for each outstanding share of Price Legacy's Series A preferred stock,

  •
  the exchange of 1.39 shares of common stock (or 0.3475 of a share of common stock after giving effect to the proposed 1-for-4 reverse stock split) for each outstanding share of Price Legacy's Series B preferred stock, and

  •
  an amendment and restatement of Price Legacy's charter to, among other things:

  •
  effect a 1-for-4 reverse stock split of the common stock,

  •
  designate and establish the terms of the new series of preferred stock that may be issued in exchange for shares of Series A preferred stock,

  •
  eliminate the Series B preferred stock following its exchange for common stock, and

  •
  provide that the holders of common stock and Series A preferred stock (to the extent any shares of Series A preferred stock remain outstanding following the Series A exchange offer), but not the holders of Series 1 preferred stock, voting together as a single class, will be entitled to elect all of Price Legacy's directors following the recapitalization.

        Concurrently with the mailing of the accompanying proxy statement, Price Legacy is commencing the Series A exchange offer through an offering circular distributed with this letter and the accompanying proxy statement to Series A preferred stockholders. If the recapitalization transaction is approved at the special meeting, the Series A exchange offer is expected to close as soon as practicable following the meeting. Series A preferred stockholders are encouraged to carefully read the offering circular and the related letter of transmittal. The Series B exchange transactions are also expected to close as soon as practicable following the special meeting, if the recapitalization is approved.

        Price Legacy is proposing the recapitalization transaction because it believes:

  •
  the recapitalization transaction should improve and simplify the capital structure of Price Legacy by eliminating the Series B preferred stock and all or a substantial portion of the Series A preferred stock in exchange for common stock and Series 1 preferred stock,

  •
  the recapitalization transaction is expected to reduce the aggregate dividends payable to Price Legacy's preferred stockholders and increase Price Legacy's ability to pay dividends on its common stock (and increase the earnings attributable to Price Legacy's common stock),

  •
  the recapitalization transaction provides Price Legacy the ability to eliminate the Series B preferred stock and all or a substantial portion of the Series A preferred stock without a large cash outlay by Price Legacy, and

  •
  the reverse stock split, and the increased likelihood of paying dividends on the common stock, are expected to increase the marketability and liquidity of the common stock.

        The board of directors has determined that the recapitalization transaction is fair to Price Legacy's unaffiliated Series A preferred stockholders and unaffiliated common stockholders and is advisable and in the best interests of Price Legacy and its stockholders, and recommends that Price Legacy's stockholders vote in favor of the recapitalization transaction. In making its determination, the board retained the services of a financial advisor, American Appraisal Associates, Inc. American Appraisal delivered a written opinion, dated October 7, 2003, to the effect that, based upon and subject to the factors and assumptions described in the opinion, including an assumption that all of the outstanding Series A preferred stock and Series B preferred stock will be exchanged for common stock in the recapitalization transaction, as of that date, the recapitalization transaction, including the exchange ratios relating to the common stock offered in the Series A exchange offer and the Series B exchange transactions, were fair, from a financial point of view, to Price Legacy's unaffiliated Series A preferred stockholders and unaffiliated common stockholders.

        Information about the special meeting and the business to be considered and voted upon at the special meeting is included in the accompanying notice of special meeting and proxy statement. Your vote is important regardless of the number of shares you own. I urge you to complete, sign, date and return the enclosed proxy card as soon as possible, even if you currently plan to attend the meeting. Returning the proxy card will not prevent you from attending the meeting and voting in person, but will ensure that your vote is counted if you are unable to attend the meeting. I also urge you to review and consider carefully the matters presented in the attached proxy statement. Thank you for your interest and participation. I look forward to seeing you at the special meeting.

Sincerely,

Jack McGrory Chief Executive Officer

        The proxy statement is dated                        , 2004 and is expected to be first mailed to stockholders on or about                        , 2004.

17140 Bernardo Center Drive, Suite 300
San Diego, California 92128

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To the Stockholders of Price Legacy Corporation:

        Notice is hereby given that a Special Meeting of Stockholders of Price Legacy Corporation will be held at the Rancho Bernardo Inn, 17550 Bernardo Oaks Drive, San Diego, California, on                         ,                         , 2004, at         a.m., Pacific time for the following purposes:

  1.
  To approve the issuance of, at the election of the holder, either 4.2 shares of common stock (or 1.05 shares of common stock after giving effect to the proposed 1-for-4 reverse stock split) or one share of a new series of preferred stock of Price Legacy, to be designated 6.82% Series 1 Cumulative Redeemable Preferred Stock, in exchange for each outstanding share of Price Legacy's 8 3/4% Series A Cumulative Redeemable Preferred Stock.

  2.
  To approve the issuance of 1.39 shares of common stock (or 0.3475 of a share of common stock after giving effect to the proposed 1-for-4 reverse stock split) in exchange for each outstanding share of Price Legacy's 9% Series B Junior Convertible Redeemable Preferred Stock.

  3.
  To approve an amendment and restatement of Price Legacy's charter, in substantially the form attached to the proxy statement as Annex A, to, among other things (A) effect a 1-for-4 reverse stock split of the common stock, (B) designate and establish the terms of the Series 1 preferred stock, (C) eliminate the Series B preferred stock following its exchange for common stock and (D) change the manner of election of Price Legacy's board of directors.

    The Series A exchange offer, the Series B exchange transactions and the amendment and restatement of Price Legacy's charter will be implemented only if they are all approved at the special meeting by the stockholders entitled to vote thereon. If any of the Series A exchange offer, the Series B exchange transactions or the amendment and restatement of Price Legacy's charter is not approved, then no portion of the recapitalization transaction as currently proposed will be implemented, regardless of whether an individual proposal is approved.

  4.
  To transact such other business as may properly come before the meeting or any adjournment or postponement thereof, including, if submitted to a vote of Price Legacy's stockholders, a motion to adjourn or postpone the meeting to another time and/or place for the purpose of soliciting additional proxies.

        These proposals are more fully described in the proxy statement that accompanies this notice. Please read the proxy statement carefully when determining how to vote on these proposals.

        These proposals will be submitted for approval to the holders of Price Legacy's common stock, Series A preferred stock and Series B preferred stock, all voting together as a single class. Each share of common stock is entitled to one vote, each share of Series A preferred stock is entitled to one-tenth (1/10th) of one vote and each share of Series B preferred stock is entitled to a number of votes equal to the number of shares of common stock into which the share of Series B preferred stock is then convertible, which is currently one.

        Entities affiliated with Sol Price, which are referred to collectively as the Price Entities, hold an aggregate of 6,684,554 shares of common stock, 8,450,679 shares of Series A preferred stock and 1,681,142 shares of Series B preferred stock, which represent approximately 15.7% of the total combined voting power of Price Legacy. Price Legacy has been advised that each of these entities intends to vote all of the shares of common stock, Series A preferred stock and Series B preferred stock it holds in favor of the Series A exchange offer, the Series B exchange transactions and the amendment and restatement of Price Legacy's charter. In addition, Warburg, Pincus Equity Partners, L.P. and its affiliates who own shares of Price Legacy's Series B preferred stock, common stock and warrants to purchase common stock, which are referred to collectively as the Warburg Pincus Entities, entered into a purchase agreement with The Price Group LLC, an affiliate of Sol Price and one of the Price Entities, to sell all of the securities of Price Legacy held by the Warburg Pincus Entities. The Price Group subsequently assigned its contractual right to purchase the Warburg Pincus Entities' securities to 520 Group LLC. Price Legacy has been advised that 520 Group, which has agreed to purchase from the Warburg Pincus Entities an aggregate of 17,985,612 shares of Series B preferred stock and 5,000,000 shares of common stock, together representing approximately 40.2% of the total combined voting power of Price Legacy, intends to vote all of the shares it will hold in favor of the Series A exchange offer, the Series B exchange transactions and the amendment and restatement of Price Legacy's charter. Because of this voting control, the Price Entities and 520 Group can cause the approval of the recapitalization transaction without the affirmative vote of any other stockholder of Price Legacy.

        After careful consideration and after receiving a written opinion from American Appraisal Associates, Inc. as to the fairness, from a financial point of view, to Price Legacy's unaffiliated Series A preferred stockholders and unaffiliated common stockholders of the recapitalization transaction, including the exchange ratios relating to the common stock offered in the Series A exchange offer and the Series B exchange transactions, Price Legacy's board of directors determined that the Series A exchange offer, the Series B exchange transactions and the amendment and restatement of Price Legacy's charter are fair to Price Legacy's unaffiliated Series A preferred stockholders and unaffiliated common stockholders and are advisable and in the best interests of Price Legacy and its stockholders, and directed that they be submitted to Price Legacy's stockholders for their approval. Price Legacy's board recommends that you vote in favor of these proposals.

        The board of directors has fixed the close of business on                        , 2004 as the record date for the determination of stockholders entitled to notice of and to vote at the special meeting and at any adjournment or postponement thereof.

        Accompanying this notice of special meeting and the proxy statement is a proxy. Whether or not you expect to attend the special meeting, please complete, sign and date the enclosed proxy and return it promptly. If you plan to attend the special meeting and wish to vote your shares personally, you may do so at any time before the proxy is voted.

        All stockholders are cordially invited to attend the meeting.

By Order of the Board of Directors

Robert M. Siordia Secretary

San Diego, California
                        , 2004

SUMMARY TERM SHEET

        This summary term sheet highlights selected material information from this proxy statement, but may not contain all of the information that is important to you. Price Legacy urges you to carefully review the entire proxy statement before you decide how to vote.

Price Legacy Corporation

  •
  Price Legacy has existed in its current form since September 2001, following the merger of Price Enterprises, Inc. and Excel Legacy Corporation. Price Legacy operates as a REIT focused mainly on open-air retail properties throughout the United States. Its current property portfolio primarily consists of shopping centers leased to major retail tenants.

Terms of the Recapitalization Transaction (Pages 37-52)

  •
  At the special meeting, Price Legacy's common and preferred stockholders will be asked to approve, among other things, a recapitalization transaction in which Price Legacy will:

  •
  offer to exchange, at the election of the holder, either shares of common stock or shares of Series 1 preferred stock for all outstanding shares of Series A preferred stock in an exchange offer Price Legacy is commencing concurrently with the mailing of this proxy statement,

  •
  exchange shares of common stock for all outstanding shares of Series B preferred stock, and

  •
  amend and restate its charter to, among other things:

  •
  effect a 1-for-4 reverse stock split of the common stock,

  •
  designate and establish the terms of the Series 1 preferred stock that may be issued in exchange for shares of Series A preferred stock,

  •
  eliminate the Series B preferred stock following its exchange for common stock, and

  •
  provide that the holders of common stock and Series A preferred stock (to the extent any shares of Series A preferred stock remain outstanding following the Series A exchange offer), but not the holders of Series 1 preferred stock, voting together as a single class, will be entitled to elect all of Price Legacy's directors following the recapitalization.

  •
  The Series A exchange offer, the Series B exchange transactions and the amendment and restatement of Price Legacy's charter will be implemented only if they are all approved at the special meeting by the stockholders entitled to vote thereon, and are subject to other customary conditions described below under "Conditions to the Recapitalization Transaction." If any of the Series A exchange offer, the Series B exchange transactions or the amendment and restatement of Price Legacy's charter is not approved, then no portion of the recapitalization transaction as currently proposed will be implemented, regardless of whether an individual proposal is approved. Because of their voting control, the Price Entities and 520 Group can cause the approval of the Series A exchange offer, the Series B exchange transactions and the amendment and restatement of Price Legacy's charter without the affirmative vote of any other stockholder of Price Legacy.

Terms of the Series A Exchange Offer (Pages 37-42)

  •
  Concurrently with the mailing of this proxy statement, Price Legacy is commencing an offer to exchange, at the election of the holder, either 4.2 shares of common stock (or 1.05 shares of

i

    common stock after giving effect to the proposed 1-for-4 reverse stock split) or one share of Series 1 preferred stock for each outstanding share of Series A preferred stock.

  •
  Series A preferred stockholders who tender their shares in the Series A exchange offer will be deemed holders of common stock or Series 1 preferred stock, as applicable, and cease to be holders of Series A preferred stock as of the completion of the Series A exchange offer. Tendering Series A preferred stockholders will not receive any distribution payment on their Series A preferred stock for the shortened distribution period from                        to the date of exchange. Those who elect to receive Series 1 preferred stock will be entitled to receive a partial distribution payment on their Series 1 preferred stock for the shortened distribution period from the date of exchange to                         (on the payment date for the first full Series 1 distribution period following completion of the exchange offer), and will be entitled to receive full distribution payments thereafter. Those who elect to receive common stock will be entitled to receive distributions on their common stock if, as and when authorized and declared by Price Legacy's board of directors out of assets legally available for the payment of distributions. Price Legacy expects that quarterly distributions on the common stock will commence following the completion of the recapitalization transaction, although there can be no assurances as to the declaration, or payment, of such distributions.

  •
  Price Legacy has been advised that the Price Entities intend to tender all of their shares of Series A preferred stock for common stock in the Series A exchange offer. In addition, Price Legacy has been advised that some of its executive officers, directors and entities affiliated with the Price Entities intend to tender their shares of Series A preferred stock for common stock in the Series A exchange offer. Collectively, the Price Entities and the other parties who have advised Price Legacy that they intend to tender shares of Series A preferred stock for common stock hold an aggregate of 12,210,120 shares of Series A preferred stock representing approximately 43.8% of the outstanding shares of Series A preferred stock.

  •
  Following the recapitalization transaction, the Series A preferred stock will continue to be redeemable by Price Legacy at a price per share of $16.00, together with any accrued but unpaid dividends. Price Legacy intends, subject to the availability of requisite financing, to redeem any shares of Series A preferred stock that remain outstanding following the Series A exchange offer. Thus, shares of Series A preferred stock not tendered in the Series A exchange offer are expected to be redeemed after the recapitalization transaction, thereby eliminating the Series A preferred stock in its entirety.

  •
  The Series A exchange offer is expected to close as soon as practicable following the special meeting.

Terms of the Series B Exchange Transactions (Pages 43-48)

  •
  Price Legacy will seek to exchange 1.39 shares of common stock (or 0.3475 of a share of common stock after giving effect to the proposed 1-for-4 reverse stock split) for each outstanding share of Series B preferred stock.

  •
  Assuming all outstanding shares of Series B preferred stock and accrued dividends on the Series B preferred stock are exchanged for common stock, the Series B preferred stockholders will receive, in exchange for their Series B preferred stock, an aggregate of approximately 8.5 million shares of common stock (after giving effect to the proposed 1-for-4 reverse stock split), including an aggregate of approximately 0.7 million shares of common stock for all outstanding shares of Series B preferred stock owned by The Price Group and an aggregate of approximately 7.8 million shares of common stock for all outstanding shares of Series B preferred stock that will be owned by 520 Group.

  •
  The Series B exchange transactions are expected to close as soon as practicable following the special meeting.

Reasons for the Recapitalization Transaction (Pages 22-23)

  •
  Price Legacy is proposing the recapitalization transaction because it believes:

  •
  the recapitalization transaction should improve and simplify the capital structure of Price Legacy by eliminating the Series B preferred stock and all or a substantial portion of the Series A preferred stock in exchange for common stock and Series 1 preferred stock, and by Price Legacy subsequently redeeming any shares of Series A preferred stock that remain outstanding following the Series A exchange offer,

  •
  due to the lower dividend rate on the Series 1 preferred stock ($1.16 per annum, as compared to $1.40 per annum on the Series A preferred stock), and because Price Legacy has been advised that holders of 43.8% of the Series A preferred stock intend to tender their shares of Series A preferred stock for common stock in the Series A exchange offer, the recapitalization transaction is expected to reduce the aggregate dividends payable to Price Legacy's preferred stockholders and increase Price Legacy's ability to pay dividends on its common stock (and increase the earnings attributable to Price Legacy's common stock),

  •
  the recapitalization transaction provides Price Legacy the ability to eliminate the Series B preferred stock and all or a substantial portion of the Series A preferred stock without a large cash outlay by Price Legacy, because the Series A exchange offer and the Series B exchange transactions require no cash payment (other than for fractional shares), and

  •
  the reverse stock split, and the increased likelihood of paying dividends on the common stock, are expected to increase the marketability and liquidity of the common stock.

Impact of the Recapitalization Transaction on the Holders of Price Legacy's Capital Stock (Pages 32-36)

  •
  If the recapitalization transaction is approved by Price Legacy's stockholders at the special meeting, Price Legacy intends to complete the recapitalization transaction as soon as practicable following the special meeting. Following the effectiveness of the recapitalization:

  •
  Price Legacy's common stock will remain outstanding. However, each share of common stock will be converted into 0.25 of a share of common stock, as a result of the 1-for-4 reverse stock split, and will vote with the holders of Series A preferred stock (to the extent any shares of Series A preferred stock remain outstanding following the Series A exchange offer) to elect all of the directors to Price Legacy's board of directors,

  •
  shares of Series A preferred stock tendered in the Series A exchange offer will be retired, shares of Series A preferred stock not tendered in the Series A exchange offer will remain outstanding (subject to the expected redemption), and the holders of Series A preferred stock will no longer be entitled to vote separately to elect any directors to Price Legacy's board of directors, and

  •
  Price Legacy's Series B preferred stock will be retired, the Series B preferred stockholders will receive, in exchange for the Series B preferred stock outstanding immediately prior to the recapitalization, shares of common stock, and Price Legacy's charter will be amended to eliminate the authorized Series B preferred stock.

  •
  The Series A exchange offer is likely to significantly reduce the number of outstanding shares of Series A preferred stock and the number of holders of Series A preferred stock. Depending on the number of shares exchanged, the Series A preferred stock may not continue to meet the listing requirements of the Nasdaq National Market. If the Series A preferred stock fails to meet such listing requirements, Price Legacy does not intend to contest a delisting or to seek to list the shares on another trading market and cannot assure you that an active trading market for the Series A preferred stock will continue to exist. As a result, the Series A exchange offer may adversely affect the liquidity of and, consequently, the market price for the shares of Series A preferred stock, if any, that remain outstanding after completion of the Series A exchange offer.

  •
  The Series A preferred stock will continue to be redeemable by Price Legacy at a price per share of $16.00, together with any accrued but unpaid dividends. Price Legacy intends, subject to the availability of requisite financing, to redeem any shares of Series A preferred stock that remain outstanding following the Series A exchange offer. Thus, shares of Series A preferred stock not tendered in the Series A exchange offer are expected to be redeemed after the recapitalization transaction, thereby eliminating the Series A preferred stock in its entirety.

  •
  Assuming all outstanding shares of Series A preferred stock and Series B preferred stock are exchanged for common stock, immediately following the recapitalization transaction, Price Legacy will have outstanding approximately 46.4 million shares of common stock (after giving effect to the proposed 1-for-4 reverse stock split). Assuming 50% of the outstanding shares of Series A preferred stock are exchanged for common stock, 50% of the outstanding shares of Series A preferred stock are exchanged for Series 1 preferred stock and all outstanding shares of Series B preferred stock are exchanged for common stock, immediately following the recapitalization transaction, Price Legacy will have outstanding approximately 13.9 million shares of Series 1 preferred stock and approximately 31.8 million shares of common stock (after giving effect to the proposed 1-for-4 reverse stock split). In addition, immediately following the recapitalization transaction, Price Legacy will have outstanding warrants to purchase approximately 683,419 shares of common stock with an exercise price of $33.00 per share (in each case, after giving effect to the proposed 1-for-4 reverse stock split).

  •
  Assuming all outstanding shares of Series A preferred stock and Series B preferred stock are exchanged for common stock, immediately following the recapitalization transaction, the Price Entities will hold an aggregate of approximately 24.2% of the outstanding common stock. Assuming 50% of the outstanding shares of Series A preferred stock are exchanged for common stock, 50% of the outstanding shares of Series A preferred stock are exchanged for Series 1 preferred stock and all outstanding shares of Series B preferred stock are exchanged for common stock, immediately following the recapitalization transaction, the Price Entities will hold an aggregate of approximately 35.3% of the outstanding common stock.

Conditions to the Recapitalization Transaction

  •
  The completion of the Series A exchange offer, the Series B exchange transactions and the amendment and restatement of Price Legacy's charter depends upon the satisfaction or waiver of a number of conditions, including the following:

  •
  approval by the stockholders entitled to vote thereon at the special meeting of each of the Series A exchange offer, the Series B exchange transactions and the amendment and restatement of Price Legacy's charter, and

  •
  absence of any law or any injunction that effectively prohibits the recapitalization.

Recommendation of the Board of Directors (Page 24)

  •
  After careful consideration and after receiving a written opinion from American Appraisal as to the fairness, from a financial point of view, to Price Legacy's unaffiliated Series A preferred stockholders and unaffiliated common stockholders of the recapitalization transaction, including the exchange ratios relating to the common stock offered in the Series A exchange offer and the Series B exchange transactions, Price Legacy's board determined that the Series A exchange offer, the Series B exchange transactions and the amendment and restatement of Price Legacy's charter are fair to Price Legacy's unaffiliated Series A preferred stockholders and unaffiliated common stockholders and are advisable and in the best interests of Price Legacy and its stockholders, and directed that they be submitted to Price Legacy's stockholders for their approval.

  •
  Price Legacy's board recommends that you vote in favor of these proposals.

v

PROXY STATEMENT

TABLE OF CONTENTS

Board Recommendation	50
PROPOSAL 3—AMENDMENT AND RESTATEMENT OF PRICE LEGACY'S CHARTER	51
General	51
The Amendment and Restatement	51
Vote Required	54
Board Recommendation	54
CAPITALIZATION	55
MATERIAL FEDERAL INCOME TAX CONSIDERATIONS RELATED TO THE TRANSACTION	56
DESCRIPTION OF PRICE LEGACY CAPITAL STOCK	77
General	77
Common Stock	77
Series A Preferred Stock	80
Series B Preferred Stock	83
Series 1 Preferred Stock	87
Power to Reclassify Unissued Shares of Price Legacy's Stock	90
Restrictions on Transfer	90
Transfer Agent and Registrar	93
MANAGEMENT	94
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	97
TRANSACTIONS AND AGREEMENTS INVOLVING PRICE LEGACY'S SECURITIES	99
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	99
INDEPENDENT ACCOUNTANTS	102
INCORPORATION BY REFERENCE	102
OTHER BUSINESS	103

Exhibits
Annex A	Articles of Amendment and Restatement
Annex B	Opinion of American Appraisal Associates, Inc.

17140 Bernardo Center Drive, Suite 300
San Diego, California 92128

PROXY STATEMENT

        This proxy statement is being furnished to the stockholders of Price Legacy Corporation, a Maryland corporation, in connection with the solicitation of proxies by Price Legacy's board of directors from the holders of outstanding shares of Price Legacy's common stock, 8 3/4% Series A Cumulative Redeemable Preferred Stock and 9% Series B Junior Convertible Redeemable Preferred Stock for use at the Special Meeting of Stockholders of Price Legacy to be held on                        ,                         , 2004, and any adjournments or postponements thereof.

        All stockholders who find it convenient to do so are cordially invited to attend the meeting in person. In any event, please complete, sign, date and return the proxy in the enclosed envelope.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS
AND THE RECAPITALIZATION TRANSACTION

How has Price Legacy come to exist in its current form and how does the information presented in this proxy statement relate to Price Enterprises, Inc. and Excel Legacy Corporation?

        Price Legacy has existed in its current form since September 2001, following the merger of Price Enterprises, Inc. and Excel Legacy Corporation. Price Enterprises was created and began operations in 1994 and became a self-administered, self-managed REIT in 1997. Excel Legacy was created and began operations in 1997 to pursue a variety of real estate opportunities including acquiring, developing and managing mixed-use and retail properties and real estate related operating companies throughout the United States and Canada. In connection with the merger, Excel Legacy became a wholly owned subsidiary of Price Enterprises, and Price Enterprises changed its name to Price Legacy Corporation. Price Legacy continues to operate as a REIT focused mainly on open-air retail properties throughout the United States. Its current property portfolio primarily consists of shopping centers leased to major retail tenants. Following the merger, Excel Legacy transferred its non-REIT assets to a wholly owned subsidiary, Excel Legacy Holdings, Inc., and Excel Legacy Holdings elected to be treated as a taxable REIT subsidiary.

        Except as noted, information in this proxy statement referring to 2001 (prior to the merger) and 2000 relates to the operations of Price Enterprises. Information in this proxy statement referring to any time after the merger relates to the operations of Price Legacy Corporation as a combined entity.

Are there any recent developments concerning Price Legacy that I should be aware of?

        On September 9, 2003, Price Legacy announced that the Warburg Pincus Entities, who own shares of Price Legacy's Series B preferred stock, common stock and warrants to purchase common stock, entered into a purchase agreement with The Price Group to sell all of the securities of Price Legacy held by the Warburg Pincus Entities. The Price Group subsequently assigned its contractual right to purchase the Warburg Pincus Entities' securities to 520 Group, in a manner that will ensure that the ownership of the securities will be in compliance with the REIT ownership limits in Price Legacy's charter. The sale is expected to be completed on January 5, 2004.

        On September 22, 2003, Price Legacy announced that it was considering a number of restructuring transactions intended to result in a significant simplification of Price Legacy's capital structure. The recapitalization transaction, including the Series A exchange offer (and subsequent redemption of any shares of Series A preferred stock that remain outstanding following the Series A exchange offer), the Series B exchange transactions and the amendment and restatement of Price Legacy's charter, is intended to implement these proposed restructuring transactions.

        On September 22, 2003, Price Legacy also announced the resignation of Gary B. Sabin, former Co-Chairman and Chief Executive Officer of Price Legacy, Richard B. Muir, former Vice-Chairman of Price Legacy and President of Price Legacy's Excel Legacy subsidiary, Graham R. Bullick, Ph.D., former President and Chief Operating Officer of Price Legacy, and S. Eric Ottesen, former Senior Vice President, General Counsel and Secretary of Price Legacy, including the resignation from Price Legacy's board of directors of Messrs. Sabin and Muir. These resignations became effective on October 15, 2003. Following the resignations of these individuals, Price Legacy's board of directors appointed Jack McGrory as President and Chief Executive Officer and Robert Siordia as Chief Operating Officer of Price Legacy.

        In January 2004, as a result of the expected sale of their Series B preferred stock to 520 Group, the Warburg Pincus Entities will no longer be entitled to separately elect directors to Price Legacy's board of directors. Accordingly, at that time, Reuben S. Leibowitz and Melvin L. Keating, the directors elected by the Warburg Pincus Entities, will resign from the board of directors. Following their resignations, Price Legacy's board of directors is expected to appoint new directors to fill the remaining vacancies on the board of directors.

Why am I receiving this proxy statement?

        You have received this proxy statement and the enclosed proxy from Price Legacy because you hold shares of common stock, Series A preferred stock and/or Series B preferred stock. The board of directors of Price Legacy is soliciting your proxy to vote on the recapitalization transaction and other matters to be considered at the special meeting. As a stockholder, you are invited to attend the special meeting and are entitled to and requested to vote on the proposals described in this proxy statement.

What information is contained in this proxy statement?

        The information included in this proxy statement relates to the proposals to be voted on at the special meeting, the board of directors' recommendations regarding the proposals, procedures for voting at the special meeting and other information required by federal securities laws.

What is the proposed recapitalization transaction?

        The proposals to be voted on at the special meeting include proposals relating to a recapitalization of Price Legacy. In the proposed recapitalization transaction, Price Legacy will:

  •
  offer to exchange, at the election of the holder, either shares of common stock or shares of Series 1 preferred stock for all outstanding shares of Series A preferred stock in an exchange offer Price Legacy is commencing concurrently with the mailing of this proxy statement,

  •
  exchange shares of common stock for all outstanding shares of Series B preferred stock, and

  •
  amend and restate its charter to, among other things:

  •
  effect a 1-for-4 reverse stock split of the common stock,

    •
    designate and establish the terms of the Series 1 preferred stock that may be issued in exchange for shares of Series A preferred stock,

    •
    eliminate the Series B preferred stock following its exchange for common stock, and

    •
    provide that the holders of common stock and Series A preferred stock (to the extent any shares of Series A preferred stock remain outstanding following the Series A exchange offer), but not the holders of Series 1 preferred stock, voting together as a single class, will be entitled to elect all of Price Legacy's directors following the recapitalization.

        The Series A exchange offer, the Series B exchange transactions and the amendment and restatement of Price Legacy's charter will be implemented only if they are all approved at the special meeting by the stockholders entitled to vote thereon, and are subject to other customary conditions described below under "What are the conditions to the recapitalization?" If any of the Series A exchange offer, the Series B exchange transactions or the amendment and restatement of Price Legacy's charter is not approved, then no portion of the recapitalization transaction as currently proposed will be implemented, regardless of whether an individual proposal is approved. Because of their voting control, the Price Entities and 520 Group can cause the approval of the Series A exchange offer, the Series B exchange transactions and the amendment and restatement of Price Legacy's charter without the affirmative vote of any other stockholder of Price Legacy.

Why is Price Legacy proposing the recapitalization transaction?

        Price Legacy is proposing the recapitalization transaction because it believes:

  •
  the recapitalization transaction should improve and simplify the capital structure of Price Legacy by eliminating the Series B preferred stock and all or a substantial portion of the Series A preferred stock in exchange for common stock and Series 1 preferred stock, and by Price Legacy subsequently redeeming any shares of Series A preferred stock that remain outstanding following the Series A exchange offer,

  •
  due to the lower dividend rate on the Series 1 preferred stock ($1.16 per annum, as compared to $1.40 per annum on the Series A preferred stock), and because Price Legacy has been advised that holders of 43.8% of the Series A preferred stock intend to tender their shares of Series A preferred stock for common stock in the Series A exchange offer, the recapitalization transaction is expected to reduce the aggregate dividends payable to Price Legacy's preferred stockholders and increase Price Legacy's ability to pay dividends on its common stock (and increase the earnings attributable to Price Legacy's common stock),

  •
  the recapitalization transaction provides Price Legacy the ability to eliminate the Series B preferred stock and all or a substantial portion of the Series A preferred stock without a large cash outlay by Price Legacy, because the Series A exchange offer and the Series B exchange transactions require no cash payment (other than for fractional shares), and

  •
  the reverse stock split, and the increased likelihood of paying dividends on the common stock, are expected to increase the marketability and liquidity of the common stock.

Did Price Legacy consider any negative factors that could or do arise from the recapitalization transaction?

        Price Legacy considered several negative factors that could or will arise from the proposed transaction, including:

  •
  the anticipated aggregate transaction costs, which are estimated to be approximately $1.5 million, that will be incurred,

  •
  the significant risk that the anticipated benefits of the transaction might not be fully realized,

  •
  the holders of common stock will have their percentage ownership in the outstanding common stock diluted due to the additional shares of common stock to be issued in the Series A exchange offer and Series B exchange transactions, and

  •
  the holders of common stock may see a reduction in the aggregate market value of the common stock because the market value of each share of common stock may not increase in proportion to the decrease in the number of outstanding shares resulting from the proposed 1-for-4 reverse stock split.

How does the recapitalization affect the holders of Price Legacy's capital stock?

        Following the recapitalization:

  •
  Price Legacy's common stock will remain outstanding. However, each share of common stock will be converted into 0.25 of a share of common stock, as a result of the 1-for-4 reverse stock split, and will vote with the holders of Series A preferred stock (to the extent any shares of Series A preferred stock remain outstanding following the Series A exchange offer) to elect all of the directors to Price Legacy's board of directors,

  •
  shares of Series A preferred stock tendered in the Series A exchange offer will be retired, shares of Series A preferred stock not tendered in the Series A exchange offer will remain outstanding (subject to the expected redemption), and the holders of Series A preferred stock will no longer be entitled to vote separately to elect any directors to Price Legacy's board of directors,

  •
  Price Legacy's Series B preferred stock will be retired, the Series B preferred stockholders will receive, in exchange for the Series B preferred stock outstanding immediately prior to the recapitalization, shares of common stock, and Price Legacy's charter will be amended to eliminate the authorized Series B preferred stock, and

  •
  assuming all outstanding shares of Series A preferred stock and Series B preferred stock are exchanged for common stock, immediately following the recapitalization transaction, Price Legacy will have outstanding approximately 46.4 million shares of common stock (after giving effect to the proposed 1-for-4 reverse stock split). Assuming 50% of the outstanding shares of Series A preferred stock are exchanged for common stock, 50% of the outstanding shares of Series A preferred stock are exchanged for Series 1 preferred stock and all outstanding shares of Series B preferred stock are exchanged for common stock, immediately following the recapitalization transaction, Price Legacy will have outstanding approximately 13.9 million shares of Series 1 preferred stock and approximately 31.8 million shares of common stock (after giving effect to the proposed 1-for-4 reverse stock split). In addition, immediately following the recapitalization transaction, Price Legacy will have outstanding warrants to purchase approximately 683,419 shares of common stock with an exercise price of $33.00 per share (in each case, after giving effect to the proposed 1-for-4 reverse stock split).

        The Series A exchange offer is likely to significantly reduce the number of outstanding shares of Series A preferred stock and the number of holders of Series A preferred stock. Depending on the number of shares exchanged, the Series A preferred stock may not continue to meet the listing requirements of the Nasdaq National Market. If the Series A preferred stock fails to meet such listing requirements, Price Legacy does not intend to contest a delisting or to seek to list the shares on another trading market and cannot assure you that an active trading market for the Series A preferred stock will continue to exist. As a result, the Series A exchange offer may adversely affect the liquidity of and, consequently, the market price for the shares of Series A preferred stock, if any, that remain outstanding after completion of the Series A exchange offer.

        The Series A preferred stock will continue to be redeemable by Price Legacy at a price per share of $16.00, together with any accrued but unpaid dividends. Price Legacy intends, subject to the availability of requisite financing, to redeem any shares of Series A preferred stock that remain outstanding following the Series A exchange offer. Thus, shares of Series A preferred stock not tendered in the Series A exchange offer are expected to be redeemed after the recapitalization transaction, thereby eliminating the Series A preferred stock in its entirety.

        Assuming all outstanding shares of Series A preferred stock and Series B preferred stock are exchanged for common stock, immediately following the recapitalization transaction, the Price Entities will hold an aggregate of approximately 24.2% of the outstanding common stock. Assuming 50% of the outstanding shares of Series A preferred stock are exchanged for common stock, 50% of the outstanding shares of Series A preferred stock are exchanged for Series 1 preferred stock and all outstanding shares of Series B preferred stock are exchanged for common stock, immediately following the recapitalization transaction, the Price Entities will hold an aggregate of approximately 35.3% of the outstanding common stock.

What are the conditions to the recapitalization?

        The completion of the recapitalization depends on the satisfaction or waiver of a number of conditions, including the following:

  •
  approval of the Series A exchange offer, the Series B exchange transactions and the amendment and restatement of Price Legacy's charter by the stockholders of Price Legacy entitled to vote thereon, and

  •
  absence of any law or any injunction that effectively prohibits the recapitalization.

What are the terms of the Series A exchange offer?

        Concurrently with the mailing of this proxy statement, Price Legacy is commencing an offer to exchange, at the election of the holder, either 4.2 shares of common stock (or 1.05 shares of common stock after giving effect to the proposed 1-for-4 reverse stock split) or one share of Series 1 preferred stock for each outstanding share of Series A preferred stock.

        Series A preferred stockholders who tender their shares in the Series A exchange offer will be deemed holders of common stock or Series 1 preferred stock, as applicable, and cease to be holders of Series A preferred stock as of the completion of the Series A exchange offer. Tendering Series A preferred stockholders will not receive any distribution payment on their Series A preferred stock for the shortened distribution period from                        to the date of exchange. Those who elect to receive Series 1 preferred stock will be entitled to receive a partial distribution payment on their Series 1 preferred stock for the shortened distribution period from the date of exchange to                        (on the payment date for the first full Series 1 distribution period following completion of the exchange offer), and will be entitled to receive full distribution payments thereafter. Those who elect to receive common stock will be entitled to receive distributions on their common stock if, as and when authorized and declared by Price Legacy's board of directors out of assets legally available for the payment of distributions. Price Legacy expects that quarterly distributions on the common stock will commence following the completion of the recapitalization transaction, although there can be no assurances as to the declaration, or payment, of such distributions.

        Price Legacy has been advised that the Price Entities intend to tender all of their shares of Series A preferred stock for common stock in the Series A exchange offer. In addition, Price Legacy has been advised that some of its executive officers, directors and entities affiliated with the Price Entities intend to tender their shares of Series A preferred stock for common stock in the Series A exchange offer. Collectively, the Price Entities and the other parties who have advised Price Legacy that they intend to tender shares of Series A preferred stock for common stock hold an aggregate of

12,210,120 shares of Series A preferred stock representing approximately 43.8% of the outstanding shares of Series A preferred stock.

What are the terms of the Series B exchange transactions?

        Price Legacy will seek to exchange 1.39 shares of common stock (or 0.3475 of a share of common stock after giving effect to the proposed 1-for-4 reverse stock split) for each outstanding share of Series B preferred stock. Assuming all outstanding shares of Series B preferred stock and accrued dividends on the Series B preferred stock are exchanged for common stock, the Series B preferred stockholders will receive, in exchange for their Series B preferred stock, an aggregate of approximately 8.5 million shares of common stock (after giving effect to the proposed 1-for-4 reverse stock split), including an aggregate of approximately 0.7 million shares of common stock for all outstanding shares of Series B preferred stock owned by The Price Group and an aggregate of approximately 7.8 million shares of common stock for all outstanding shares of Series B preferred stock that will be owned by 520 Group.

What are the terms of the reverse stock split?

        If the recapitalization transaction is approved at the special meeting, each share of common stock outstanding immediately prior to the completion of the recapitalization will be converted into 0.25 of a share of common stock as a result of the 1-for-4 reverse stock split.

How will the recapitalization transaction change the manner in which Price Legacy's board of directors is elected?

        If the recapitalization transaction is approved at the special meeting and consummated:

  •
  the holders of common stock and Series A preferred stock (to the extent any shares of Series A preferred stock remain outstanding following the Series A exchange offer), but not the holders of Series 1 preferred stock, voting together as a single class, will be entitled to elect all of Price Legacy's directors, with each share of common stock entitled to one vote and each share of Series A preferred stock entitled to one-tenth (1/10th) of one vote,

  •
  neither the Series A preferred stockholders nor the Series B preferred stockholders will be entitled to vote separately to elect any directors to Price Legacy's board of directors, and

  •
  the directors in office at the time of the recapitalization will remain in office until the next annual meeting of stockholders and until their successors are duly elected and qualify.

Did Price Legacy's board of directors obtain an opinion as to the fairness of the recapitalization transaction to unaffiliated stockholders?

        Price Legacy's board of directors retained the services of a financial advisor, American Appraisal Associates, Inc. American Appraisal has delivered a written opinion to the board of directors as to the fairness, from a financial point of view, to Price Legacy's unaffiliated Series A preferred stockholders and unaffiliated common stockholders of the recapitalization transaction, including the exchange ratios relating to the common stock offered in the Series A exchange offer and the Series B exchange transactions. American Appraisal was not retained to review and did not review the fairness, from a financial point of view, to Price Legacy's unaffiliated Series A preferred stockholders or unaffiliated common stockholders of the exchange ratio relating to the Series 1 preferred stock offered in the Series A exchange offer. The full text of American Appraisal's written opinion is attached to this proxy statement as Annex B. Price Legacy encourages you to read this opinion carefully in its entirety for a description of the procedures followed, assumptions made, matters considered and limitations on the review undertaken. American Appraisal's opinion is directed to Price Legacy's board of directors and does not constitute a recommendation to any stockholder as to any matter relating to the recapitalization transaction.

How were the exchange ratios calculated?

        The exchange ratios for the Series A exchange offer were calculated by:

  •
  valuing the Series A preferred stock and Series 1 preferred stock at approximately $16.80 per share, and

  •
  valuing the common stock at approximately $4.00 per share.

The values for the Series A preferred stock and common stock were approximately equal to or slightly greater than their respective market values at the time the recapitalization was announced. The value for the Series 1 preferred stock was based on the value of the Series A preferred stock and the expected future value of the Series 1 preferred stock.

        The exchange ratio for the Series B exchange transactions, which is 1.39 shares of common stock (or 0.3475 of a share of common stock after giving effect to the proposed 1-for-4 reverse stock split) for each share of Series B preferred stock, was based on the above value for the common stock and valuing the Series B preferred stock at $5.56 per share, its current conversion price, redemption price and liquidation preference.

        As indicated above, American Appraisal has delivered a written opinion to Price Legacy's board of directors as to the fairness, from a financial point of view, to Price Legacy's unaffiliated Series A preferred stockholders and unaffiliated common stockholders of the recapitalization transaction, including the exchange ratios relating to the common stock offered in the Series A exchange offer and the Series B exchange transactions.

What conflicts of interest do Price Legacy's directors and officers have in the recapitalization?

        When considering the recommendation of Price Legacy's board of directors, you should be aware that some Price Legacy directors and officers have interests in the transaction that may be different from, or in addition to, yours. These interests include:

  •
  Jack McGrory, Chairman, President and Chief Executive Officer of Price Legacy, and James F. Cahill and Murray Galinson, each a director of Price Legacy elected by the holders of Series A preferred stock, hold shares of Series A preferred stock. Messrs. McGrory, Cahill and Galinson have indicated that they intend to tender all of their shares of Series A preferred stock for common stock in the Series A exchange offer.

  •
  In addition, Messrs. McGrory, Cahill and Galinson are affiliated with The Price Group and other Price Entities. These entities own Series A preferred stock, Series B preferred stock, common stock and warrants to purchase shares of common stock. Price Legacy has been advised that the Price Entities intend to tender all of their shares of Series A preferred stock for common stock in the Series A exchange offer. In addition, Price Legacy will seek to exchange an aggregate of approximately 0.7 million shares of common stock (after giving effect to the proposed 1-for-4 reverse stock split) for all outstanding shares of Series B preferred stock owned by The Price Group.

  •
  Immediately following the recapitalization transaction, Price Legacy's directors and their affiliates will hold an aggregate of approximately 7.1 million shares of common stock (after giving effect to the proposed 1-for-4 reverse stock split) and no shares of Series A preferred stock, Series B preferred stock or Series 1 preferred stock. Assuming all outstanding shares of Series A preferred stock and Series B preferred stock are exchanged for shares of common stock, the shares of common stock held by Price Legacy's directors and their affiliates will represent approximately 15.3% of the outstanding common stock and total combined voting power of Price Legacy. Assuming 50% of the outstanding shares of Series A preferred stock are exchanged for shares of common stock, 50% of the outstanding shares of Series A preferred stock are exchanged for shares of Series 1 preferred stock and all outstanding shares of Series B preferred stock are exchanged for shares of common stock, the shares of common stock held by these parties will represent approximately 22.3% of the outstanding common stock and total combined voting power of Price Legacy. In addition, The Price Group will continue to hold warrants to purchase a total of approximately 58,419 shares of common stock (after giving effect to the proposed 1-for-4 reverse stock split).

        Other than as described above and payments made to directors and officers in their capacities as such, no payments or benefits will be paid to Price Legacy's directors or officers as a result of the recapitalization.

Has Price Legacy been advised that any of its stockholders intend to vote in favor of the recapitalization?

        Price Legacy has been advised that the Price Entities, which control an aggregate of approximately 15.7% of the total combined voting power of Price Legacy, intend to vote in favor of the Series A exchange offer, the Series B exchange transactions and the amendment and restatement of Price Legacy's charter. In addition, Price Legacy has been advised that 520 Group, which has agreed to purchase from the Warburg Pincus Entities an aggregate of 17,985,612 shares of Series B preferred stock and 5,000,000 shares of common stock, together representing approximately 40.2% of the total combined voting power of Price Legacy, intends to vote all of the shares it will hold in favor of the Series A exchange offer, the Series B exchange transactions and the amendment and restatement of Price Legacy's charter. Because of this voting control, the Price Entities and 520 Group can cause the approval of the recapitalization transaction without the affirmative vote of any other stockholder of Price Legacy.

        Price Legacy has been advised that the Price Entities also intend to tender their shares of Series A preferred stock for common stock in the Series A exchange offer. In addition, Price Legacy has been advised that some of its executive officers, directors and entities affiliated with the Price Entities intend to tender their shares of Series A preferred stock for common stock in the Series A exchange offer. Collectively, the Price Entities and the other parties who have advised Price Legacy that they intend to tender shares of Series A preferred stock for common stock hold an aggregate of 12,210,120 shares of Series A preferred stock representing approximately 43.8% of the outstanding shares of Series A preferred stock.

Will I have appraisal rights as a result of the recapitalization?

        Holders of common stock will not have appraisal rights as a result of the recapitalization or reverse stock split because the common stock will remain outstanding after the transaction.

        Holders of Series A preferred stock will not have appraisal rights as a result of the recapitalization. The exchange offer is voluntary and any Series A preferred stock not tendered in the exchange offer will remain outstanding after the transaction, subject to the expected redemption.

        Holders of Series B preferred stock will not have appraisal rights as a result of the recapitalization because all of the Series B preferred stock will be retired as a result of a negotiated transaction with the Series B preferred stockholders.

Are any regulatory approvals required in connection with the recapitalization?

        Price Legacy is not aware of any federal or state regulatory approvals that must be obtained in connection with the recapitalization.

What are the principal trading markets of the Price Legacy capital stock?

        The common stock is currently traded on the American Stock Exchange, or AMEX, under the symbol "XLG." In connection with the recapitalization transaction, Price Legacy intends to seek to list the common stock on the Nasdaq National Market, the trading market on which the Series A preferred stock is currently listed. However, there can be no assurance that the common stock will meet such listing requirements, or that Price Legacy's efforts to list the common stock on the Nasdaq National Market will be successful. If not successful, Price Legacy expects that the common stock will continue to be listed on the AMEX following the recapitalization transaction.

        The Series A preferred stock is traded on the Nasdaq National Market under the symbol "PRENP." Depending on the number of shares of Series A preferred stock exchanged in the Series A exchange offer, the Series A preferred stock may not continue to meet the listing requirements of the Nasdaq National Market, in which case Price Legacy does not intend to contest a delisting or to seek to list the shares on another trading market and cannot assure you that an active trading market for the Series A preferred stock will continue to exist.

        There is currently no active trading market for the Series B preferred stock or the Series 1 preferred stock. If the Series 1 preferred stock meets Nasdaq's initial listing requirements, Price Legacy intends to seek to list the Series 1 preferred stock on the Nasdaq National Market. However, there can be no assurance that the Series 1 preferred stock will meet such listing requirements, or that Price Legacy's efforts to list the Series 1 preferred stock on the Nasdaq National Market will be successful. If not successful, Price Legacy does not intend to seek to list the shares on another trading market and cannot assure you that an active trading market for the Series 1 preferred stock will exist.

What are the material federal income tax considerations of the transaction?

        The exchange of common stock for Series A preferred stock should be tax free to Series A preferred stockholders for United States federal income tax purposes. Although not entirely clear under current tax law, Price Legacy believes that there is a material risk that the Series 1 preferred stock received in the exchange could be treated as nonqualified preferred stock. If the Series 1 preferred stock is treated as nonqualified preferred stock, a holder of Series A preferred stock that receives Series 1 preferred stock in the exchange may recognize gain (but not loss) in the exchange for United States federal income tax purposes. Tax matters are very complicated and the tax consequences of the exchanges to you will depend on your own personal circumstances. You should consult your tax advisors for a full understanding of all of the tax consequences of the exchanges to you.

        The reverse stock split, other than cash paid for fractional shares, is expected to be tax-free to common stockholders for United States federal income tax purposes. Again, tax matters are very complicated and the tax consequences of the reverse stock split to you will depend on your own personal circumstances. You should consult your tax advisors for a full understanding of all of the tax consequences of the reverse stock split to you.

        See "Material Federal Income Tax Considerations Related to the Transaction."

What is the anticipated accounting treatment of the transaction?

        For accounting purposes, Emerging Issue Task Force (EITF) topic D-42 governs the effect on the calculation of earnings per share for the redemption or induced conversion of preferred stock. The exchange of the Series A preferred stock for either common stock or Series 1 preferred stock is being treated as a redemption and, accordingly, the excess of the fair value of the consideration transferred to the holders of the preferred stock over the carrying amount of the preferred stock on the balance sheet will be subtracted from net earnings to arrive at net earnings available to common stockholders in the calculation of earnings per share. Assuming 100% of the Series A preferred stock is exchanged for common stock, a deduction of approximately $6.6 million will result from net earnings available for common stockholders. Assuming 50% of the Series A preferred stock is exchanged for Series 1 preferred stock and 50% of the Series A preferred stock is exchanged for common stock, a deduction of approximately $30.3 million from net earnings available for common stockholders is anticipated assuming the Series 1 preferred stock is valued at $16.24 per share which was the closing price of the Series A preferred stock on September 19, 2003, the date the recapitalization transaction was announced.

        The exchange of the Series B preferred stock for common stock is being treated as an induced conversion. Assuming the conversion is consummated on February 15, 2004, the exchange of the Series B preferred stock for common stock at a ratio of 1.39 shares of common stock for each share of Series B preferred stock will result in a deduction of approximately $32.9 million from the net earnings available for common stockholders.

        The reverse stock split will not affect Price Legacy's results of operations. Because the number of outstanding shares of common stock will be reduced, the per share net income and net book value of common stock will be increased as a result of the reverse stock split.

What will be the sources and uses of funds in the transaction?

        The common stock and Series 1 preferred stock issued in the Series A exchange offer and the common stock issued in the Series B exchange transactions are being issued in exchange for outstanding securities of Price Legacy. No funds will be required for the exchanges other than cash payments for fractional shares and transaction costs, which will be paid from working capital. Price Legacy will not receive any cash proceeds from the issuance of common stock and Series 1 preferred stock in the exchanges.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING

Where and when is the special meeting being held?

        The special meeting will be held at the Rancho Bernardo Inn, 17550 Bernardo Oaks Drive, San Diego, California, on                        ,                         , 2004, at         a.m., Pacific time.

What is the purpose of the special meeting?

        The special meeting is being held to consider and vote upon:

  •
  the issuance of, at the election of the holder, either shares of common stock or shares of Series 1 preferred stock in exchange for outstanding shares of Series A preferred stock,

  •
  the issuance of shares of common stock in exchange for outstanding shares of Series B preferred stock,

  •
  an amendment and restatement of Price Legacy's charter, in substantially the form attached to this proxy statement as Annex A, to, among other things (A) effect a 1-for-4 reverse stock split of the common stock, (B) designate and establish the terms of the Series 1 preferred stock that may be issued in exchange for shares of Series A preferred stock, (C) eliminate the Series B preferred stock following its exchange for common stock and (D) change the manner of election of Price Legacy's board of directors, and

  •
  such other business as may properly come before the meeting or any adjournment or postponement thereof, including, if submitted to a vote of Price Legacy's stockholders, a motion to adjourn or postpone the meeting to another time and/or place for the purpose of soliciting additional proxies.

        The board of directors knows of no other business that will be presented for consideration at the special meeting. However, if any matters are properly presented at the special meeting or any adjournment or postponement of the special meeting, including, if submitted to a vote of stockholders, a motion to adjourn or postpone the meeting to another time and/or place for the purpose of soliciting additional proxies, the proxy holders will be granted discretionary authority with respect to any such matter.

Who is entitled to vote at the special meeting?

        All holders of record of shares of common stock, Series A preferred stock and/or Series B preferred stock as of the close of business on             , 2004, the record date fixed by the board of directors, will be entitled to receive notice of and to vote at the special meeting.

        As of the record date, there were            shares of common stock issued, outstanding and entitled to be voted at the special meeting,             shares of Price Legacy's Series A preferred stock issued, outstanding and entitled to be voted at the special meeting and            shares of Price Legacy's Series B preferred stock issued, outstanding and entitled to be voted at the special meeting.

How many votes do I have?

        Each share of common stock is entitled to one vote, each share of Series A preferred stock is entitled to one-tenth (1/10th) of one vote and each share of Series B preferred stock is entitled to a number of votes equal to the number of shares of common stock into which the share of Series B preferred stock is then convertible, which is currently one, on all matters on which such classes of stock are entitled to vote at the special meeting.

How do I vote by proxy?

        If you complete and properly sign the accompanying proxy card and return it to Price Legacy, and if it is received in time and not revoked, it will be voted at the special meeting in accordance with the instructions indicated in such proxy. If you are a registered stockholder and attend the meeting, you may deliver your completed proxy card at that time or vote in person. If your shares of Price Legacy stock are held in "street name" and you wish to vote at the meeting, you must obtain a proxy card from the broker, bank or other nominee that holds your shares. If no instructions are indicated on a proxy card returned to Price Legacy, the shares represented by that proxy will be voted "FOR" the issuance of common stock and Series 1 preferred stock in the Series A exchange offer, "FOR" the issuance of common stock in the Series B exchange transactions, "FOR" the amendment and restatement of Price Legacy's charter and in the discretion of the proxy holder as to any other matter that may come before the special meeting, including, if submitted to a vote of stockholders, a motion to adjourn or postpone the meeting to another time and/or place for the purpose of soliciting additional proxies. No proxy voted against the Series A exchange offer, the Series B exchange transactions or the amendment and restatement of Price Legacy's charter will be voted in favor of any adjournment or postponement of the meeting.

Can I vote in person at the special meeting?

        If you plan to attend the special meeting and vote in person, you will receive a ballot when you arrive. If your shares are held in the name of a broker, bank or other nominee, you must follow instructions received from that broker, bank or nominee with this proxy statement in order to vote at the special meeting or to change your vote.

Can I revoke my vote after I return my proxy card?

        Yes. If you are a registered holder, you may revoke your proxy at any time prior to its exercise at the special meeting by:

  •
  filing with the corporate secretary of Price Legacy, at or before the taking of the vote at the special meeting, a written notice of revocation bearing a later date than the proxy being revoked,

  •
  duly executing a later-dated proxy relating to the same shares and delivering it to the corporate secretary of Price Legacy before the taking of the vote at the special meeting, or

  •
  attending and voting in person at the special meeting.

        All written notices of revocation or other communications with respect to revocation of proxies should be sent to Price Legacy Corporation, 17140 Bernardo Center Drive, Suite 300, San Diego, California 92128, Attention: Secretary, or hand delivered to the corporate secretary of Price Legacy at or before the taking of the vote at the special meeting.

        If your shares are held in the name of a broker, bank or other nominee, you must follow instructions received from such broker, bank or nominee with this proxy statement in order to revoke your vote or to vote at the special meeting.

What constitutes a quorum?

        The presence, in person or by proxy, of holders of a majority of the combined voting power of the outstanding common stock, the Series A preferred stock and the Series B preferred stock will constitute a quorum to conduct business at the special meeting. Proxies received but marked as abstentions or "broker non-votes" (which occur when shares held by brokers or nominees for beneficial owners are voted on some matters but not on others) will be included in the calculation of the number of shares present and entitled to vote at the special meeting for purposes of determining whether a quorum exists, but will not constitute a vote "for" or "against" any matter and thus will be disregarded in the calculation of "votes cast."

What are the recommendations of the board of directors?

        After careful consideration and after receiving a written opinion from American Appraisal as to the fairness, from a financial point of view, to Price Legacy's unaffiliated Series A preferred stockholders and unaffiliated common stockholders of the recapitalization transaction, including the exchange ratios relating to the common stock offered in the Series A exchange offer and the Series B exchange transactions, Price Legacy's board of directors determined that the Series A exchange offer, the Series B exchange transactions and the amendment and restatement of Price Legacy's charter are fair to Price Legacy's unaffiliated Series A preferred stockholders and unaffiliated common stockholders and are advisable and in the best interests of Price Legacy and its stockholders, and directed that they be submitted to Price Legacy's stockholders for their approval. The board's recommendations are set forth together with a description of each proposal in this proxy statement. In summary, the board recommends that you vote:

  •
  FOR approval of the issuance of shares of common stock and Series 1 preferred stock in exchange for outstanding shares of Series A preferred stock (pages 37-42),

  •
  FOR approval of the issuance of shares of common stock in exchange for outstanding shares of Series B preferred stock (pages 43-48), and

  •
  FOR approval of an amendment and restatement of Price Legacy's charter, in substantially the form attached to this proxy statement as Annex A, to, among other things (A) effect a 1-for-4 reverse stock split of the common stock, (B) designate and establish the terms of the Series 1 preferred stock that may be issued in exchange for shares of Series A preferred stock, (C) eliminate the Series B preferred stock following its exchange for common stock and (D) change the manner of election of Price Legacy's board of directors (pages 49-52).

What vote is required to approve the Series A exchange offer and the Series B exchange transactions?

        The affirmative vote of a majority of the voting power of the outstanding common stock, Series A preferred stock and Series B preferred stock, voting together as a single class, cast at the special meeting is required to approve each of the Series A exchange offer and the Series B exchange transactions. The holders of common stock will be entitled to one vote per share, the holders of Series A preferred stock will be entitled to 1/10 of one vote per share and the holders of Series B preferred stock will be entitled to one vote per share. The failure to vote, a vote to abstain and any "broker non-votes" will have no effect on the approval of either of the Series A exchange offer or the Series B exchange transactions so long as a quorum is present at the special meeting. Because of their voting control, the Price Entities and 520 Group can cause the approval of the Series A exchange offer and the Series B exchange transactions without the affirmative vote of any other stockholder of Price Legacy.

What vote is required to approve the amendment and restatement of Price Legacy's charter?

        The affirmative vote of a majority of the voting power of the outstanding common stock, Series A preferred stock and Series B preferred stock entitled to vote at the special meeting, voting together as a single class, is required to approve the amendment and restatement of Price Legacy's charter. The holders of common stock will be entitled to one vote per share, the holders of Series A preferred stock will be entitled to 1/10 of one vote per share and the holders of Series B preferred stock will be entitled to one vote per share. The failure to vote, a vote to abstain and any "broker non-votes" will have the same legal effect as a vote cast against the proposal to amend and restate Price Legacy's charter. Because of their voting control, the Price Entities and 520 Group can cause the approval of the amendment and restatement of Price Legacy's charter without the affirmative vote of any other stockholder of Price Legacy.

What does it mean if I get more than one proxy card?

        You should vote on each proxy card you receive. You will receive separate proxy cards for all shares you hold in different ways, such as jointly with another person or in trust, or in different brokerage accounts. If you hold shares in a stock brokerage account, you will receive a proxy card or information about other methods of voting from each broker, and you must send your vote to your broker according to the broker's instructions.

Who will count the votes?

        Mellon Investor Services LLC, Price Legacy's transfer agent, will act as inspector of election for the special meeting and tabulate the votes.

How will the costs of soliciting proxies be paid and in what manner will proxies be solicited?

        Price Legacy will pay all of the costs associated with soliciting the proxies, including the cost of preparing, assembling and mailing the notice of special meeting, proxy statement and proxy. In addition to soliciting proxies by mail, Price Legacy's officers, directors and other regular employees, without additional compensation, may solicit proxies personally or by other appropriate means. It is anticipated that banks, brokers, fiduciaries, other custodians and nominees will forward proxy soliciting materials to their principals. Price Legacy will reimburse such persons' out-of-pocket expenses.

How can I as a stockholder arrange for a proposal to be included in Price Legacy's proxy statement for the next annual meeting?

        For your proposal to be considered for inclusion in Price Legacy's proxy statement for the next annual meeting of stockholders and form of proxy, it must be received at Price Legacy's principal executive offices not later than July 3, 2004. If you are eligible to submit the proposal, and if it is an appropriate proposal under proxy rules of the Securities and Exchange Commission, or SEC, and Price Legacy's bylaws, it will be included. In addition, under SEC rules and Price Legacy's bylaws, if Price Legacy has not received notice by October 17, 2004 of any matter a stockholder intends to propose for a vote at the next annual meeting of stockholders, then a proxy solicited by the board may be voted on the matter in the discretion of the proxy holder, without discussion of the matter in the proxy statement soliciting such proxy and without the matter appearing as a separate item on the proxy card.

SELECTED HISTORICAL AND PRO FORMA FINANCIAL DATA AND OTHER INFORMATION

        The following tables present summary historical consolidated financial and operating information and summary pro forma consolidated financial and operating information of Price Legacy reflecting completion of the Series A exchange offer, the Series B exchange transactions and the amendment and restatement of Price Legacy's charter.

Summary Historical Consolidated Financial Information of Price Legacy

        The following table sets forth summary historical consolidated financial and operating information of Price Legacy. Except for the three months ended September 30, 2003 and 2002, and the property information, the summary historical financial information is derived from audited consolidated financial statements of Price Legacy for each period presented. The summary historical data are only a summary, and should be read in conjunction with the historical financial statements and related notes contained in the annual and quarterly reports of Price Legacy which have been incorporated by reference in this proxy statement.

	Nine Months Ended September 30,		Year Ended December 31,
	2003	2002	2002	2001	2000	1999	1998
	(in thousands, except for per share amounts and number of properties)
Selected Income Statement Data
Rental revenues	$96,095	$84,698	$121,167	$75,626	$64,024	$61,731	$59,453
Operating income	40,239	37,746	49,684	40,373	37,806	32,576	29,531
Income from continuing operations	22,507	23,940	29,186	33,785	31,043	30,902	28,048
Discontinued operations	(2,343)	12,831	12,041	4,216	3,249	1,769	1,381
Net income	20,161	37,062	41,227	38,001	34,292	32,671	29,429
Preferred dividends	(37,270)	(36,549)	(48,849)	(37,442)	(33,360)	(33,263)	(8,316)
Net income (loss) per common share	(17,109)	513	(7,622)	559	932	(592)	21,113
Basic	(0.46)	(0.01)	(0.19)	0.03	0.07	(0.05)	0.97
Diluted	(0.46)	(0.01)	(0.19)	0.03	0.07	(0.05)	0.96
Weighted average number of shares of common stock outstanding:
Basic	37,009	40,201	39,459	21,085	13,309	13,309	21,688
Diluted	37,009	40,442	39,459	21,106	13,309	13,309	22,010
Cash dividends per share:
Series A preferred stock	1.05	1.05	1.40	1.40	1.40	1.40	1.05
Common stock	—	—	—	—	—	—	0.35
	As of September 30,		As of December 31,
	2003	2002	2001	2000	1999	1998
Selected Balance Sheet Data
Real estate assets, net	$1,177,055	$1,106,418	$1,045,424	$545,456	$550,492	$418,252
Total assts	1,277,278	1,273,018	1,193,394	662,405	562,558	457,352
Mortgages and notes payable	559,750	548,111	484,023	195,009	97,241	108,023
Series A preferred stock	399,615	399,615	399,615	353,404	353,404	353,404
Series B preferred stock	106,234	106,234	106,234	—	—	—
Stockholders' equity	682,821	692,971	692,594	463,109	461,260	344,811
Number of properties at the end of each period(a)	48	50	52	31	32	32

(a)
Excludes real estate held by joint ventures which are not consolidated on Price Legacy's financial statements.

Summary Pro Forma Consolidated Financial Information of Price Legacy

        The following summary pro forma consolidated financial information of Price Legacy has been derived from, and should be read in conjunction with, the historical financial statements and related notes contained in the annual and quarterly reports of Price Legacy which have been incorporated by reference in this proxy statement. The unaudited pro forma information presents the effects of the recapitalization transaction assuming that (1) 100% of the Series A preferred stock and 100% of the Series B preferred stock are exchanged for common stock and (2) 50% of the Series A preferred stock is exchanged for Series 1 preferred stock and 50% of the Series A preferred stock and 100% of the Series B preferred stock are exchanged for common stock. The actual number of shares of Series A preferred stock that will be exchanged is not known. The pro forma information also considers the costs of the recapitalization transaction. The pro forma information is presented as if the recapitalization transaction occurred as of January 1, 2002 for the unaudited statements of operations data and unaudited other data and as if the recapitalization transaction occurred as of September 30, 2003 for the unaudited balance sheet data. The pro forma data may not be indicative of the actual results of future operations or financial position of Price Legacy had the recapitalization transaction occurred on the dates indicated.

STATEMENTS OF OPERATIONS DATA(1)

	Nine Months Ended September 30, 2003			Year Ended December 31, 2002
		Pro Forma			Pro Forma
	Actual	100%	50%	Actual	100%	50%
Revenues	$96,095	$96,095	$96,095	$121,167	$121,167	$121,167
Total expenses	(55,856)	(55,856)	(55,856)	(71,483)	(71,483)	(71,483)

Operating income	40,239	40,239	40,239	49,684	49,684	49,684
Interest and other	(17,732)	(17,732)	(17,732)	(20,789)	(20,789)	(20,789)

Income from continuing operations before gain on sale of real estate	22,507	22,507	22,507	28,895	28,895	28,895
Net gain on sale of real estate	(3)	(3)	(3)	291	291	291

Income from continuing operations	22,504	22,504	22,504	29,186	29,186	29,186
Discontinued operations	(2,343)	(2,343)	(2,343)	12,041	12,041	12,041

Net income	20,161	20,161	20,161	41,227	41,227	41,227
Dividends to preferred shareholders	(37,270)	—	(12,115)	(48,849)	—	(16,153)

Net income (loss) applicable to common shareholders	$(17,109)	$20,161	$8,046	$(7,622)	$41,227	$25,074

Basic and diluted net income (loss) per common share	$(1.85)	$0.43	$0.25	$(0.77)	$0.87	$0.76

Weighted average number of common shares (after giving effect to the proposed reverse stock split)	9,252	46,963	32,342	9,865	47,576	32,955

BALANCE SHEET DATA

	September 30, 2003
		Pro Forma
	Actual	100%	50%
	(in thousands)
Real Estate, net	$1,177,055	$1,177,055	$1,177,055
Cash and cash equivalents	11,811	10,311	10,311
Other assets	88,212	88,712	88,712

Total Assets	$1,277,078	$1,275,578	$1,275,578

Mortgages and notes payable	$495,050	$495,050	$495,050
Revolving line of credit	64,700	64,700	64,700
Accounts payable and other liabilities	32,899	32,899	32,899

Total liabilities	592,649	592,649	592,649
Minority interests	1,608	1,608	1,608
Stockholders' equity	682,821	681,321	681,321

Total liabilities and stockholders' equity	$1,277,078	$1,275,578	$1,275,578

(1)
The Pro Forma Statements of Operations Data does not include the following non-recurring adjustments related to the proposed recapitalization transaction:

  For accounting purposes, Emerging Issue Task Force (EITF) topic D-42 governs the effect on the calculation of earnings per share for the redemption or induced conversion of preferred stock. The exchange of the Series A preferred stock for either common stock or new shares of Series 1 preferred stock is being treated as a redemption and, accordingly, the excess of the fair value of the consideration transferred to the holders of the preferred stock over the carrying amount of the preferred stock on the balance sheet will be subtracted from net earnings to arrive at net earnings available to common stockholders in the calculation of earnings per share.

  Assuming 100% of the outstanding shares of Series A preferred stock are exchanged for common stock, a deduction of approximately $6.6 million from net earnings available for common stockholders is expected. The common stock share price used was $3.46, which was the closing price as of September 19, 2003, the date the recapitalization transaction was announced.

  Assuming 50% of the outstanding shares of Series A preferred stock are exchanged for common stock and 50% of the outstanding shares of Series A preferred stock are exchanged for Series 1 preferred stock, a deduction of approximately $30.3 million from net earnings available for common stockholders is anticipated. The common stock and Series 1 preferred stock share prices used were $3.46 and $16.24, respectively, which were the closing prices of the common stock and Series A preferred stock as of September 19, 2003, the date the recapitalization transaction was announced. For purposes of the pro forma information, it is assumed the Series 1 preferred stock is valued similar to the Series A preferred stock.

  The exchange of the Series B preferred stock for common stock is being treated as an induced conversion. Assuming the conversion is consummated on February 15, 2004, the exchange of the Series B preferred stock for common stock at a ratio of 1.39 shares of common stock for each share of Series B preferred stock will result in a deduction of approximately $32.9 million from the net earnings available for common stockholders. If the conversion occurred as of January 1, 2002, the deduction from net earnings available for common stockholders would have been $27.2 million.

Price Range of Shares

        Price Legacy's common stock is listed on AMEX under the symbol "XLG." Price Legacy's Series A preferred stock is listed on the Nasdaq National Market under the symbol "PRENP." The table below sets forth, for the calendar quarters indicated, the reported high and low sales prices per share of the common stock and Series A preferred stock.

	Price Legacy Common Stock		Price Legacy Series A Preferred Stock
	High	Low	High	Low
2002
First Quarter	3.25	2.65	15.85	14.60
Second Quarter	4.33	3.15	16.11	15.25
Third Quarter	4.09	2.70	16.33	15.65
Fourth Quarter	3.25	2.55	17.27	14.80
2003
First Quarter	2.80	2.38	16.95	16.00
Second Quarter	3.84	2.45	17.63	16.00
Third Quarter	4.00	3.30	17.00	15.94
Fourth Quarter (through November 21, 2003)	3.73	3.26	16.80	16.06

  You are urged to obtain current market quotations for your shares.

Dividends

        Price Legacy intends to distribute at least 90% of its REIT taxable income (determined without regard to the dividends-paid deduction and by excluding any net capital gain) to maintain its qualification as a REIT. See "Material Federal Income Tax Considerations Related to the Transaction—Taxation of Price Legacy—Annual Distribution Requirements." In connection with the merger in September 2001, Price Legacy assumed a net operating loss of approximately $18.7 million, which can be used to reduce its federal taxable income with certain limitations.

        During 2003, Price Legacy has declared and paid four quarterly dividends of $0.35 on each share of Series A preferred stock for a total of $38.4 million. Price Legacy has accrued $10.4 million in dividends on the Series B preferred stock in accordance with its terms, but has not yet declared these dividends. For the first 45 months after issuance, all distributions declared on the Series B preferred stock are payable in additional shares of Series B preferred stock. Any dividends required to be paid in excess of dividends on the Series A preferred stock and the Series B preferred stock will be paid to Price Legacy's common stockholders. Price Legacy has not declared or paid any dividends on the common stock during 2003.

        During 2002, Price Legacy declared and paid four quarterly dividends of $0.35 on each share of Series A preferred stock for a total of $1.40 per share or $38.4 million. Price Legacy accrued $10.4 million in dividends on the Series B preferred stock in accordance with its terms, but has not yet declared these dividends. For the first 45 months after issuance, all distributions declared on the Series B preferred stock are payable in additional shares of Series B preferred stock. Any dividends required to be paid in excess of dividends on the Series A preferred stock and the Series B preferred stock will be paid to Price Legacy's common stockholders. Price Legacy did not declare or pay any dividends on the common stock during 2002.

        During 2001, Price Legacy declared and paid four quarterly dividends of $0.35 on each share of Series A preferred stock for a total of $1.40 per share or $34.6 million. Price Legacy accrued $2.8 million in dividends on the Series B preferred stock in accordance with its terms, but has not yet declared these dividends. Price Legacy did not declare or pay any dividends on the common stock during 2001.

        It is possible that, from time to time, Price Legacy may not have sufficient cash or other liquid assets to meet its distribution requirements due to timing differences between (1) the actual receipt of such income and actual payment of deductible expenses and (2) the inclusion of such income and deduction of such expenses in arriving at its taxable income. In the event that such timing differences occur, in order to meet these distribution requirements, Price Legacy may find it necessary to arrange for short-term, or possibly long-term, borrowings or to pay dividends in the form of taxable stock dividends.

Ratio of Earnings to Fixed Charges

        The following table contains historical and pro forma information reflecting the effects of the recapitalization transaction assuming that (1) 100% of the Series A preferred stock and 100% of the Series B preferred stock are exchanged for common stock and (2) 50% of the Series A preferred stock is exchanged for Series 1 preferred stock and 50% of the Series A preferred stock and 100% of the Series B preferred stock are exchanged for common stock. The pro forma information also considers the costs of the recapitalization transaction. This information should be read in conjunction with the summary historical and pro forma financial information included elsewhere in this proxy statement. The pro forma data may not be indicative of the actual results of future operations or financial position of Price Legacy had the recapitalization transaction occurred on the dates indicated.

	Nine Months Ended September 30, 2003			Year Ended December 31, 2002			Year Ended December 31, 2001
		Pro Forma			Pro Forma			Pro Forma
	Actual	100%	50%	Actual	100%	50%	Actual	100%	50%
Ratio of earnings to fixed charges	1.34	1.91	1.59	1.52	2.37	1.89	1.67	2.98	2.07

Book Value Per Share

        As of September 30, 2003, the date of Price Legacy's most recent balance sheet, Price Legacy's book value per share of common stock (after giving effect to the proposed 1-for-4 reverse stock split) was $19.58. Assuming 100% of the Series A preferred stock and 100% of the Series B preferred stock are exchanged for common stock, Price Legacy's book value per share of common stock (after giving effect to the proposed 1-for-4 reverse stock split) would have been $4.60 as of September 30, 2003. Assuming 50% of the Series A preferred stock is exchanged for Series 1 preferred stock and 50% of the Series A preferred stock and 100% of the Series B preferred stock are exchanged for common stock, Price Legacy's book value per share of common stock (after giving effect to the proposed 1-for-4 reverse stock split) would have been $14.20 as of September 30, 2003.

FORWARD-LOOKING STATEMENTS

        Any statements in this proxy statement and the documents incorporated by reference in and attached to this proxy statement about Price Legacy's expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and are forward-looking statements. These statements are often, but not always, made through the use of words or phrases such as "believe," "will likely result," "expect," "will continue," "anticipate," "estimate," "intend," "plan," "projection," "would" and "outlook." Accordingly, these statements involve estimates, assumptions and uncertainties which could cause actual results to differ materially from those expressed in them. Any forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this proxy statement. The following cautionary statements identify important factors that could cause Price Legacy's actual results to differ materially from those projected in the forward-looking statements made in this proxy statement. Among the key factors that have a direct bearing on Price Legacy's results of operations are:

  •
  the effect of economic, credit and capital market conditions in general and on real estate companies in particular, including changes in interest rates,

  •
  Price Legacy's ability to compete effectively,

  •
  developments in the retail industry,

  •
  the financial stability of Price Legacy's tenants, including its reliance on major tenants,

  •
  Price Legacy's ability to successfully complete real estate acquisitions, developments and dispositions,

  •
  the financial performance of Price Legacy's properties, joint ventures and investments,

  •
  government approvals, actions and initiatives, including the need for compliance with environmental requirements,

  •
  Price Legacy's ability to qualify as a REIT, and

  •
  the possibility that the intended benefits of the recapitalization transaction will not be fully realized.

        These factors could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by Price Legacy, and you should not place undue reliance on any such forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made and Price Legacy undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. In addition, Price Legacy cannot assess the impact of each factor on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements contained in this proxy statement.

 SPECIAL FACTORS

Background of the Transaction

        In early 2003, it became apparent to certain members of the board of directors of Price Legacy that its capital structure, particularly with the special approval rights granted to the directors elected by the Warburg Pincus Entities, was unwieldy, and led to an impasse when there were different views as to the desired future activities of Price Legacy. Consequently, certain of Price Legacy's directors began to focus on a recapitalization transaction to simplify Price Legacy's capital structure and eliminate the special approval rights. The board believed that such a transaction might increase Price Legacy's flexibility and efficiency in planning its future, and might also be structured in a way that would enhance the marketability and liquidity of the common stock.

        In July 2003, a representative of the Warburg Pincus Entities, the most significant holders of the Series B preferred stock, sent a letter to Price Legacy's board of directors outlining perceived conflicts of interest confronted by the four directors elected by holders of Price Legacy's Series A preferred stock in voting on a redemption of the Series A preferred stock, and recommending that the directors be excluded from deliberations on such redemption. In response, those four members of Price Legacy's board of directors filed a lawsuit against the representative (who was also one of the directors elected by the Warburg Pincus Entities). The lawsuit sought a declaration that the plaintiff directors were not required to vote with respect to a proposed redemption of the Series A preferred stock in a manner that would be detrimental to the interests of holders of Series A preferred stock and were entitled to vote in a manner that reflects and supports those interests rather than in a manner that would prefer the interests of other classes of Price Legacy's equity securities. In the view of the four directors elected by the Series A preferred stock, whatever conflict they might face, other directors elected by other classes of stock faced a comparable, but opposite, conflict in voting on such a matter. Price Legacy was not a party to the lawsuit.

        On September 9, 2003, as a result of continuing discussions between The Price Group, a significant holder of Price Legacy's Series A preferred stock, and the Warburg Pincus Entities concerning the lawsuit and related matters, the parties entered into a purchase agreement under which The Price Group agreed to cause the purchase of all Price Legacy securities held by the Warburg Pincus Entities. The Price Group informed Price Legacy that it did not intend to purchase all of the securities, but rather intended to assign the contractual right to purchase at least a portion of the securities to third parties that were unidentified at the time in a manner that would ensure that the ownership of the securities would be in compliance with the REIT ownership limits in Price Legacy's charter. The sale, scheduled to close in January 2004, would result in The Price Group (which already owns 8.5% of the outstanding shares of Series B preferred stock) and its assignees owning all outstanding shares of Price Legacy's Series B preferred stock.

        In September 2003, upon the execution of the agreement with the Warburg Pincus Entities described above, certain members of Price Legacy's board held discussions with Sol Price, a founder and major stockholder of Price Legacy and co-manager of The Price Group, regarding a possible transaction in which all of Price Legacy's outstanding stock would be exchanged, converted or purchased, so that Price Legacy would have an equity capital structure consisting entirely of common stock, or possibly common stock and some preferred stock paying a dividend lower than that presently payable on the Series A preferred stock. The following items were considered during those discussions:

  •
  the outstanding Series A preferred stock and Series B preferred stock presented a significant "drag" on the availability of dividends for common stockholders (particularly with the Series B preferred stock becoming entitled to cash dividends commencing June 2005);

  •
  until dividends became payable in meaningful amounts on the common stock, it was unlikely that the market price of the common stock would experience any meaningful appreciation;

  •
  absent appreciation in the market price of the common stock, the holders of shares of Series B preferred stock would be unlikely to convert those shares into common stock at the conversion price of $5.56 per share established in Price Legacy's charter;

  •
  the total number of outstanding shares of common stock of Price Legacy was unwieldy, given the size and nature of Price Legacy, so that a reverse stock split would be a desirable element of any proposal to rationalize Price Legacy's capital structure;

  •
  holders of Series A preferred stock and Series B preferred stock had a priority as to dividends (and as to any distribution on liquidation) that was disadvantageous to the holders of common stock, but for which the holders of Series A preferred stock and Series B preferred stock were entitled to some compensation if the priority were to be eliminated;

  •
  at least some holders of Series A preferred stock would likely not accept an exchange of common stock for their Series A preferred stock, desiring instead to retain their preferred right to cash dividends and the security that accompanied it;

  •
  certain of Price Legacy's properties did not fit well with its core business of shopping center ownership and management, and were candidates for liquidation in as efficient a manner as was possible; and

  •
  given the different interests in Price Legacy, and the representation of those interests on the board of directors, any transaction should be validated by an independent expert's opinion that it was fair from a financial point of view to the unaffiliated holders of the different classes of stock—primarily the common stock—and should be approved by Price Legacy's stockholders.

        Throughout September 2003, certain members of Price Legacy's board and management regularly consulted with outside legal and accounting advisors regarding the proposed terms, structure and timing of such a proposed transaction. They also reviewed the qualifications of several firms to act as financial advisor, and ultimately decided to engage American Appraisal Associates, Inc. to determine whether the proposed terms of the recapitalization transaction were fair, from a financial point of view, to the unaffiliated Series A preferred stockholders and unaffiliated common stockholders of Price Legacy. Following its engagement, American Appraisal began a due diligence review of documents and information relating to Price Legacy and the proposed recapitalization transaction.

        On September 22, 2003, Price Legacy issued a press release announcing that it was pursuing a series of transactions intended to result in a significant simplification of its capital structure. The press release indicated that, although the terms of such transactions remained subject to further analysis and approval of Price Legacy's board and stockholders, the transactions might include the following:

  •
  a 1-for-4 reverse split of Price Legacy's common stock;

  •
  an offer to exchange common stock for Price Legacy's Series A preferred stock;

  •
  the eventual redemption (at $16.00 per share) of the Series A preferred stock that is not tendered in the exchange offer; and

  •
  an exchange of common stock for Price Legacy's Series B preferred stock.

        According to the press release, the transactions were expected to be governed primarily by the following goals and assumptions:

  •
  Price Legacy, after completion of the transactions, would have a simplified capital structure, with a single class of equity securities outstanding;

  •
  solely for purposes of the transactions, the common stock would be treated as having a fair value of $4.00 per share ($16.00 post-split);

  •
  assuming a value of $4.00 per pre-split share of common stock, the value of common stock that would be offered in exchange for Series A preferred shares was expected to be in the range of $16.50 - $16.80, plus accrued dividends;

  •
  assuming a value of $4.00 per pre-split share of common stock, the Series B preferred stock, which currently receives dividends in the form of additional Series B preferred shares and is convertible at $5.56 per share, but which becomes entitled to annual cash dividends of $0.556 per share commencing June 18, 2005, would receive common stock value equal to $5.56 per share (plus accrued dividends), or 1.39 common shares (0.3475 post-split shares); and

  •
  payment of dividends on the common stock following the elimination of all or substantially all of the preferred stock, combined with the increased stock price attributable to the reverse stock split, should increase the marketability and liquidity of the common stock.

        The press release made clear that the value specified for the common stock, $4.00 per share, was utilized for computational purposes only, and was approximately equal to or slightly greater than the market value of the common stock at the time, but that Price Legacy made no representation or other statement as to whether the value so utilized reflected a "fair," "good" or "appropriate" value for the common stock.

        In the press release, Price Legacy also announced that Gary Sabin, Co-Chairman and Chief Executive Officer, together with Richard Muir, Vice-Chairman, Graham Bullick, President and Chief Operating Officer, and certain other members of the management team of Price Legacy had elected to resign as officers and directors of the company effective October 15, 2003 for personal reasons and to enter the private real estate market. The new management team would be led by Jack McGrory, Chairman of Price Legacy's board, who would assume the additional position of Chief Executive Officer, Robert Siordia, who would become the Chief Operating Officer of Price Legacy, and James Nakagawa, who would continue to serve as Chief Financial Officer of Price Legacy. The release noted that Mr. McGrory also serves as a managing member of The Price Group, a position which he continues to hold.

        Additionally, Price Legacy announced that it intends to focus its efforts on the management and acquisition of high-quality income-generating properties and to segregate a number of its non-core assets for disposal (as an entirety or on an asset-by-asset basis) or development. In conjunction with that segregation of assets, and the refocusing of the company's efforts, new management expected to evaluate and possibly significantly write down the value of the segregated assets which the company may decide to put up for sale instead of developing or holding the assets.

        Price Legacy also announced that the members of Price Legacy's board of directors elected by holders of its Series A preferred stock had dismissed the lawsuit described above that had been initiated against the representative of the Warburg Pincus Entities. The purchase agreement between The Price Group and the Warburg Pincus Entities described above contained no provision relating to that litigation.

        Following the September 22, 2003 press release, American Appraisal continued to analyze the proposed terms of the recapitalization transaction from a financial point of view, and held meetings with Price Legacy's management at the company's headquarters during the week of September 29, 2003.

        On October 8, 2003, Price Legacy's board of directors met with its legal and financial advisors to discuss the terms of the proposed recapitalization transaction and the analysis and opinion of American Appraisal. The board and its advisors reviewed the terms of the recapitalization transaction, including the Series A exchange offer, the Series B exchange transactions and the charter amendments, and American Appraisal made a presentation to the board concerning the fairness of the transaction from a financial point of view to Price Legacy's unaffiliated stockholders. At the conclusion of its presentation,

American Appraisal rendered an opinion to the board, dated October 7, 2003, that the recapitalization transaction was fair from a financial point of view to the unaffiliated Series A preferred stockholders and unaffiliated common stockholders of Price Legacy. American Appraisal and Price Legacy's outside legal counsel also responded to numerous questions of, and engaged in lengthy discussions with, the board regarding the merits of the transaction. After careful consideration, the board unanimously (other than the directors elected by the Warburg Pincus Entities, who abstained from voting) determined to proceed with the recapitalization transaction and the preparation of all necessary documents to effect the transaction, including the offering circular for the Series A exchange offer and this proxy statement.

        On November 21, 2003, Price Legacy's board of directors held a meeting attended by management and outside legal advisors of Price Legacy. Prior to the meeting, the board received a package of information that included drafts of the proposed Series A offering circular and this proxy statement. Management and outside legal counsel reviewed the material terms of the information and made presentations to the board on the final resolution of material open issues concerning the recapitalization transaction. Following extensive discussions, and in light of the fairness opinion previously rendered by American Appraisal as to the fairness of the transaction from a financial point of view to Price Legacy's unaffiliated Series A preferred stockholders and unaffiliated common stockholders, Price Legacy's board unanimously (other than the directors elected by the Warburg Pincus Entities, who were absent from the meeting) determined that the terms of the recapitalization transaction were advisable, fair to and in the best interests of Price Legacy and its stockholders and adopted resolutions recommending that Price Legacy's stockholders vote in favor of the recapitalization transaction, including the Series A exchange offer, the Series B exchange transactions and the amendment and restatement of Price Legacy's charter, at the special meeting.

        On November 25, 2003, Price Legacy issued a press release announcing the recapitalization transaction and the filing of this proxy statement.

Price Legacy's Reasons for the Transaction

        Price Legacy's board of directors, including all of the non-employee directors (other than the directors elected by the Warburg Pincus Entities, who were absent from the meeting), recommends approval of the Series A exchange offer, the Series B exchange transactions and the amendment and restatement of Price Legacy's charter to Price Legacy's stockholders.

        In reaching its conclusions, Price Legacy's board of directors considered a number of factors, including the fairness opinion of American Appraisal, the board's financial advisor. The board also consulted with Price Legacy's management, as well as Price Legacy's legal and financial advisors in reviewing and evaluating the recapitalization transaction.

        In evaluating the recapitalization transaction, Price Legacy's board of directors considered the following factors, each of which had a positive effect on the board's determination:

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  the recapitalization transaction should improve and simplify the capital structure of Price Legacy by eliminating the Series B preferred stock, by eliminating all or a substantial portion of the Series A preferred stock in exchange for common stock and Series 1 preferred stock, and by Price Legacy subsequently redeeming any shares of Series A preferred stock that remain outstanding following the Series A exchange offer,

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  the holders of Series A preferred stock may voluntarily participate (or not participate) in the Series A exchange offer, and the holders of Series B preferred stock are not required to complete the Series B exchange transactions unless the Series A exchange offer is completed,

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  the holders of Series A preferred stock will have the option to receive either common stock or Series 1 preferred stock, a preferred security of Price Legacy with a dividend payment, liquidation preference and other terms similar to the Series A preferred stock,

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  due to the lower dividend rate on the Series 1 preferred stock ($1.16 per annum, as compared to $1.40 per annum on the Series A preferred stock), and because Price Legacy has been advised that holders of 43.8% of the Series A preferred stock intend to tender their shares of Series A preferred stock for common stock in the Series A exchange offer, the recapitalization transaction is expected to reduce the aggregate dividends payable to Price Legacy's preferred stockholders and increase:

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  Price Legacy's ability to pay dividends on its common stock, which Price Legacy has not paid over the past five fiscal years, and

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  the earnings attributable to Price Legacy's common stock, which in turn would increase Price Legacy's earnings per share of common stock,

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  following the recapitalization transaction, Price Legacy's common stockholders will participate in the election of a larger percentage of Price Legacy's board of directors,

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  the recapitalization transaction provides Price Legacy the ability to eliminate the Series B preferred stock and all or a substantial portion of the Series A preferred stock without a large cash outlay by Price Legacy, because the Series A exchange offer and the Series B exchange transactions require no cash payment (other than for fractional shares),

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  the expected redemption of any shares of Series A preferred stock that remain outstanding following the Series A exchange offer, and the resulting elimination of the Series A preferred stock in its entirety, will further improve and simplify the capital structure of Price Legacy and reduce the aggregate dividends payable to Price Legacy's preferred stockholders, and

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  the reverse stock split, and the increased likelihood of paying dividends on the common stock, are expected to increase the marketability and liquidity of the common stock, which may increase the market price of the common stock to a level that may cause:

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  the common stock to be more attractive to a broader range of investors,

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  brokerage firms to be more willing to recommend the common stock to their clients, and

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  the common stock to become more attractive to analysts, producing greater analyst coverage and research.

        In addition, Price Legacy's board of directors retained American Appraisal to evaluate the fairness of the recapitalization to Price Legacy's unaffiliated Series A preferred stockholders and unaffiliated common stockholders from a financial point of view. That firm issued an opinion that the board viewed as favorable, a copy of which is attached as Annex B. You should read that opinion in its entirety to understand its limitations, the assumptions on which it is based and its conclusions.

        There can be no assurance that the foregoing objectives will be achieved, that Price Legacy will pay dividends on shares of common stock in the future or that the increased market price of the common stock resulting from the reverse stock split will be maintained for any period of time.

Negative Factors Considered By Price Legacy's Board of Directors

        The board of directors also considered potentially negative factors that could or will arise from the proposed transaction, including the following:

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  Price Legacy will likely incur significant transaction costs, which are estimated to be approximately $1.5 million, and the transaction will require substantial management time and effort to complete,

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  Price Legacy faces a significant risk that the anticipated benefits of the transaction might not be realized to the extent anticipated,

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  the holders of common stock will have their percentage ownership in the outstanding common stock diluted due to the additional shares of common stock to be issued in the Series A exchange offer and the Series B exchange transactions, and

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  the reverse stock split may result in a reduction in the aggregate market value of the common stock because the market value of each share of common stock may not increase in proportion to the decrease in the number of outstanding shares.

        In addition, the board of directors considered that the recapitalization transaction has not been structured so that approval of at least a majority of unaffiliated stockholders is required.

Recommendation of Price Legacy's Board of Directors

        The foregoing discussion of the information and factors considered by Price Legacy's board is not intended to be exhaustive but is believed to include all material factors considered by it. In reaching its determination, Price Legacy's board concluded that the potential benefits outweighed the potential risks, but did not, in view of the wide variety of information and factors considered, assign any relative or specific weights to the foregoing factors, and individual directors may have given differing weights to different factors. Although directors and officers of Price Legacy have interests in the recapitalization, as described in "—Interests of Price Legacy's Executive Officers, Directors and Affiliated Parties in the Transaction," Price Legacy's board did not consider the potential benefits to be received by these individuals as a factor in reaching its decision and did not obtain third party appraisals or, other than the retention of American Appraisal, separate representation for any unaffiliated stockholders.

        For the reasons discussed above, Price Legacy's board of directors, including all of the non-employee directors (other than the directors elected by the Warburg Pincus Entities, who were absent from the meeting), determined that the recapitalization is fair to Price Legacy's unaffiliated Series A preferred stockholders and unaffiliated common stockholders and is advisable and in the best interests of Price Legacy and its stockholders, and recommends approval of the Series A exchange offer, the Series B exchange transactions and the amendment and restatement of Price Legacy's charter to Price Legacy's stockholders.

Opinion of Price Legacy's Financial Advisor

        Price Legacy engaged American Appraisal Associates, Inc. to act as its financial advisor in connection with the proposed recapitalization transaction to evaluate the fairness, from a financial point of view, to the unaffiliated Series A preferred stockholders and unaffiliated common stockholders of Price Legacy, of the terms and conditions of the recapitalization. On October 8, 2003, American Appraisal rendered an oral opinion to Price Legacy's board of directors, which was confirmed by delivery to the board of a written opinion, dated October 7, 2003, to the effect that, as of that date and based on and subject to the matters described in its opinion, the terms and conditions of the recapitalization transaction were fair, from a financial point of view, to the unaffiliated Series A preferred stockholders and unaffiliated common stockholders of Price Legacy.

        American Appraisal, as part of its independent corporate valuation consulting business, is continually engaged in performing financial analyses with respect to businesses and their assets and securities in connection with mergers and acquisitions, corporate recapitalizations, corporate divestitures, as well as for estate, corporate and other purposes. American Appraisal is familiar with Price Legacy having provided certain valuation services to Price Legacy prior to the proposal of the recapitalization.

        The full written text of American Appraisal's opinion, dated October 7, 2003, which describes the assumptions made, matters considered and limitations on the review undertaken by American Appraisal, is attached to this proxy statement as Annex B. American Appraisal's opinion is addressed to Price Legacy's board of directors and relates only to the fairness to the unaffiliated Series A preferred stockholders and unaffiliated common stockholders of Price Legacy, from a financial point of view, of the terms and conditions of the recapitalization transaction, including the exchange ratios relating to the common stock offered in the Series A exchange offer and the Series B exchange transactions. American Appraisal was not retained to review and did not review the fairness, from a financial point of view, to Price Legacy's unaffiliated Series A preferred stockholders or unaffiliated common stockholders of the exchange ratio relating to the Series 1 preferred stock offered in the Series A exchange offer. American Appraisal's opinion is provided only for the information of Price Legacy's board of directors in connection with and for the purposes of its evaluation of the proposed recapitalization and is not provided on behalf of, and shall not confer rights or remedies upon, any stockholder, creditor or any person other than Price Legacy's board of directors or be used or relied upon for any purpose other than by Price Legacy's board of directors. American Appraisal's opinion is limited to the fairness, from a financial point of view, to the Price Legacy unaffiliated stockholders, of the terms and conditions of the recapitalization transaction, and American Appraisal expresses no opinion as to the underlying decision by the management of Price Legacy to engage in the recapitalization transaction. In addition, American Appraisal's opinion assumes that all outstanding shares of Series A preferred stock and Series B preferred stock will be exchanged for shares of common stock in the recapitalization transaction. American Appraisal's opinion is not intended to be and does not constitute a recommendation to any stockholder of Price Legacy as to how such stockholder should vote with respect to the proposed recapitalization. American Appraisal's opinion is intended only to supplement, and not substitute for, other due diligence required in connection with the proposed recapitalization or any related transaction. Further, American Appraisal's opinion does not address the relative merits of the recapitalization transaction as compared to any alternative business strategies that might exist for Price Legacy or the effect of any other transaction in which Price Legacy might engage.

        The summary of the material terms of American Appraisal's opinion described below is qualified in its entirety by reference to the full text of American Appraisal's opinion attached to this proxy statement as Annex B. You are encouraged to read the opinion carefully in its entirety.

        In arriving at its opinion, American Appraisal, among other things:

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  reviewed certain publicly available business and financial information relating to Price Legacy that it deemed to be relevant;

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  reviewed certain information, including financial forecasts, relating to the business, earnings, cash flow, assets, liabilities, and prospects of Price Legacy, furnished to American Appraisal by Price Legacy;

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  reviewed, analyzed, and estimated the current market value of Price Legacy's underlying core and development real estate properties for purposes of estimating the current net asset value of Price Legacy;

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  reviewed current market value estimates provided by management of Price Legacy's core real estate property portfolio, non-core real estate properties, real estate development projects, notes and interest receivables, and other assets;

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  conducted discussions with members of senior management and representatives of Price Legacy concerning the matters described in the four clauses directly above, as well as its businesses and prospects before and after giving effect to the recapitalization;

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  reviewed the market prices and valuation multiples for the shares of Price Legacy common stock and Series A preferred stock and compared them with those of certain publicly traded securities that American Appraisal deemed to be relevant;

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  reviewed the results of operations of Price Legacy and compared them with those of certain publicly traded companies that American Appraisal deemed to be relevant;

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  reviewed certain documentation relating to the recapitalization including this proxy statement;

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  reviewed the potential pro forma impact of the recapitalization; and

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  reviewed such other financial studies and analyses and took into account such other matters as American Appraisal deemed necessary, including its assessment of general economic, market and monetary conditions.

        In preparing its opinion, American Appraisal accepted at face value and assumed, without independent verification or investigation, the accuracy and completeness of all the financial forecasts and other information and selected data made available or furnished to or otherwise reviewed by or discussed with American Appraisal for purposes of its opinion. American Appraisal did not independently verify or investigate any of the assumptions, estimates or judgments referred to in such financial forecasts, information, data and material and is not responsible for any errors or inaccuracies in such forecasts, information, data and material. Further, American Appraisal assumed that there has been no material adverse change in the assets, financial condition, business or prospects of Price Legacy since the date of the most recent financial statements and forecasts made available to American Appraisal.

        With respect to financial analyses and forecasts provided to or otherwise reviewed by or discussed with American Appraisal, American Appraisal was advised by senior management of Price Legacy that such analyses and forecasts were reasonably prepared based on assumptions reflecting the best currently available estimates and judgments of the senior management of Price Legacy as to the expected future results of operations and financial condition of Price Legacy to which such analyses or forecasts relate.

        In connection with all forecasts, information, data and material provided to American Appraisal by Price Legacy, senior management of Price Legacy advised American Appraisal that they did not omit or fail to provide, or cause to be omitted or undisclosed, to American Appraisal any analyses, data, material or other information necessary in order to make any financial data, material or other information provided to American Appraisal by Price Legacy not misleading in light of the circumstances under which such forecasts, information, data or material was provided. In the course of its review, American Appraisal has not learned any specific facts which would lead it to believe that its acceptance and reliance on such forecasts, information and data was unreasonable.

        American Appraisal also assumed that the recapitalization transaction would be accounted for under generally accepted accounting principles, and that Price Legacy qualifies as a REIT under the Internal Revenue Code of 1986, as amended.

        American Appraisal's opinion was based upon market, economic, and other conditions and circumstances as they existed and could be evaluated on, and on the forecasts, information and data made available to it as of, the date of the opinion. In rendering its opinion, American Appraisal assumed that in the course of obtaining the necessary regulatory or other consents or approvals, contractual or otherwise, for the recapitalization transaction, no restrictions, including any divestiture requirements or amendments or modifications, would be imposed that would have a material adverse effect on the contemplated benefits of the recapitalization.

        American Appraisal was not asked to address, and its opinion does not address, the fairness to, or any other consideration of, the affiliated Series A preferred stockholders and affiliated common stockholders of Price Legacy, holders of any other class of securities, creditors or other constituencies of Price Legacy, other than the unaffiliated Series A preferred stockholders and unaffiliated common stockholders of Price Legacy. American Appraisal was not retained to review and did not review the fairness, from a financial point of view, to Price Legacy's unaffiliated Series A preferred stockholders or unaffiliated common stockholders of the exchange ratio relating to the Series 1 preferred stock offered in the Series A exchange offer. American Appraisal did not express any opinion as to the public stock prices at which shares of Price Legacy's common stock (or shares of Price Legacy's Series A preferred stock) would trade following the announcement or consummation of the recapitalization transaction.

  Summary of American Appraisal's Financial Analyses

        The summary below is not a complete description of American Appraisal's presentation to Price Legacy's board of directors or the financial analyses performed and factors considered by American Appraisal in connection with rendering its opinion. The preparation of a fairness opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances, and, therefore, a fairness opinion is not readily susceptible to summary description. American Appraisal believes that its analyses and this summary must be considered as a whole and that selecting portions of its analyses and factors or focusing on information presented in tabular format, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying American Appraisal's analyses and opinion.

        In performing its analyses, American Appraisal considered industry performance, general business, economic, market, and financial conditions, and other matters existing as of the date of its opinion, many of which are beyond the control of Price Legacy. No company, business, or acquisition transaction used in the analyses as a comparison is identical to Price Legacy, and an evaluation of the results of those analyses is not entirely mathematical. Rather, the analyses involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the acquisition, trading or other values of the companies or business segments analyzed.

        The estimates contained in American Appraisal's analyses and the ranges of valuations resulting from any particular analysis are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than those suggested by American Appraisal's analyses. In addition, analyses relating to the value of businesses or securities do not necessarily purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold. Accordingly, American Appraisal's analyses and estimates are inherently subject to substantial uncertainty.

        The terms and conditions in the recapitalization transaction were determined by Price Legacy, and the decision by Price Legacy to proceed with the recapitalization was solely that of Price Legacy's board of directors. American Appraisal's opinion and financial analyses were only one of many factors considered by Price Legacy's board of directors in its evaluation of the recapitalization and should not be viewed as determinative of the views of Price Legacy's board of directors or management with respect to the recapitalization or the terms and conditions of the recapitalization.

        Each of the analyses conducted by American Appraisal was carried out to provide a different perspective on the proposed recapitalization. American Appraisal did not form a conclusion as to whether any individual analysis, considered in isolation, supported or failed to support its opinion. American Appraisal did not place any specific reliance or weight on any individual analysis, but instead concluded that its analyses, taken as a whole, supported its determination that the terms and conditions in the recapitalization were fair, from a financial point of view, to the unaffiliated Series A preferred stockholders and unaffiliated common stockholders of Price Legacy. American Appraisal based its opinion after analysis of several valuation and related factors as summarized in the following paragraphs.

        Stock Market Price History.    American Appraisal observed the per share historical closing prices for Price Legacy's Series A preferred stock and common stock for the 52 week period prior to, and including, October 7, 2003. This analysis indicated the following trading ranges:

	Closing Market Price Range per Share of Price Legacy Series A Preferred Stock		Closing Market Price Range per Share of Price Legacy Common Stock (pre-split basis)
	Low	High	Low	High
52 Weeks ended October 7, 2003	$16.00	$17.00	$2.41	$3.99

        Price Legacy's press release of the recapitalization transaction was announced after the stock market close on September 22, 2003. The closing market price per share of Price Legacy's Series A preferred stock on September 22, 2003 was $16.16, while the closing market price per share of Price Legacy's common stock was $3.45 on a pre-split basis.

        American Appraisal notes that the recapitalization includes a reverse 4:1 split of Price Legacy's common shares. The observed closing price range of the common shares, after giving affect to the proposed split, is $9.64 to $15.96 for the 52 week period ended October 7, 2003 and $13.80 per share on September 22, 2003.

        Net Asset Valuation.    Based on the estimated current market value of Price Legacy's total assets less its stated liabilities, a net asset value analysis was performed by American Appraisal that provided a measurement of Price Legacy's underlying real estate portfolio for comparison to its stated book value and to the net asset value of publicly held REITs that similarly invest in community shopping centers and related real estate investments.

        Price Legacy's real estate portfolio assets were categorized as: (1) core real estate properties primarily consisting of community shopping centers, (2) non-core real estate properties, (3) development properties, (4) joint venture properties, (5) notes receivable and (6) other assets. The estimated current total market value of the core real estate properties was provided by Price Legacy's senior management and reviewed and analyzed for reasonableness by American Appraisal. American Appraisal analyzed Price Legacy's core assets on a property-by-property basis by capitalizing estimated 2003 net operating income for each property using capitalization rates ranging from 7.5% to 9.5%. The resulting value range was approximately $990 million to $1.05 billion using the net operating income capitalization method. The estimated current total market value of the non-core real estate properties, which was provided by Price Legacy senior management on a property-by-property basis, was approximately $120 million. The estimated current total market value of the development projects and joint ventures, which was provided by Price Legacy senior management, ranged from approximately $63 million to $67 million, such range based on capitalization analysis of estimated 2003 and 2004 net operating income for each project and property at capitalization rates ranging from 7.5% to 8.0%. The estimated current market value of Price Legacy's other assets was based on estimates provided by Price Legacy senior management. The estimated 2003 and 2004 net operating income for all of the properties was estimated by Price Legacy's senior management. The estimated real estate property and other assets values assumed that each asset was sold at its best and highest price and did not include liquidation costs. The capitalization rate analysis for the core real estate properties took into consideration current market conditions and property characteristics for each individual property. Based on the analysis summarized above, the indicated net asset value per share of Price Legacy, on a post-split basis and assuming that all outstanding shares of Series A preferred stock and Series B preferred stock will be exchanged for shares of common stock, ranged from approximately $14.60 to $16.10.

        In connection with the net asset value analysis, American Appraisal did not conduct, or was provided with, an independent appraisal of any of Price Legacy's underlying core real estate properties, non-core real estate properties, real estate development properties or other assets, nor did American Appraisal make any physical inspection of such properties and assets. American Appraisal's estimates of market value ranges for Price Legacy's core real estate properties are not intended to represent amounts that the properties might realize from their sale in the marketplace.

        Net Asset Value Premium.    As evidenced by market research conducted by American Appraisal, the stock market prices of common shares of the following public shopping mall REITs deemed by American Appraisal to be comparable to Price Legacy represented a premium to their estimated net asset values ranging from 18% to 36% (based on estimated current market values of their real estate and other assets).

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  Acadia Realty Trust,

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  Developers Diversified Realty Corporation,

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  Federal Realty Investment Trust,

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  Kimco Realty Corporation,

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  The Macerich Company,

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  New Plan Excel Realty Trust, Inc.,

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  Pan Pacific Retail Properties, Inc.,

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  Regency Centers Corporation, and

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  Weingarten Realty Investors.

        Applying a similar observed premium, ranging from 18% to 36%, to Price Legacy's estimated net asset value per share, on a post-split basis and assuming that all outstanding shares of Series A preferred stock and Series B preferred stock will be exchanged for shares of common stock, resulted in an adjusted net asset value per share for Price Legacy, ranging from approximately $17.30 to $21.90.

  Guideline Public REIT Analysis

        American Appraisal performed a guideline public REIT analysis based upon publicly available information and current equity research reports published as of October 7, 2003, and the interim financial information of Price Legacy for the year 2003 provided by Price Legacy's senior management. In performing this analysis, American Appraisal compared certain financial and operating performance information and stock market price valuation multiples of Price Legacy with the corresponding financial and operating performance information and stock market price valuation multiples of publicly traded shopping center REITs mentioned above.

        American Appraisal analyzed, among other things, the total equity value of each of the selected public REITs as a multiple of their estimated 2003 funds from operations, or FFO. Applying the FFO multiples derived from the comparable companies information, ranging from 12.7x to 14.6x, to Price

Legacy's 2003 estimated FFO the indicated implied equity value per share of Price Legacy's common stock, on a post-split basis, ranged from approximately $14.10 to $16.30. Addition of the net asset, or equity, value of Price Legacy's non-core real estate assets resulted in an indicated implied equity value per share of Price Legacy's common stock, on a post-split basis and assuming that all outstanding shares of Series A preferred stock and Series B preferred stock will be exchanged for shares of common stock, ranging from approximately $16.70 to $18.90.

        American Appraisal also analyzed, among other things, the equity value of the selected comparable REITs using a dividend yield analysis. Correlation of the estimated 2003 dividend yields of these REITs, ranging from 5.4% to 7.0%. Applying dividend yield multiples to Price Legacy's estimated 2003 dividend resulted in an estimated implied equity value range per share of Price Legacy's common stock on a post-split basis, ranging from approximately $16.10 to $20.60. Addition of the net asset, or equity, value of Price Legacy's non-core real estate assets resulted in an indicated implied equity value per share of Price Legacy's common stock, on a post-split basis and assuming that all outstanding shares of Series A preferred stock and Series B preferred stock will be exchanged for shares of common stock, ranging from approximately $18.70 to $23.20.

  Other Considerations

        In addition to the foregoing analyses, American Appraisal considered certain other factors relevant to the fairness of the recapitalization to the unaffiliated Series A preferred stockholders and unaffiliated common stockholders of Price Legacy, summarized as follows:

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  Market Capitalization Appreciation—The post-recapitalization capitalization structure of Price Legacy will provide added transparency to Price Legacy's underlying current and future asset value and to its market capitalization appreciation potential that will benefit Price Legacy's common stockholders;

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  Common Stock Liquidity—The post-recapitalization distribution of Price Legacy's common stock will provide more public stock market liquidity to Price Legacy's common stockholders;

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  Security Analyst and Investor Interest—The capitalization structure and common stock market liquidity of Price Legacy after the recapitalization will likely attract increased security analyst coverage of, and greater individual and institutional investor participation in, Price Legacy's common stock; and

  •
  Enhanced Board Representation—The composition of Price Legacy's board of directors following the recapitalization will provide enhanced board of director representation for the common stockholders.

        Price Legacy selected American Appraisal as its financial advisor in connection with the recapitalization based upon American Appraisal's reputation, expertise, and familiarity with Price Legacy and its business. American Appraisal is the nation's largest independent valuation consulting company. With 23 offices across the United States and 27 internationally, American Appraisal serves the valuation requirements of its clients worldwide. American Appraisal's expertise extends from the valuation of business enterprises to the appraisal of an entity's underlying real and personal property assets for purposes of sale/purchase, ESOPs, estate planning, buy-sell agreements, gifting, and tax reporting, among a variety of other requirements.

        American Appraisal was retained to act as financial advisor to Price Legacy in connection with the recapitalization and will receive a flat fee for its services. Price Legacy has agreed to indemnify American Appraisal for certain liabilities arising out of its engagement. American Appraisal has, in the past, provided financial advisory to Price Legacy or its affiliates and may continue to do so and has received, and may receive, fees for the rendering of these services. None of the fees paid to American Appraisal in connection with its fairness opinion are contingent on the completion of the recapitalization. Except as may be required by law, unaffiliated stockholders will not be granted access to Price Legacy's corporate files in connection with the recapitalization transaction. In addition, unaffiliated stockholders will not be able to obtain separate counsel or appraisal services at the expense of Price Legacy.

Interests of Price Legacy's Executive Officers, Directors and Affiliated Parties in the Transaction

        In considering the recommendation of Price Legacy's board of directors, you should be aware that some of Price Legacy's executive officers, directors and affiliated parties have interests in the recapitalization transaction that may be different from, or in addition to, yours. A summary of these different or additional interests is provided below. Each member of Price Legacy's board of directors was aware of these different or additional interests and considered them, among other matters, in determining that the recapitalization transaction is fair to Price Legacy's unaffiliated Series A preferred stockholders and unaffiliated common stockholders and is advisable and in the best interests of Price Legacy and its stockholders and in recommending that Price Legacy's stockholders vote in favor of the recapitalization transaction.

  Interests of the Price Entities and the Directors Affiliated with the Price Entities

        As of October 31, 2003, the Price Entities and parties affiliated with them, including Robert E. Price, Jack McGrory, Chairman, President and Chief Executive Officer of Price Legacy, and James F. Cahill and Murray Galinson, each a director of Price Legacy elected by the holders of Series A preferred stock, held an aggregate of 12,210,120 shares of Series A preferred stock, 1,681,142 shares of Series B preferred stock and 6,461,541 shares of common stock, which represented approximately 43.8% of the outstanding Series A preferred stock, 8.5% of the outstanding Series B preferred stock, 18.6% of the outstanding common stock and 16.4% of the total combined voting power of Price Legacy. The Price Group also held warrants to purchase an additional 233,679 shares of common stock.

        Price Legacy has been advised that the Price Entities intend to vote all of their shares of Price Legacy stock in favor of the recapitalization transaction and to tender all of their shares of Series A preferred stock for common stock in the Series A exchange offer. In addition, Messrs. McGrory, Cahill and Galinson, the Price Legacy directors who hold shares of Series A preferred stock, and Robert E. Price have indicated that they intend to tender all of their shares of Series A preferred stock for common stock in the Series A exchange offer. Because of their voting control, the Price Entities and 520 Group can cause the approval of the Series A exchange offer, the Series B exchange transactions and the amendment and restatement of Price Legacy's charter without the affirmative vote of any other stockholder of Price Legacy.

        Immediately following the recapitalization transaction, the Price Entities and their affiliated parties will hold an aggregate of approximately 15.2 million shares of common stock (after giving effect to the proposed 1-for-4 reverse stock split) and no shares of Series A preferred stock, Series B preferred stock or Series 1 preferred stock. Assuming all outstanding shares of Series A preferred stock and Series B preferred stock are exchanged for shares of common stock, the shares of common stock held by these parties will represent approximately 32.7% of the outstanding common stock and total combined voting power of Price Legacy. Assuming 50% of the outstanding shares of Series A preferred stock are exchanged for shares of common stock, 50% of the outstanding shares of Series A preferred stock are exchanged for shares of Series 1 preferred stock and all outstanding shares of Series B preferred stock are exchanged for shares of common stock, the shares of common stock held by these parties will represent approximately 47.7% of the outstanding common stock and total combined voting power of Price Legacy. In addition, The Price Group will continue to hold warrants to purchase a total of approximately 58,419 shares of common stock (after giving effect to the proposed 1-for-4 reverse stock split).

  Interests of the Executive Officers

        As of October 31, 2003, Price Legacy's executive officers, excluding Jack McGrory, held an aggregate of 54,853 shares of common stock and 400 shares of Series A preferred stock, which represented approximately 1.1% of the outstanding common stock, 0.0% of the outstanding Series A preferred stock and 0.1% of the total combined voting power of Price Legacy. In addition, these executive officers held options to purchase an aggregate of 324,749 shares of common stock. None of these executive officers have indicated that they intend to tender their shares of Series A preferred stock in the Series A exchange offer.

        Immediately following the recapitalization transaction, assuming all outstanding shares of Series A preferred stock and Series B preferred stock are exchanged for shares of common stock, the shares of common stock held by these executive officers will represent approximately 0.0% of the outstanding common stock and total combined voting power of Price Legacy. In addition, these executive officers will collectively hold options to purchase a total of approximately 81,187 shares of common stock (after giving effect to the proposed 1-for-4 reverse stock split).

        For a more complete description of the beneficial ownership of shares of Price Legacy's capital stock, see "Security Ownership of Certain Beneficial Owners and Management."

Effect of the Transaction

  Board of Directors

        If the recapitalization transaction is approved and consummated:

  •
  the holders of common stock and Series A preferred stock (to the extent any shares of Series A preferred stock remain outstanding following the Series A exchange offer), but not the holders of Series 1 preferred stock, voting together as a single class, will be entitled to elect all of Price Legacy's directors at the first annual meeting following the recapitalization and at each succeeding annual meeting of stockholders, with each share of common stock entitled to one vote and each share of Series A preferred stock entitled to one-tenth (1/10th) of one vote,

  •
  neither the Series A preferred stockholders nor the Series B preferred stockholders will be entitled to vote separately to elect any directors to Price Legacy's board of directors, and

  •
  the directors in office at the time of the recapitalization will remain in office until the next annual meeting of stockholders and until their successors are duly elected and qualify.

  Common Stock and Reverse Stock Split

        General.    Following the recapitalization, Price Legacy's common stock will remain outstanding. The principal effect of the reverse stock split will be to decrease the number of outstanding shares of common stock. As a result of the reverse stock split, each holder of four shares of common stock immediately prior to the effectiveness of the reverse stock split will become the holder of one share of common stock after the effectiveness of the reverse stock split.

        Based on approximately 34.7 million shares of common stock outstanding on October 31, 2003, the shares of common stock outstanding prior to the completion of the recapitalization will be converted into an aggregate of approximately 8.7 million shares of common stock, without giving effect to the Series A exchange offer and Series B exchange transactions. If all outstanding shares of Series A preferred stock and Series B preferred stock are exchanged for shares of common stock, Price Legacy will issue an additional approximately 37.7 million shares of common stock, increasing the number of outstanding shares of common stock to approximately 46.4 million shares immediately following the reverse stock split.

        The common stock is currently registered under the Securities Exchange Act of 1934, as amended, and Price Legacy is subject to the periodic reporting and other requirements of the Exchange Act. The reverse stock split will not affect the registration of the common stock under the Exchange Act or the listing of the common stock on AMEX.

        In connection with the recapitalization transaction, Price Legacy intends to seek to list the common stock on the Nasdaq National Market, the trading market on which the Series A preferred stock is currently listed. However, there can be no assurance that the common stock will meet such listing requirements, or that Price Legacy's efforts to list the common stock on the Nasdaq National Market will be successful. If not successful, Price Legacy expects that the common stock will continue to be listed on the AMEX following the recapitalization transaction.

        Proportionate voting rights and other rights of the holders of common stock relative to other holders of common stock will not be affected by the reverse stock split, other than as a result of the elimination of fractional shares as described below (for example, a holder of 2.0% of the voting power of the common stock immediately prior to the reverse stock split will generally continue to hold 2.0% of the voting power of the outstanding common stock following the reverse stock split). However, the holders of common stock will have their percentage ownership of the total outstanding common stock diluted by the shares of common stock issued in the Series A exchange offer and the Series B exchange transactions. In addition, the holders of common stock will have their per share voting power reduced relative to the holders of Series A preferred stock (to the extent any shares of Series A preferred stock remain outstanding following the Series A exchange offer) because the proposed reverse stock split will reduce the number of outstanding shares of common stock, but will not affect the number of outstanding shares of Series A preferred stock.

        Accounting Effects.    The reverse stock split will not affect Price Legacy's results of operations. Because the number of outstanding shares of common stock will be reduced, the per share net income and net book value of common stock will be increased as a result of the reverse stock split. The number of stockholders of record will not be affected by the reverse stock split. The par value of the common stock will increase from $.0001 to $.0004 per share.

        Effect on Ownership.    If the reverse stock split is effected, the number of shares of common stock held by each holder of common stock will be reduced by dividing the number of shares held immediately prior to the reverse stock split by four. Price Legacy will pay cash instead of issuing fractional shares.

        If approved and implemented, the reverse stock split may result in some stockholders owning "odd lots" of less than 100 shares of common stock. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in "round lots" of even multiples of 100 shares. The board of directors believes, however, that these potential effects are outweighed by the benefits of the reverse stock split.

        Effect on Stock Option Plans.    As of October 31, 2003, there were outstanding options to purchase 3,139,838 shares of common stock granted by Price Legacy and its predecessors. All of the outstanding options to purchase common stock under Price Legacy's 2001 Stock Option Plan and Incentive Plan, as amended, or 2001 option plan, include provisions for adjustments on the number of shares covered thereby, as well as the exercise price thereof. If the reverse stock split is implemented, each outstanding and unexercised option to purchase shares of common stock would automatically be converted into an economically equivalent option following the reverse stock split by decreasing the number of shares underlying the option and increasing the exercise price appropriately. If the reverse stock split is approved and effected, there would be reserved for future issuance upon exercise of all outstanding options a total of approximately 784,959 shares of common stock. Each of the outstanding options would thus evidence the right to purchase twenty-five percent (25%) of the shares of common stock previously covered thereby, and the exercise price per share would be four times the previous exercise price. In addition, the number of shares of common stock which remain available for issuance under the 2001 option plan will be reduced by the same ratio as the reverse stock split.

        Effect on Warrants.    As of October 31, 2003, Price Legacy had outstanding warrants currently exercisable into an aggregate of 2,733,679 shares of its common stock at an exercise price of $8.25 per share. These warrants include provisions for adjustments of the number of shares issuable following a reverse stock split, as well as the exercise price. If the reverse stock split is approved and effected, a total of approximately 683,419 shares of common stock will be issuable upon the exercise of these warrants at an exercise price of $33.00 per share.

        Changes in Stockholders' Equity.    The following table illustrates the principal effects of the reverse stock split discussed in the preceding paragraphs. As a result of the reverse stock split, there would be a reduction in the number of shares of common stock issued and outstanding. The table assumes that all outstanding shares of Series A preferred stock and Series B preferred stock are exchanged for common stock prior to the reverse stock split, and that 185,576,000 shares of common stock are issued and outstanding immediately prior to the reverse stock split.

	Number of Shares of Common Stock
	Prior to reverse stock split	After reverse stock split
	(in thousands)
Authorized Shares of Common Stock	150,000	150,000
Outstanding Shares of Common Stock	185,576	46,394
Shares of Common Stock reserved for issuance under the 2001 option plan	3,300	825
Shares of common stock reserved for issuance under outstanding warrants	2,734	683

Available for future issuance by action of the board (after giving effect to the reservations above)	(4,161)	102,098

  Series A Preferred Stock

        Following the recapitalization, Price Legacy's Series A preferred stock will remain outstanding and will have the same rights and preferences as prior to the recapitalization, except that the Series A preferred stockholders, voting separately as a class, will no longer be entitled to elect four directors to Price Legacy's board. The Series A preferred stock will continue to be redeemable by Price Legacy at a price per share of $16.00, together with any accrued but unpaid dividends. Price Legacy intends, subject to the availability of requisite financing, to redeem any shares of Series A preferred stock that remain outstanding following the Series A exchange offer. Thus, shares of Series A preferred stock not tendered in the Series A exchange offer are expected to be redeemed after the recapitalization transaction, thereby eliminating the Series A preferred stock in its entirety.

        The Series A exchange offer is expected to close as soon as practicable following the special meeting. The Series A preferred stockholders will receive, at the election of the holder, either 4.2 shares of common stock (or 1.05 shares of common stock after giving effect to the proposed 1-for-4 reverse stock split) or one share of Series 1 preferred stock for each share of Series A preferred stock tendered and accepted for exchange in the Series A exchange offer.

        Series A preferred stockholders who tender their shares in the Series A exchange offer will be deemed holders of common stock or Series 1 preferred stock, as applicable, and cease to be holders of Series A preferred stock as of the completion of the Series A exchange offer. Tendering Series A preferred stockholders will not receive any distribution payment on their Series A preferred stock for

the shortened distribution period from                        to the date of exchange. Those who elect to receive Series 1 preferred stock will be entitled to receive a distribution payment at the rate of $0.29 per quarter with respect to their Series 1 preferred stock, prorated to reflect the partial distribution period from the date of exchange to                        , on the payment date for the first full Series 1 distribution period following completion of the Series A exchange offer, which is scheduled to occur on                        . The first Series 1 distribution payment following completion of the Series A exchange offer, which is scheduled to be paid on                        , will include both the partial payment described above and the full payment for the distribution period from                        to                         . Those who elect to receive common stock will be entitled to receive distributions on their common stock if, as and when authorized and declared by Price Legacy's board of directors out of assets legally available for the payment of distributions. Price Legacy expects that quarterly distributions on the common stock will commence following the completion of the recapitalization transaction, although there can be no assurances as to the declaration, or payment, of such distributions.

        Shares of Series A preferred stock acquired in the Series A exchange offer will be cancelled and returned to the status of authorized but unissued Series A preferred stock.

        Price Legacy's exchange of shares under the Series A exchange offer is likely to significantly reduce the number of shares of Series A preferred stock that might otherwise trade publicly, the number of Series A preferred stockholders, and the liquidity of and, consequently, the market price for the Series A preferred stock. Depending on the number of shares of Series A preferred stock exchanged in the Series A exchange offer, the Series A preferred stock may not continue to meet the listing requirements of the Nasdaq National Market. Although Price Legacy does not plan to apply to delist the Series A preferred stock, if the Series A preferred stock fails to meet such listing requirements, Price Legacy does not intend to contest a delisting or to seek to list the shares on another trading market and cannot assure you that an active trading market for the Series A preferred stock will continue to exist. In addition, as described above, Price Legacy intends to redeem any shares of Series A preferred stock that remain outstanding following the Series A exchange offer.

        The Series A preferred stock and the common stock are registered under the Exchange Act, which requires, among other things, that Price Legacy furnish certain information to its stockholders and the SEC and comply with the SEC's proxy rules in connection with meetings of its stockholders. The exchange of the Series A preferred stock in the Series A exchange offer may result in deregistration of the Series A preferred stock under the Exchange Act if the number of record holders is reduced below the point where Price Legacy could terminate registration of the Series A preferred stock under the Exchange Act, or if Price Legacy redeems the shares of Series A preferred stock that remain outstanding following the Series A exchange offer. However, since Price Legacy's common stock would continue to be registered under the Exchange Act, Price Legacy would remain subject to the information and proxy rules described above and other Exchange Act requirements with respect to its common stock.

        Shares of Series A preferred stock are currently "margin securities" under the rules of the Federal Reserve Board. This has the effect, among other things, of allowing brokers to extend credit to their customers using the shares as collateral. Price Legacy believes that, following the Series A exchange offer, the shares of Series A preferred stock will continue to be "margin securities" for purposes of the Federal Reserve Board's margin regulations so long as they remain listed on Nasdaq. If, however, shares of Series A preferred stock are delisted from Nasdaq, they will cease to be "margin securities."

  Series B Preferred Stock

        Following the recapitalization, Price Legacy's Series B preferred stock will be retired and Price Legacy's authorization to issue Series B preferred stock will be eliminated from Price Legacy's charter.

        The Series B preferred stockholders will receive, in exchange for their Series B preferred stock, an aggregate of approximately 8.5 million shares of common stock (after giving effect to the proposed 1-for-4 reverse stock split).

  Series 1 Preferred Stock

        If 50% of the outstanding shares of Series A preferred stock are exchanged for shares of Series 1 preferred stock, Price Legacy will issue approximately 13.9 million shares of Series 1 preferred stock. The Series 1 preferred stock is not currently listed, and Price Legacy has not applied to list the Series 1 preferred stock on a national securities exchange, automated quotation system or other established trading market. Following the completion of the recapitalization, Price Legacy expects to apply for listing of the Series 1 preferred stock, and to determine the trading market, based on the number of holders and shares of Series 1 preferred stock then outstanding. If the Series 1 preferred stock meets Nasdaq's initial listing requirements, Price Legacy intends to seek to list the Series 1 preferred stock on the Nasdaq National Market, the trading market on which the Series A preferred stock is currently listed. However, there can be no assurance that the Series 1 preferred stock will meet such listing requirements, or that Price Legacy's efforts to list the Series 1 preferred stock on the Nasdaq National Market will be successful. If not successful, Price Legacy does not intend to seek to list the shares on another trading market and cannot assure you that an active trading market for the Series 1 preferred stock will exist.

        Dividends on Series 1 preferred stock issued in the Series A exchange offer will begin accruing on the first day following completion of the Series A exchange offer. However, dividends for the partial distribution period immediately following the Series A exchange offer will not be paid until the distribution payment date for the Series 1 preferred stock's first full distribution period following completion of the Series A exchange offer, which is scheduled to occur on                        .

Fees and Expenses

        The estimated fees and expenses payable by Price Legacy in connection with the recapitalization transaction are set forth in the table below:

Price Legacy Legal, Accounting and Other Professional Fees	$1,070,000
Financial Advisor Fees	130,000
Printing and Mailing Costs	200,000
Filing Fees	90,000
Miscellaneous	10,000

Total	$1,500,000

        Price Legacy will be responsible for all fees and expenses incurred by it in connection with the recapitalization transaction.

PROPOSAL 1:

SERIES A EXCHANGE OFFER

General

        As part of the recapitalization transaction, Price Legacy is commencing an offer to exchange, at the election of the holder, either shares of common stock or shares of Series 1 preferred stock for all outstanding shares of Series A preferred stock on the basis of 4.2 shares of common stock (or 1.05 shares of common stock after giving effect to the proposed 1-for-4 reverse stock split) or one share of Series 1 preferred stock, respectively, for each share of Series A preferred stock. The terms of the Series A exchange offer are further described in this section of the proxy statement.

Reasons for the Exchange

        Price Legacy is offering common stock or Series 1 preferred stock in exchange for all outstanding shares of Series A preferred stock in an effort to improve and simplify Price Legacy's capital structure. A description of the factors considered by the board in recommending the Series A exchange offer is set forth above under "Background and Reasons for the Recapitalization Transaction—Price Legacy's Reasons for the Transaction."

Effects on the Capital Stock of Price Legacy

        The principal effects of the exchange of common stock or Series 1 preferred stock for shares of Series A preferred stock are described above under "Background and Reasons for the Recapitalization Transaction—Effect of the Transaction."

Basis for the Series A Preferred Stock Exchange Offer

        The exchange ratios for the Series A exchange offer were determined by comparing the terms of the common stock and Series 1 preferred stock that may be issued in exchange for the Series A preferred stock. Specifically, the exchange ratios for the Series A exchange offer were calculated by:

  •
  valuing the Series A preferred stock and Series 1 preferred stock at approximately $16.80 per share, and

  •
  valuing the common stock at approximately $4.00 per share.

The values for the Series A preferred stock and common stock were approximately equal to or slightly greater than their respective market values at the time the recapitalization was announced. The value for the Series 1 preferred stock was based on the value of the Series A preferred stock and the expected future value of the Series 1 preferred stock.

        American Appraisal has delivered a written opinion to Price Legacy's board of directors as to the fairness, from a financial point of view, to Price Legacy's unaffiliated Series A preferred stockholders and unaffiliated common stockholders of the recapitalization transaction, including the exchange ratios relating to the common stock offered in the Series A exchange offer and the Series B exchange transactions. American Appraisal was not retained to review and did not review the fairness, from a financial point of view, to Price Legacy's unaffiliated Series A preferred stockholders or unaffiliated common stockholders of the exchange ratio relating to the Series 1 preferred stock offered in the Series A exchange offer. American Appraisal's opinion assumes that all outstanding shares of Series A preferred stock and Series B preferred stock will be exchanged for shares of common stock in the recapitalization transaction. See "Background and Reasons for the Recapitalization Transaction—Opinion of Price Legacy's Financial Advisor."

Material Differences Between the Series A Preferred Stock, the Common Stock and the Series 1 Preferred Stock

        The information set forth below is a summary of the material differences between the Series A preferred stock, the common stock and the Series 1 preferred stock. This description is qualified in its entirety by reference to Price Legacy's amended and restated charter, which contains the terms of Price Legacy's common stock, Series A preferred stock and Series 1 preferred stock following the recapitalization transaction and that is attached hereto as Annex A and incorporated herein by reference, and the description of Price Legacy's capital stock contained under "Description of Price Legacy Capital Stock."

	Series A Preferred Stock	Common Stock	Series 1 Preferred Stock
Dividends	Each share of Series A preferred stock accrues dividends cumulatively payable in cash in an amount per share equal to $1.40 per annum, payable quarterly in arrears on the 15th day, or next succeeding business day, of February, May, August and November of each year.	The shares of common stock do not automatically accrue dividends, and are only entitled to receive distributions if, as and when authorized and declared by Price Legacy's board. Unless full dividends on the Series A preferred stock and Series B preferred stock have been paid for all past dividend periods, no dividends may generally be paid on the common stock.	Each share of Series 1 preferred stock will accrue dividends cumulatively payable in cash in an amount per share equal to $1.16 per annum, payable quarterly in arrears on the 15th day, or next succeeding business day, of February, May, August and November of each year.

Liquidation
In the event of the liquidation, dissolution or winding-up of Price Legacy, after payment of or adequate provision for all of Price Legacy's known debts and liabilities, the holders of Series A preferred stock are entitled to receive $16.00 per share of Series A preferred stock, together with any accrued but unpaid dividends, before any payment or distribution is made on any shares junior to the Series A preferred stock as to liquidation preference. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of the Series A preferred stock have no right or claim to any of the remaining assets of Price Legacy.
After payment of or adequate provision for all of Price Legacy's known debts and liabilities and preferential payments to holders of preferred stock senior to the common stock as to liquidation preference, including the Series A preferred stock and the Series B preferred stock (and when issued, the Series 1 preferred stock), the holders of common stock are entitled to share ratably in Price Legacy's assets legally available for distribution to its stockholders.
In the event of the liquidation, dissolution or winding-up of Price Legacy, after payment of or adequate provision for all of Price Legacy's known debts and liabilities, the holders of Series 1 preferred stock will be entitled to receive $17.00 per share of Series 1 preferred stock, together with any accrued but unpaid dividends, before any payment or distribution is made on any shares junior to the Series 1 preferred stock as to liquidation preference. Except for dividends on the Series 1 preferred stock for the partial distribution period immediately following the Series A exchange offer, which will be paid on the payment date for the first full Series 1 distribution period following completion of the Series A exchange offer, the Series A preferred stock and Series 1 preferred stock will rank on a parity with each other with respect to payments or distributions upon a liquidation, dissolution or winding-up of Price Legacy. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series 1 preferred stock will have no right or claim to any of the remaining assets of Price Legacy.

Redemption
	Shares of Series A preferred stock may be redeemed by Price Legacy at a price per share of $16.00, together with any accrued but unpaid dividends. In addition, shares of Series A preferred stock may be purchased by Price Legacy to protect Price Legacy's status as a REIT. See "Description of Price Legacy Capital Stock—Restrictions on Transfer."	The holders of common stock have no sinking fund or redemption rights, except as provided under "Description of Price Legacy Capital Stock—Restrictions on Transfer."
Shares of Series 1 preferred stock may be redeemed by Price Legacy within 90 days after a change in control of Price Legacy or after one year from the initial date of issuance at a price per share of $17.00, together with any accrued but unpaid dividends. In addition, shares of Series 1 preferred stock may be purchased by Price Legacy to protect Price Legacy's status as a REIT. See "Description of Price Legacy Capital Stock—Restrictions on Transfer."
Voting Rights
	Price Legacy's charter provides that the holders of Series A preferred stock are entitled to vote with the holders of Series B preferred stock and common stock on all matters on which the holders of common stock are entitled to vote. In any matter in which the Series A preferred stock is entitled to be voted, each share of Series A preferred stock is entitled to 1/10 of one vote, except that when the Series A preferred stock has the right to vote separately with any other class or series of preferred stock, the Series A preferred stock is entitled to one vote per $16.00 of stated liquidation preference.	Each outstanding share of common stock is entitled to one vote on all matters generally submitted to a vote of stockholders.	The holders of Series 1 preferred stock will not have any voting rights.

Election of Directors
Price Legacy's charter currently provides that the holders of Series A preferred stock, voting separately as a class, are entitled to elect four directors, and, subject to the right of the Warburg Pincus Entities to elect two directors, the holders of Series A preferred stock and common stock, voting together as a single class, are entitled to elect the remaining two directors. Upon the expected sale of the Warburg Pincus Entities' securities to 520 Group, the Warburg Pincus Entities will no longer be entitled to elect any directors. If the recapitalization transaction is approved and consummated, the holders of Series A preferred stock will no longer be entitled to vote separately to elect directors and the holders of common stock and Series A preferred stock (to the extent any shares of Series A preferred stock remain outstanding following the Series A exchange offer), but not the holders of Series 1 preferred stock, voting together as a single class, will be entitled to elect all of Price Legacy's directors at the first annual meeting following the recapitalization and at each succeeding annual meeting of stockholders. The directors in office at the time of the recapitalization will remain in office until the next annual meeting of stockholders and until their successors are duly elected and qualify.

Material Federal Income Tax Considerations Related to the Series A Exchange Offer

        A general discussion and summary of the material United States federal income tax considerations generally relevant to the disposition of Series A preferred stock for common stock or Series 1 preferred stock is contained below under "Material Federal Income Tax Considerations Related to the Transaction."

Dividend Payments

        Series A preferred stockholders who tender their shares in the Series A exchange offer will be deemed holders of common stock or Series 1 preferred stock, as applicable, and cease to be holders of Series A preferred stock as of the completion of the Series A exchange offer. Tendering Series A preferred stockholders will not receive any distribution payment on their Series A preferred stock for the shortened distribution period from                        to the date of exchange. Those who elect to receive Series 1 preferred stock will be entitled to receive a distribution payment at the rate of $0.29 per quarter with respect to their Series 1 preferred stock, prorated to reflect the partial distribution period from the date of exchange to                        , on the payment date for the first full Series 1 distribution period following completion of the Series A exchange offer, which is scheduled to occur on                        . The first Series 1 distribution payment following completion of the Series A exchange offer, which is scheduled to be paid on                        , will include both the partial payment described above and the full payment for the distribution period from                        to                         . Those who elect to receive common stock will be entitled to receive distributions on their common stock if, as and when authorized and declared by Price Legacy's board of directors out of assets legally available for the payment of distributions. Price Legacy expects that quarterly distributions on the common stock will commence following the completion of the recapitalization transaction, although there can be no assurances as to the declaration, or payment, of such distributions.

No Appraisal Rights

        No appraisal rights are available to Price Legacy's stockholders under the Maryland General Corporation Law, or MGCL, with respect to the Series A exchange offer, and Price Legacy will not independently provide stockholders with any such rights.

Vote Required

        The affirmative vote of a majority of the voting power of the outstanding common stock, Series A preferred stock and Series B preferred stock, voting together as a single class, cast at the special meeting is required to approve the Series A exchange offer. The holders of common stock will be entitled to one vote per share, the holders of Series A preferred stock will be entitled to 1/10 of one vote per share and the holders Series B preferred stock will be entitled to one vote per share. The failure to vote, a vote to abstain and any "broker non-votes" will have no effect on the approval of the Series A exchange offer so long as a quorum is present at the special meeting.

Board Recommendation

        After careful consideration, Price Legacy's board of directors determined that the Series A exchange offer is advisable and in the best interests of Price Legacy and its stockholders, and directed that it be submitted to Price Legacy's stockholders for their approval. Price Legacy's board of directors recommends that you vote in favor of the Series A exchange offer.

PROPOSAL 2:

SERIES B EXCHANGE TRANSACTIONS

General

        As part of the recapitalization transaction, Price Legacy will seek to exchange 1.39 shares of common stock (or 0.3475 of a share of common stock after giving effect to the proposed 1-for-4 reverse stock split) for each outstanding share of Series B preferred stock. Assuming all outstanding shares of Series B preferred stock and accrued dividends on the Series B preferred stock are exchanged for common stock, the Series B preferred stockholders will receive, in exchange for their Series B preferred stock, an aggregate of approximately 8.5 million shares of common stock (after giving effect to the proposed 1-for-4 reverse stock split), including an aggregate of approximately 0.7 million shares of common stock for all outstanding shares of Series B preferred stock owned by The Price Group and an aggregate of approximately 7.8 million shares of common stock for all outstanding shares of Series B preferred stock that will be owned by 520 Group. Price Legacy will not make any material change to the terms of the Series B exchange transactions, as a result of negotiations with The Price Group or 520 Group or otherwise, that by law requires further approval by Price Legacy's stockholders without obtaining such further approval.

Effects on the Capital Stock of Price Legacy

        The principal effects of the exchange of common stock for shares of Series B preferred stock are described above under "Background and Reasons for the Recapitalization Transaction—Effect of the Transaction."

Basis of the Exchange

        The exchange ratio for the Series B exchange transactions, which is 1.39 shares of common stock (or 0.3475 of a share of common stock after giving effect to the proposed 1-for-4 reverse stock split) for each share of Series B preferred stock, was based on valuing the common stock at approximately $4.00 per share and valuing the Series B preferred stock at $5.56 per share, its current conversion price, redemption price and liquidation preference. The value for the common stock was approximately equal to or slightly greater than its market value at the time the recapitalization was announced.

        As indicated above, American Appraisal has delivered a written opinion to Price Legacy's board of directors as to the fairness, from a financial point of view, to Price Legacy's unaffiliated Series A preferred stockholders and unaffiliated common stockholders of the recapitalization transaction, including the exchange ratio offered in the Series B exchange transactions. American Appraisal's opinion assumes that all outstanding shares of Series A preferred stock and Series B preferred stock will be exchanged for shares of common stock in the recapitalization transaction.

Material Differences Between the Series B Preferred Stock and the Common Stock

        Set forth below is a summary of the material differences between the rights, preferences and privileges of the common stock and the rights, preferences and privileges of the Series B preferred stock. The information set forth below is qualified in its entirety by reference to (1) Price Legacy's current charter, which contains the terms of Price Legacy's common stock, Series A preferred stock and Series B preferred stock, a copy of which may be obtained upon request from Price Legacy, (2) Price Legacy's amended and restated charter, which contains the terms of Price Legacy's common stock, Series A preferred stock and Series 1 preferred stock following the recapitalization transaction and that is attached hereto as Annex A and incorporated herein by reference, and (3) the description of Price Legacy's capital stock contained under "Description of Price Legacy Capital Stock."

	Series B Preferred Stock	Common Stock
Dividends	Each share of Series B preferred stock accrues dividends cumulatively payable in (1) shares of Series B preferred stock in an amount per share equal to $0.50 per annum for the first 45 months after the Series B preferred stock was issued and (2) in cash in an amount per share equal to $0.56 per annum thereafter, payable quarterly in arrears on the 15th day, or next succeeding business day, of February, May, August and November of each year.	The shares of common stock do not automatically accrue dividends, and are only entitled to receive distributions if, as and when authorized and declared by Price Legacy's board. Unless full dividends on the Series A preferred stock and Series B preferred stock have been paid for all past dividend periods, no dividends may generally be paid on the common stock.
Liquidation
In the event of the liquidation, dissolution or winding-up of Price Legacy, after payment of or adequate provision for all of Price Legacy's known debts and liabilities and preferential payments to holders of preferred stock senior to the Series B preferred stock as to liquidation preference, including the Series A preferred stock, the holders of Series B preferred stock are entitled to receive $5.56 per share of Series B preferred stock, together with any accrued but unpaid dividends. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of the Series B preferred stock have no right or claim to any of the remaining assets of Price Legacy.
After payment of or adequate provision for all of Price Legacy's known debts and liabilities and preferential payments to holders of preferred stock senior to the common stock as to liquidation preference, including the Series A preferred stock and the Series B preferred stock (and when issued, the Series 1 preferred stock), the holders of common stock are entitled to share ratably in Price Legacy's assets legally available for distribution to its stockholders.

Conversion	The Series B preferred stock may be converted by its holder into the number of shares of common stock obtained by dividing $5.56 by the conversion price then in effect, currently $5.56.	The holders of common stock have no conversion rights.

The Series B preferred stock may be converted by Price Legacy on the date that is 45 months or 60 months after the initial issuance of the Series B preferred stock into the number of shares of common stock obtained by dividing $5.56 by the conversion price then in effect, currently $5.56. This conversion rate is subject to customary anti-dilution adjustments and to adjustment if the average closing price of the common stock for the 40 trading days prior to the date three days before Price Legacy provides notice of its intent to convert the Series B preferred stock is less than $7.50 per share, in which case the conversion rate becomes a fraction equal to $8.25 divided by the average closing price of the common stock over the 40 trading day period.
Redemption
	Shares of Series B preferred stock may be redeemed by Price Legacy after 60 months from the issuance date of the Series B preferred stock if the average closing price of the common stock for the preceding 40 consecutive trading days is less than $7.50 per share and Price Legacy has elected, within the 60-day period following the date that is 60 months from initial issuance of the Series B preferred stock, to effect the redemption. The redemption will be effected over a five-year period at a price of $5.56 per share, plus accrued and unpaid dividends. In addition, shares of Series B preferred stock may be purchased by Price Legacy to protect Price Legacy's status as a REIT. See "Description of Price Legacy Capital Stock—Restrictions on Transfer."	The holders of common stock have no sinking fund or redemption rights, except as provided under "Description of Price Legacy Capital Stock—Restrictions on Transfer."

Voting Rights
	Price Legacy's charter currently provides that the holders of Series B preferred stock are entitled to vote with the holders of Series A preferred stock and common stock on all matters on which the holders of common stock are entitled to vote, other than the election of directors. In any matter in which the Series B preferred stock is entitled to be voted, each share of Series B preferred stock is entitled to a number of votes equal to the number of shares of common stock into which the share of Series B preferred stock is then convertible, which is currently one.	Each outstanding share of common stock is entitled to one vote on all matters generally submitted to a vote of stockholders.
Election of Directors
Price Legacy's charter currently provides that the holders of Series B preferred stock do not vote in the election of directors. However, the Warburg Pincus Entities are currently entitled to elect two directors to Price Legacy's board, as long as the Warburg Pincus Entities beneficially own securities representing at least 10% of Price Legacy's outstanding common stock, on an as-converted basis. Upon the expected sale of the Warburg Pincus Entities' securities to 520 Group, the Warburg Pincus Entities will no longer be entitled to elect any directors. In addition to the directors elected by the Warburg Pincus Entities, the holders of Series A preferred stock, voting separately as a class, are currently entitled to elect four directors, and the holders of Series A preferred stock and common stock, voting together as a single class, are currently entitled to elect the remaining two directors. If the recapitalization transaction is approved and consummated, the holders of Series A preferred stock will no longer have any right to vote separately to elect directors and the holders of common stock and Series A preferred stock (to the extent any shares of Series A preferred stock remain outstanding following the Series A exchange offer), but not the holders of Series 1 preferred stock, voting together as a single class, will be entitled to elect all of Price Legacy's directors at the first annual meeting following the recapitalization and at each succeeding annual meeting of stockholders. The directors in office at the time of the recapitalization will remain in office until the next annual meeting of stockholders and until their successors are duly elected and qualify.

Registration Rights Agreement

        In connection with the initial sale by Price Legacy of Series B preferred stock to the Warburg Pincus Entities in September 2001, Price Legacy, the Warburg Pincus Entities and The Price Group entered into a registration rights agreement under which the Warburg Pincus Entities were granted the right to cause Price Legacy to register under the Securities Act all shares of common stock held by the Warburg Pincus Entities, including upon conversion of the Series B preferred stock and exercise of the warrants granted to the Warburg Pincus Entities at that time. In connection with their agreement to sell all of the securities of Price Legacy held by them, the Warburg Pincus Entities are also assigning to 520 Group the Warburg Pincus Entities' rights under the registration rights agreement.

        The registration rights agreement provides that 520 Group, following its purchase of the Price Legacy securities owned by the Warburg Pincus Entities, may make a total of two demands for registration of the shares of common stock owned by it. However, Price Legacy is not obligated to comply with any demand for registration if the securities to be registered will not have an anticipated aggregate public offering price of at least $10 million or if Price Legacy has filed a registration statement that has become effective within the previous 180 days in which securities held by the requesting stockholder could have been included for sale or distribution under the terms of the registration rights agreement.

        The Price Group is and 520 Group, following its purchase of the Price Legacy securities owned by the Warburg Pincus Entities, will be entitled under the registration rights agreement to unlimited "piggyback" registration rights to include their shares of common stock in registrations initiated by Price Legacy or 520 Group (other than any registration relating solely to employee benefits plans or to a registration pursuant to Rule 145 under the Securities Act).

        So long as Price Legacy is eligible to register its securities under the Securities Act using Form S-3, the registration rights agreement provides that 520 Group, following its purchase of the Price Legacy securities owned by the Warburg Pincus Entities, will have the right to make an unlimited number of demands for registrations of its shares of common stock on Form S-3. However, Price Legacy is not obligated to comply with any demand for registration on Form S-3 if the securities to be registered will not have an anticipated aggregate public offering price of at least $5 million or if Price Legacy has filed a registration statement that has become effective within the previous 180 days in which securities held by the requesting stockholder could have been included for sale or distribution under the terms of the registration rights agreement

        The registration rights agreement contains customary indemnification and contribution provisions relating to the exercise by The Price Group and 520 Group of their registration rights. The registration rights will expire for a particular stockholder, if that holder can resell all of its securities in a three-month period under Rule 144 of the Securities Act.

No Appraisal Rights

        No appraisal rights are available to Price Legacy's stockholders under the MGCL with respect to the Series B exchange transactions, and Price Legacy will not independently provide stockholders with any such rights.

Arrears in Dividends

        The holders of Series B preferred stock are entitled to receive, when, as and if authorized and declared by Price Legacy's board out of funds legally available for that purpose, cumulative distributions payable in (1) shares of Series B preferred stock in an amount per share equal to $0.50 per annum for the first 45 months after the Series B preferred stock was issued and (2) cash in an amount per share equal to $0.56 per annum thereafter. As of October 31, 2003, the Series B preferred stock had accrued aggregate dividends of approximately $22.2 million, representing 4.0 million shares of Series B preferred stock, which have not been declared or paid by Price Legacy. If the Series B exchange transactions are approved, all accrued dividends are expected to be declared by Price Legacy's board and included in the exchange of Series B preferred stock for common stock.

Vote Required

        The affirmative vote of a majority of the voting power of the outstanding common stock, Series A preferred stock and Series B preferred stock, voting together as a single class, cast at the special meeting is required to approve the Series B exchange transactions. The holders of common stock will be entitled to one vote per share, the holders of Series A preferred stock will be entitled to 1/10 of one vote per share and the holders Series B preferred stock will be entitled to one vote per share. The failure to vote, a vote to abstain and any "broker non-votes" will have no effect on the approval of the Series B exchange transactions so long as a quorum is present at the special meeting.

Board Recommendation

        After careful consideration, Price Legacy's board of directors determined that the Series B exchange transactions are advisable and in the best interests of Price Legacy and its stockholders, and directed that they be submitted to Price Legacy's stockholders for their approval. Price Legacy's board of directors recommends that you vote in favor of the Series B exchange transactions.

PROPOSAL 3:

AMENDMENT AND RESTATEMENT OF PRICE LEGACY'S CHARTER

General

        In connection with the Series A exchange offer and the Series B exchange transactions, Price Legacy has determined to amend and restate its charter in substantially the form attached to this proxy statement as Annex A, which is described below.

        The Series A exchange offer and the Series B exchange transactions will not occur if the amendment and restatement of Price Legacy's charter is not approved.

The Amendment and Restatement

        The following is a summary of the proposed amendments to Price Legacy's charter to be effected by the amendment and restatement of Price Legacy's charter. Price Legacy is amending and restating its charter to, among other things (A) effect a 1-for-4 reverse stock split of the common stock, (B) designate and establish the terms of the Series 1 preferred stock that may be issued in exchange for shares of Series A preferred stock, (C) eliminate the Series B preferred stock following its exchange for common stock and (D) change the manner of election of Price Legacy's board of directors. Each of these material amendments to Price Legacy's charter is described below. In addition, the amendment and restatement of Price Legacy's charter also includes changes to the charter that Price Legacy's board of directors believes to be generally less material or significant. These changes may not be fully described below and may be material or significant to some or all of Price Legacy's stockholders. Accordingly, you are encouraged to carefully review and consider in its entirety the form of amended and restated charter attached hereto as Annex A in making any decision to vote on this proposal.

  Reverse Stock Split

        General.    Price Legacy's board of directors believes it will be beneficial to Price Legacy and its stockholders to effect a 1-for-4 reverse stock split of the common stock. If the amendment and restatement of Price Legacy's charter is approved by Price Legacy's stockholders at the special meeting, each four shares of common stock issued and outstanding on the date Price Legacy's Articles of Amendment and Restatement are filed with the State Department of Assessments and Taxation of Maryland effecting the amendment and restatement of Price Legacy's charter will be automatically changed into and become one share of common stock. To avoid the existence of fractional shares of common stock, each stockholder who would otherwise be entitled to receive a fractional share of common stock will receive a cash payment from Price Legacy for the fair market value of such fractional share. It is expected that the filing of Price Legacy's Articles of Amendment and Restatement with the State Department of Assessments and Taxation of Maryland will occur as soon as practicable following the date of the special meeting.

        Reasons for the Reverse Stock Split.    The reverse stock split is intended to increase the marketability and liquidity of the common stock. A description of Price Legacy's reasons for proposing the reverse stock split is provided above under "Background and Reasons for the Recapitalization Transaction—Price Legacy's Reasons for the Transaction."

        Effect of the Reverse Stock Split.    The principal effect of the reverse stock split will be to decrease the number of outstanding shares of common stock. A description of the other effects of the reverse stock split is provided above under "Background and Reasons for the Recapitalization Transaction—Effect of the Transaction."

        Exchange of Stock Certificates.    If the amendment and restatement of Price Legacy's charter is approved, as soon as practicable following the special meeting, Price Legacy's Articles of Amendment and Restatement will be filed with the State Department of Assessments and Taxation of Maryland. Following the filing of the Articles of Amendment and Restatement, the holders of common stock will be notified of the effectiveness of the reverse stock split. Each holder of common stock on the filing date will receive a letter of transmittal requesting the surrender of common stock certificates for new certificates representing the number of whole shares of common stock after the reverse split.

        No new certificates will be issued until the corresponding common stock certificates for the outstanding common stock have been surrendered, together with a properly completed and executed letter of transmittal to the exchange agent. Until so surrendered, each current certificate representing shares of common stock will continue to be valid and will be deemed for all corporate purposes after the filing date to evidence ownership of common stock in the appropriately reduced whole number of shares and the right to receive cash instead of fractional shares. It is expected that Price Legacy's transfer agent will act as exchange agent for purposes of implementing the exchange of common stock certificates. All fees for reprinting and mailing the new certificates will be borne by Price Legacy.

        The holders of common stock should not destroy any stock certificate or submit any certificates until a letter of transmittal is received.

        Elimination of Fractional Share Interests.    Price Legacy will not issue fractional shares in connection with the reverse stock split. Stockholders who otherwise would be entitled to receive fractional shares because they hold a number of shares of common stock not evenly divisible by four, will, upon surrender to the exchange agent of such certificates representing such fractional shares, after aggregation of all of the shares represented by all certificates issued to such holder, receive cash at the market price of such fractional share interest. The market price will be determined by calculating the average of the closing prices of the common stock on AMEX for the 20 business days prior to the effective date of the reverse stock split.

        No Appraisal Rights.    No appraisal rights are available to Price Legacy's stockholders under the MGCL with respect to the reverse stock split, and Price Legacy will not independently provide stockholders with any such rights.

        Federal Income Tax Consequences.    A summary of the material anticipated federal income tax consequences of the reverse stock split to Price Legacy's stockholders is provided above under "Material Federal Income Tax Considerations Related to the Transaction."

  Creation of Series 1 Preferred Stock

        The amendment and restatement of Price Legacy's charter provides for the creation of 15,639,651 shares of Series 1 preferred stock. The terms of the Series 1 preferred stock are described above under "Description of Price Legacy Capital Stock—Series 1 Preferred Stock."

  Changes in the Manner of Election of the Board of Directors

        If the amendment and restatement of Price Legacy's charter is approved:

  •
  the holders of common stock and Series A preferred stock (to the extent any shares of Series A preferred stock remain outstanding following the Series A exchange offer), but not the holders of Series 1 preferred stock, voting together as a single class, will be entitled to elect all directors to Price Legacy's board of directors at the first annual meeting following the recapitalization and at each succeeding annual meeting of stockholders, with each share of common stock entitled to one vote and each share of Series A preferred stock entitled to one-tenth (1/10th) of one vote, and

  •
  neither the Series A preferred stockholders nor the Series B preferred stockholders will be entitled to vote separately to elect any directors to Price Legacy's board of directors, except that the Series A preferred stock will be entitled separately to elect two additional directors whenever distributions on any shares of Series A preferred stock are in arrears for six or more quarterly periods.

        Those persons serving on the board of directors immediately prior to the filing of the Articles of Amendment and Restatement will continue to serve on the board of directors upon the filing of the Articles of Amendment and Restatement, and until the next annual meeting of stockholders and their successors are duly elected and qualify, notwithstanding the changes to the manner in which directors are to be elected. In addition, following the completion of the recapitalization transaction, the board of directors intends to take action to increase the size of the board of directors to seven and to fill the resulting vacancies. The term of office of those directors filling the vacancies will continue until the next annual meeting of stockholders and until their successors are duly elected and qualify.

  Elimination of Series B Preferred Stock

        If approved, the amendment and restatement of Price Legacy's charter will eliminate the Series B preferred stock. If the Series B exchange transactions are approved and effected, the holders of Series B preferred stock will exchange their shares of Series B preferred stock for shares of common stock. Following the Series B exchange transactions, none of the Series B preferred stock will be outstanding and Price Legacy's board of directors has determined it to be advisable and in the best interest of Price Legacy to simplify Price Legacy's capital structure by eliminating the Series B preferred stock from its charter. In addition, in connection with the elimination of the Series B preferred stock, the amendment and restatement of Price Legacy's charter also eliminates the provisions of Price Legacy's charter that provided special approval rights to the Warburg Pincus Entities so long as they maintained a significant ownership of the Series B preferred stock. These rights, which terminate in part upon the sale of the Warburg Pincus Entities' securities to 520 Group, and which will terminate in full upon the completion of the Series B exchange transactions and prior to the implementation of the amendment and restatement of Price Legacy's charter, include the right to approve (1) specified amendments to Price Legacy's charter, (2) specified significant corporate transactions, (3) specified securities issuances, (4) specified repurchases or redemptions of Price Legacy's securities and (5) the incurrence by Price Legacy of debt in excess of specified amounts.

        The terms of the Series B preferred stock are described under "Description of Price Legacy Capital Stock—Series B Preferred Stock." The differences between the Series B preferred stock and the common stock are described above under "Proposal 2: Series B Exchange Transactions—Material Differences Between the Series B Preferred Stock and the Common Stock."

  Changes to Authorized Capital Stock

        If approved, the amendment and restatement of Price Legacy's charter will change Price Legacy's authorized capital. Following the filing of Price Legacy's Articles of Amendment and Restatement with the State Department of Assessments and Taxation of Maryland, Price Legacy will be authorized to issue an aggregate of 150,000,000 shares of capital stock, 106,510,578 shares of which will be common stock, 27,849,771 shares of which will be Series A preferred stock and 15,639,651 shares of which will be Series 1 preferred stock, which is equal to the number of shares of Series 1 preferred stock that Price Legacy will be required to issue if each holder of Series A preferred stock who has not advised Price Legacy that it intends to tender its shares of Series A preferred stock for common stock chooses to tender its shares of Series A preferred stock for Series 1 preferred stock in the Series A exchange offer. The board of directors will, however, continue to have the right to classify or reclassify any authorized but unissued shares of capital stock, including Series A preferred stock and Series 1 preferred stock. Accordingly, following the completion of the Series A exchange offer and Series B exchange transactions, it is anticipated that the board of directors will take action, including the filing of Articles Supplementary with the State Department of Assessments and Taxation of Maryland, as is necessary to reclassify all then authorized but unissued shares of Series A preferred stock and Series 1 preferred stock to become preferred stock without further designation. Such shares of preferred stock would thereupon become available for future reclassification and issuance, as and if determined from time to time by the board of directors.

Vote Required

        The affirmative vote of a majority of the voting power of the outstanding common stock, Series A preferred stock and Series B preferred stock entitled to vote at the special meeting, voting together as a single class, is required to approve the amendment and restatement of Price Legacy's charter. The holders of common stock will be entitled to one vote per share, the holders of Series A preferred stock will be entitled to 1/10 of one vote per share and the holders Series B preferred stock will be entitled to one vote per share. The failure to vote, a vote to abstain and any "broker non-votes" will have the same legal effect as a vote cast against the proposal to amend and restate Price Legacy's charter. By voting in favor of the amendment and restatement of Price Legacy's charter, stockholders will also approve the filing with the State Department of Assessments and Taxation of Maryland of Price Legacy's Articles of Amendment and Restatement as necessary to implement the amendment and restatement of Price Legacy's charter.

        Under the terms of the charter, the affirmative vote or consent of the holders of at least 66 2/3% of the Series A preferred stock outstanding at the time, voting separately as a class, is required to approve an amendment to the charter if the amendment materially and adversely affects any right, preference, privilege or voting power of the holders of Series A preferred stock. The right of the holders of Series A preferred stock to elect directors as a separate class terminates on the date Price Legacy's board, by unanimous vote, approves a resolution terminating the right of the holders of Series A preferred stock to elect members of Price Legacy's board as a separate class. In connection with the recapitalization transaction, the board intends to unanimously approve such a resolution terminating the right of the holders of Series A preferred stock to elect members of Price Legacy's board as a separate class. As a result, the board of directors has determined that the proposed amendment and restatement of Price Legacy's charter will not materially and adversely affect any right, preference, privilege or voting power of the holders of Series A preferred stock, and thus does not necessitate a separate class vote of the holders of Series A preferred stock.

Board Recommendation

        After careful consideration, Price Legacy's board of directors determined that the amendment and restatement of Price Legacy's charter is advisable and in the best interests of Price Legacy and its stockholders, and directed that it be submitted to Price Legacy's stockholders for their approval. Price Legacy's board of directors recommends that stockholders vote in favor of the amendment and restatement of Price Legacy's charter.

CAPITALIZATION

        The following table sets forth Price Legacy's consolidated capitalization as of September 30, 2003 on an actual basis and on a pro forma basis to reflect the effects of the recapitalization transaction assuming that (1) 100% of the Series A preferred stock and 100% of the Series B preferred stock are exchanged for common stock and (2) 50% of the Series A preferred stock is exchanged for Series 1 preferred stock and 50% of the Series A preferred stock and 100% of the Series B preferred stock are exchanged for common stock. The pro forma information also considers the costs of the recapitalization transaction. The pro forma information is presented as if the recapitalization transaction occurred as of September 30, 2003 for the unaudited capitalization.

	September 30, 2003
		Pro Forma
	Actual	100%	50%
	(in thousands)
Long-term debt:
Mortgages and notes payable	$495,050	$495,050	$495,050
Revolving line of credit	64,700	64,700	64,700

Total long-term debt	$559,750	$559,750	$559,750

Minority interests	1,608	1,608	1,608
Stockholders' equity:
Series A preferred stock	399,615	—	—
Series B preferred stock	106,234	—	—
Series 1 preferred stock	—	—	226,142
Common stock	4	19	13
Additional paid-in capital	183,942	726,630	524,299
Accumulated other comprehensive income	(1,648)	(1,649)	(1,648)
Retained earnings	(5,326)	(43,679)	(67,485)

Total stockholders' equity	$682,821	$681,321	$681,321

Total capitalization	$1,244,179	$1,242,679	$1,242,679

MATERIAL FEDERAL INCOME TAX CONSIDERATIONS
RELATED TO THE TRANSACTION

        The following is a summary of the United States federal income tax considerations which are anticipated to be material to the holders of Series A preferred stock who exchange their shares for Series 1 preferred stock, common stock, or a combination of both Series 1 preferred stock and common stock in the Series A exchange offer and the holders of Series B preferred stock who exchange their shares for common stock in the Series B exchange transactions (collectively, the "Holders") and other material United States federal income tax considerations related to the transaction. This summary is based on current law, is for general information only and is not tax advice.

        The information in this section is based on:

  •
  the Internal Revenue Code of 1986, as amended, or the Code,

  •
  current, temporary and proposed Treasury Regulations promulgated under the Code,

  •
  the legislative history of the Code,

  •
  current administrative interpretations and practices of the Internal Revenue Service, or the IRS, and

  •
  court decisions,

in each case, as of the date of this proxy statement. In addition, the administrative interpretations and practices of the IRS include its practices and policies as expressed in private letter rulings which are not binding on the IRS, except with respect to the particular taxpayers who requested and received these rulings. Future legislation, Treasury Regulations, administrative interpretations and practices and court decisions may adversely affect the tax considerations contained in this discussion. Any change could apply retroactively to transactions preceding the date of the change.

        This discussion assumes that Holders are "United States persons." For purposes of this discussion, the term "United States person" means:

  •
  a citizen or resident of the United States;

  •
  a corporation, partnership or other entity treated as a corporation or partnership for United States federal income tax purposes created or organized under the laws of the United States or any State or the District of Columbia, unless, in the case of a partnership, Treasury Regulations provide otherwise;

  •
  a trust that (x) is subject to the supervision of a court within the United States and the control of one or more United States persons or (y) has a valid election in effect under applicable Treasury Regulations to be treated as a United States person; or

  •
  an estate that is subject to United States federal income tax on its income regardless of its source.

        This discussion also assumes that Holders have held Series A preferred stock or Series B preferred stock, as the case may be, as "capital assets" within the meaning of the Code (generally, property held for investment) and will also hold the Series 1 preferred stock and common stock as "capital assets." It does not consider the effect of any foreign, state, local or other tax laws that may be applicable to Price Legacy or to the Holders. This discussion also assumes that the Series 1 preferred stock will properly be treated as equity (and not indebtedness) of Price Legacy for federal income tax purposes. This summary does not address all of the tax considerations that may be relevant to a Holder, such as the potential application of the alternative minimum tax to the exchange offer, and does not purport to deal with all aspects of federal income taxation that may affect particular Holders in light of their individual circumstances, nor with Holders subject to special treatment under the federal income tax laws, including:

  •
  insurance companies,

  •
  tax-exempt organizations,

  •
  financial institutions or broker-dealers,

  •
  traders in securities that elect to mark to market,

  •
  Holders owning capital stock as part of a "straddle," "hedge" or "conversion transaction,"

  •
  United States Holders whose functional currency is not the United States dollar,

  •
  persons deemed to sell the capital stock under the constructive sale provisions of the Code,

  •
  "S" corporations,

  •
  expatriates,

  •
  REITs or regulated investment companies,

  •
  Holders who acquired Price Legacy's capital stock as compensation, and

  •
  Holders of Price Legacy's capital stock who are neither citizens nor residents of the United States, or that are foreign corporations, foreign partnerships or foreign estates or trusts for United States federal income tax purposes.

        If a partnership holds Price Legacy's capital stock, the tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Partners of partnerships holding Price Legacy's capital stock should consult their tax advisors regarding the tax consequences of the ownership and disposition of such stock.

        Price Legacy has not requested, and does not plan to request, any rulings from the IRS concerning the Series A exchange offer, the Series B exchange transactions or Price Legacy's tax treatment, and the statements in this proxy statement are not binding on the IRS or any court. Thus, Price Legacy can provide no assurance that the tax considerations described in this discussion will not be challenged by the IRS or, if challenged, would be sustained by a court.

        Holders are urged to consult their tax advisors regarding the specific tax consequences to them of:

  •
  participation in the Series A exchange offer or the Series B exchange transactions,

  •
  the ownership and sale or other disposition of Price Legacy's capital stock, including the federal, state, local, foreign and other tax consequences of such receipt, ownership and sale or other disposition,

  •
  Price Legacy's election to be taxed as a REIT for federal income tax purposes, and

  •
  potential changes in the tax laws.

Exchange of Series A Preferred Stock or Series B Preferred Stock for Common Stock

        The tax consequences of the exchange of Series A preferred stock or Series B preferred stock for solely common stock should be a tax-free "recapitalization" under Section 368(a)(1)(E) of the Code and Sections 1.368-2(e) and 1.356-7 of the Treasury Regulations. In such case, the aggregate tax basis of the common stock exchanged for Series A preferred stock or Series B preferred stock, as the case may be, will be equal to the tax basis of the Series A preferred stock or Series B preferred stock for which it is exchanged. A Holder's holding period in the common stock will include the Holder's holding period in the Series A preferred stock or Series B preferred stock exchanged for it.

Exchange of Series A Preferred Stock for Series 1 Preferred Stock

        The tax consequences of the exchange of Series A preferred stock for Series 1 preferred stock would vary depending on whether the exchange of Series A preferred stock for Series 1 preferred stock constitutes an "exchange" for federal income tax purposes. The exchange of Series A preferred stock for Series 1 preferred stock would generally constitute an "exchange" for federal income tax purposes if the terms of Series 1 preferred stock are significantly different from the terms of Series A preferred stock. Although not free from doubt, Price Legacy believes, and the following discussion assumes, that the exchange of Series A preferred stock for Series 1 preferred stock constitutes an "exchange" for federal income tax purposes. If, contrary to this assumption, the exchange of Series A preferred stock for Series 1 preferred stock did not constitute an "exchange" for federal income tax purposes, such exchange would generally be ignored and would not result in any taxable gain or loss. In such event, Series 1 preferred stock would be treated as the continuation of Series A preferred stock for federal income tax purposes.

        Assuming that the exchange of Series A preferred stock for Series 1 preferred stock constitutes an exchange for United States federal income tax purposes, the exchange should be a "recapitalization" under Section 368(a)(1)(E) of the Code and Sections 1.368-2(e) and 1.356-7 of the Treasury Regulations. The receipt of "boot" in the Series A exchange offer may nonetheless cause an exchanging Holder to recognize taxable gain. Holders will be deemed to receive boot in the Series A exchange offer if the Series 1 preferred stock is "nonqualified preferred stock" (unless the Series A preferred stock is also "nonqualified preferred stock").

        Nonqualified preferred stock is defined as stock which is limited and preferred as to dividends and does not participate in corporate growth to any significant extent if, in addition, (1) the issuer or a related person has the right to redeem or purchase the stock within 20 years after the issue date and (2) as of the issue date, it is more likely than not that such right will be exercised. The Series 1 preferred stock is limited and preferred as to dividends and does not participate in corporate growth to any significant extent. Price Legacy has the right to redeem the Series 1 preferred stock after one year from the date the Series 1 preferred stock is issued (the "Redemption Right"). Whether Price Legacy's Redemption Right is more likely than not to be exercised is unclear under existing law.

        Although Price Legacy intends to take the position that the Series 1 preferred stock is not nonqualified preferred stock, there currently exists no authority interpreting the meaning of whether a corporation will be viewed as "more likely than not" to exercise a redemption right for this purpose. In addition, such position is based on facts as of the date of this proxy statement, including the fair market value of Series A preferred stock, which is subject to change. As there is no authoritative guidance as to how to apply the "more likely than not" standard in this context, there is a material risk that the Redemption Right could be viewed as "more likely than not" to be exercised and, accordingly, the Series 1 preferred stock could be considered nonqualified preferred stock. However, because of the uncertainty in this area, each Holder is strongly encouraged to consult its own tax advisor as to whether the receipt of Series 1 preferred stock by it in the Series A exchange offer would be taxable.

        If the Series 1 preferred stock is not nonqualified preferred stock, then the exchange of Series A preferred stock for Series 1 preferred stock should be tax free. In that event, the aggregate tax basis of the Series 1 preferred stock exchanged for Series A preferred stock will be equal to the tax basis of the Series A preferred stock for which it is exchanged. A Holder's holding period in the Series 1 preferred stock will include the Holder's holding period in the Series A preferred stock exchanged for it. The consequences described in this paragraph would also apply if the both the Series A preferred stock and the Series 1 preferred stock were nonqualified preferred stock. However, Price Legacy believes that the Series A preferred stock is not nonqualified preferred stock.

        If the Series 1 preferred stock is nonqualified preferred stock, assuming the Series A preferred stock exchanged for it is not nonqualified preferred stock, Holders will recognize gain (but not loss) in the amount equal to the difference between the fair market value of the Series 1 preferred stock received and the basis in the Series A preferred stock exchanged. In that event, the tax basis of the Series 1 preferred stock would be equal to its fair market value, and a Holder's holding period in the Series 1 preferred stock would begin on the day after the exchange. Any gain the Holders are required to recognize on receipt of the Series 1 preferred stock would likely be ordinary income to the extent of the Holder's ratable share of accumulated or current earnings and profits. Thereafter, any remaining gain Holders are required to recognize should be applied against the Holder's basis in the Series A preferred stock and capital gain thereafter.

Exchange of Series A Preferred Stock for Series 1 Preferred Stock and Common Stock

        If a Holder exchanges Series A preferred stock for a combination of Series 1 preferred stock and common stock, and the Series 1 preferred stock received in the exchange is not nonqualified preferred stock, or both the Series A preferred stock and the Series 1 preferred stock are nonqualified preferred stock, the Holder's aggregate tax basis in the Series A preferred stock exchanged will be allocated between the Series 1 preferred stock and the common stock in proportion to their relative fair market values. If the Series 1 preferred stock is nonqualified preferred stock, assuming the Series A preferred stock exchanged for it is not nonqualified preferred stock, Holders will recognize gain (but not loss) in the amount equal to the lesser of (1) the difference between the fair market value of the Series 1 preferred stock and common stock received and the basis in the Series A preferred stock exchanged for it and (2) the fair market value of the Series 1 preferred stock received. In that event, the tax basis of the Series 1 preferred stock would be equal to its fair market value, and the tax basis of the common stock would be equal to the tax basis of the Series A preferred stock exchanged for both Series 1 preferred stock and common stock, decreased by the fair market value of the Series 1 preferred stock received, increased by the amount of gain the Holder was required to recognize on the exchange. Except as described in this paragraph, the tax consequences of the exchange of Series A preferred stock for Series 1 preferred stock and common stock will be as described above with respect to the exchange of Series A preferred stock solely for Series 1 preferred stock or solely for common stock.

Section 306 of the Code

        To the extent gain or loss is not recognized by the Holder on receipt of the Series 1 preferred stock in the Series A exchange offer, the Series 1 preferred stock could, under certain circumstances, be treated as "Section 306 Stock." A holder of Section 306 Stock may be treated as recognizing dividend income (instead of capital gain) on certain dispositions of the Section 306 Stock or, if the holder recognizes a loss on the disposition of Section 306 Stock, the loss would be disallowed.

        If the Series A preferred stock was Section 306 Stock in the hands of a Holder of Series A preferred stock, the Series 1 preferred stock received in exchange for such Series A preferred stock will also be Section 306 Stock (although common stock received in exchange for Series A preferred stock that was Section 306 Stock would not be Section 306 Stock). Even if the Series A preferred stock is not Section 306 Stock, the Series 1 preferred stock could be characterized as Section 306 Stock if, for example, the receipt of the Series 1 preferred stock by the Holders pursuant to an exchange offer is "substantially the same as the receipt of a stock dividend," and Price Legacy has earnings and profits as of the end of the current taxable year. Price Legacy expects that it may have accumulated or current earnings and profits as of the end of the current taxable year for this purpose. Whether the receipt of the Series 1 preferred stock in the Series A exchange offer would be viewed as being substantially the same as the receipt of a stock dividend and thus treated under current tax laws as Section 306 Stock is unclear. There are no judicial or administrative interpretations of Section 306 of the Code to a situation which is analogous to the Series A exchange offer. Based on the purpose for which Section 306 of the Code was enacted, Price Legacy believes the Series 1 preferred stock received in the Series A exchange offer should not be treated as Section 306 Stock. However, the treatment of the

Series 1 preferred stock received in the exchange offer as Section 306 Stock is not clear under current tax law. Each Holder is urged to consult its own tax advisor regarding the potential application of Section 306 of the Code to the Series 1 preferred stock.

Section 305 of the Code

        Under Section 305 of the Code and the corresponding Treasury Regulations, if the redemption price of shares of preferred stock exceeds the issue price (which is generally the price paid in cash or property for the shares at original issuance) by more than a de minimis amount, the excess may be considered "redemption premium" that has to be taken into account by the holder of the preferred stock on an economic accrual basis over the period that the stock is outstanding. In that event, the holder of the preferred stock could be required to recognize ordinary income in excess of actual cash distributions to it during any given taxable year. An issuer's right to redeem preferred stock results in constructive distribution treatment only if, based on all the facts and circumstances on the issue date of the preferred stock, redemption pursuant to the right is more likely than not to occur. Price Legacy expects that its exercise of the Redemption Right would not be viewed as more likely than not to occur under Section 305 of the Code as of the issue date of the Series 1 preferred stock, and thus, Section 305 should not apply.

Fractional Shares

        A Holder of Series A preferred stock or Series B preferred stock who receives cash instead of fractional shares of Series 1 preferred stock or Price Legacy common stock will be treated as having received the fractional shares in the Series A exchange offer or the Series B exchange transactions, as the case may be, and then having exchanged the fractional shares for cash in a redemption by Price Legacy. Any gain or loss attributable to fractional shares generally will be capital gain or loss. The amount of the gain or loss will be equal to the difference between the amount of cash received and the Holder's tax basis in the fractional share

Reverse Stock Split

        Other than cash payments, if any, received by a Holder of Price Legacy common stock in lieu of fractional shares, no gain or loss should be recognized by a Holder of Price Legacy common stock upon the conversion of each outstanding share of common stock into 0.25 of a share of common stock in the reverse stock split. The aggregate tax basis of the Holder's common stock after the reverse stock split (including any fraction of a share of new common stock deemed to have been received) will be the same as the Holder's aggregate tax basis in the common stock before the reverse stock split. Holders who receive cash in lieu of fractional shares of common stock as a result of the reverse stock split will be treated as having received the fractional shares pursuant to the reverse stock split and then having exchanged the fractional shares for cash in a redemption by Price Legacy, and will generally recognize gain or loss equal to the difference between the amount of cash received in lieu of a fractional share and their adjusted basis allocable to the fractional share interests redeemed. Such gain or loss will be long term capital gain or loss if the old common stock was held for more than one year. The Holder's holding period for the common stock will include the period during which the Holder held the common stock before the reverse stock split.

Redemption of Series A Preferred Stock

        As noted above, Price Legacy will likely redeem Series A preferred stock which remains outstanding after the Series A exchange offer has been completed. Upon the redemption of Series A preferred stock, a Holder generally will recognize capital gain or loss equal to the difference between the amount of cash and fair market value of any property received and such Holder's adjusted tax basis in such Series A preferred stock, provided that the payment is not essentially equivalent to a dividend within the meaning of Section 302 of the Code. Payments made to a Holder of Series A preferred stock in redemption of such stock will generally not be treated as essentially equivalent to a dividend within the meaning of Section 302 of the Code if, as a result of such exchange, the Holder receiving such payments owns (either actually or constructively within the meaning of Section 318 of the Code) no Price Legacy stock after the receipt of such payments. Capital gain or loss recognized upon the redemption of the Series A preferred stock will be long-term if, at the time of the disposition, the Holder's holding period for the Series A preferred stock exceeds one year. Holders should consult their tax advisors with respect to applicable tax rates and netting rules for capital gains and losses. Certain limitations exist on the deduction of capital losses by both corporate and noncorporate taxpayers.

Taxation of Price Legacy

        General.    Price Legacy elected to be taxed as a REIT under Sections 856 through 860 of the Code, commencing with its short taxable year ending December 31, 1997. Price Legacy believes it has been organized and has operated in a manner which allows it to qualify for taxation as a REIT under the Code commencing with its short taxable year ending December 31, 1997 and intends to continue to operate in this manner. However, Price Legacy's qualification and taxation as a REIT depends on its ability to meet the various qualification tests imposed under the Code, including through actual annual operating results, asset diversification, distribution levels and diversity of stock ownership, the results of which have not been and will not be reviewed by Price Legacy's tax counsel. Accordingly, the actual results of Price Legacy's operations during any particular taxable year may not satisfy those requirements, and there is no assurance that Price Legacy has operated or will continue to operate in a manner so as to qualify or remain qualified as a REIT. Further, the anticipated income tax treatment described in this proxy statement may be changed, perhaps retroactively, by legislative, administrative or judicial action at any time. See "—Failure to Qualify."

        The sections of the Code and the corresponding Treasury Regulations that relate to the qualification and operation as a REIT are highly technical and complex. This summary is qualified in its entirety by the applicable Code provisions, relevant rules and Treasury Regulations promulgated under the Code, and administrative and judicial interpretations of the Code and these rules and Treasury Regulations.

        If Price Legacy qualifies for taxation as a REIT, it generally will not be required to pay federal corporate income taxes on its net income that is currently distributed to Price Legacy stockholders. Price Legacy will be required to pay federal income tax, however, as follows:

  •
  Price Legacy will be required to pay tax at regular ordinary and capital gains corporate tax rates on any undistributed "REIT taxable income," including undistributed net capital gains.

  •
  Price Legacy may be required to pay the "alternative minimum tax" on its items of tax preference.

  •
  If Price Legacy has: (a) net income from the sale or other disposition of "foreclosure property" which is held primarily for sale to customers in the ordinary course of business, or (b) other nonqualifying income from foreclosure property, Price Legacy will be required to pay tax at the highest corporate rate on this income. Foreclosure property generally is defined as property acquired through foreclosure or after a default on a loan secured by the property or a lease of the property.

  •
  Price Legacy will be required to pay a 100% tax on any net income from prohibited transactions. Prohibited transactions generally are sales or other taxable dispositions of property, other than foreclosure property, held as inventory or primarily for sale to customers in the ordinary course of business.

  •
  If Price Legacy fails to satisfy the 75% gross income test or the 95% gross income test discussed below, but nonetheless maintains its qualification as a REIT because certain other requirements are met, Price Legacy will be required to pay a tax equal to (a) the greater of (1) the amount by which 75% of Price Legacy's gross income exceeds the amount qualifying under the 75% gross income test described below and (2) the amount by which 90% of Price Legacy's gross income exceeds the amount qualifying under the 95% gross income test described below, multiplied by (b) a fraction intended to reflect Price Legacy's profitability.

  •
  Price Legacy will be required to pay a four percent excise tax to the extent it fails to distribute during each calendar year at least the sum of (a) 85% of Price Legacy's REIT ordinary income for the year, (b) 95% of Price Legacy's REIT capital gain net income for the year, and (c) any undistributed taxable income from prior periods.

  •
  If Price Legacy acquires any asset from a corporation which is or has been a C corporation in a transaction in which the basis of the asset in Price Legacy's hands is determined by reference to the basis of the asset in the hands of the C corporation, and Price Legacy subsequently recognizes gain on the disposition of the asset during the ten-year period beginning on the date on which Price Legacy acquired the asset, then Price Legacy will be required to pay tax at the highest regular corporate tax rate on this gain to the extent of the excess of (a) the fair market value of the asset over (b) Price Legacy's adjusted basis in the asset, in each case determined as of the date on which Price Legacy acquired the asset. A C corporation generally is defined as a corporation that is required to pay full corporate level tax. The results described in this paragraph with respect to the recognition of gain assume that Price Legacy will make or refrain from making an election under Treasury Regulations under Section 337 of the Code, depending on the time of the acquisition. Price Legacy made such an election to have such treatment apply with respect to the assets Price Legacy acquired from Excel Legacy in the merger in September 2001.

  •
  Price Legacy will be required to pay a 100% tax on any "redetermined rents," "redetermined deductions," or "excess interest." In general, redetermined rents are rents from real property that are overstated as a result of services furnished by a "taxable REIT subsidiary" of Price Legacy to any of its tenants. See "—Ownership of Interests in Taxable REIT Subsidiaries" below. Redetermined deductions and excess interest represent amounts that are deducted by a taxable REIT subsidiary of Price Legacy for amounts paid to Price Legacy that are in excess of the amounts that would have been deducted based on arm's length negotiations. See "—Redetermined Rents, Redetermined Deductions, and Excess Interest" below for a description of these items.

        Requirements for Qualification as a REIT.    The Code defines a REIT as a corporation, trust or association:

  (1)
  that is managed by one or more trustees or directors,

  (2)
  that issues transferable shares or transferable certificates to evidence its beneficial ownership,

  (3)
  that would be taxable as a domestic corporation, but for Sections 856 through 859 of the Code,

  (4)
  that is not a financial institution or an insurance company within the meaning of certain provisions of the Code,

  (5)
  that is beneficially owned by 100 or more persons,

  (6)
  not more than 50% in value of the outstanding stock of which is owned, actually or constructively, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of each taxable year, and

  (7)
  that meets certain other tests, described below, regarding the nature of its income and assets and the amount of its distributions.

        The Code provides that conditions (1) to (4), inclusive, must be met during the entire taxable year and that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. Conditions (5) and (6) do not apply until after the first taxable year for which an election is made to be taxed as a REIT. For purposes of condition (6), pension funds and certain other tax-exempt entities are treated as individuals, subject to a "look-through" exception with respect to pension funds. Price Legacy believes that it has satisfied each of the above conditions.

        In addition, a corporation may not elect to become a REIT unless its taxable year is the calendar year. Price Legacy has a calendar taxable year.

        Ownership Limitations.    As set forth in the fifth and sixth conditions above, to qualify as a REIT, (1) Price Legacy's outstanding shares of capital stock must be held by 100 or more persons during at least 335 days of a taxable year of twelve months (or during a proportionate part of a taxable year of less than twelve months) (the "100-person requirement") and (2) no more than 50% in value of Price Legacy's outstanding shares of capital stock may be owned, directly or constructively under the applicable attribution rules of the Code, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year (the "five-fifty test"). Price Legacy has taken, and will take, all necessary measures within its control to ensure that the beneficial ownership of its stock will at all times be held by 100 or more persons. In addition, Price Legacy's charter contains certain restrictions on the ownership and transfer of its stock which are designed to help ensure that Price Legacy will be able to satisfy the five-fifty test. These restrictions (the "ownership limits") provide that, subject to some exceptions, no person may beneficially own, or be deemed to own, more than 5% (by number or value, whichever is more restrictive) of any of Price Legacy's outstanding stock, the outstanding shares of Series A preferred stock, or the outstanding shares of Series B preferred stock.

        Price Legacy's charter provides that its board may exempt a person or persons from the ownership limits if the procedures set forth in its charter are complied with and the board has determined that the exemption will not cause Price Legacy to fail to qualify as a REIT. Price Legacy's board has waived the above ownership limits (1) with respect to the Price family and affiliated entities, and (2) for the Warburg Pincus Entities. Following the purchase by the Price Group or its assignees of 100 percent of the Price Legacy capital stock owned by the Warburg Pincus Entities, the Warburg Pincus Entities will no longer be entitled to an exemption from the ownership limits in Price Legacy's charter.

        There can be no assurance that the ownership limits in Price Legacy's charter will, in all cases, prevent a violation of the five-fifty test. For example, by reason of the grant of these exemptions and the Price family's substantial ownership of Price Legacy's stock, it is possible that one or more persons beneficially owned less than 5% of Price Legacy's outstanding stock and that such beneficial ownership caused Price Legacy to fail to satisfy the five-fifty test. To assist Price Legacy in preserving its REIT status in such a situation, its charter provides, without exception, that no person may actually, beneficially or constructively own shares of Price Legacy's stock that would result in Price Legacy violating the five-fifty test or otherwise cause Price Legacy to fail to qualify as a REIT. In addition, Price Legacy's charter provides that if any transfer of shares of Price Legacy's stock occurs which, if effective, would result in any person actually, beneficially or constructively owning shares of Price Legacy's stock in excess or in violation of the above transfer or ownership limitations, then the number of shares of Price Legacy's stock which otherwise would cause the person to violate the above transfer or ownership limitations would be subject to a number of remedies designed to prevent Price Legacy from violating the five-fifty test or otherwise failing to qualify as a REIT. These remedies are described in "Description of Price Legacy Capital Stock—Restrictions on Transfer." However, there can be no assurance that such remedies would allow Price Legacy to satisfy the five-fifty test.

        If Price Legacy fails to satisfy the 100-person requirement or the five-fifty test, Price Legacy's status as a REIT will terminate. However, if Price Legacy complies with the rules contained in applicable Treasury Regulations that require it to ascertain the actual ownership of its shares and it does not know, or would not have known through the exercise of reasonable diligence, that it failed to meet the five-fifty test, it will be treated as having satisfied the test. See "—Failure to Qualify."

        Ownership of Interests in Partnerships, Limited Liability Companies and Qualified REIT Subsidiaries.    In the case of a REIT which is a partner in a partnership or a member in a limited liability company, Treasury Regulations provide that the REIT will be deemed to own its proportionate share of the assets of the partnership or limited liability company, as the case may be. Also, the REIT will be deemed to be entitled to the income of the partnership or the limited liability company attributable to its proportionate share. The character of the assets and gross income of the partnership or limited liability company retains the same character in the hands of the REIT for purposes of Section 856 of the Code, including satisfying the gross income tests and the asset tests. Thus, Price Legacy's proportionate share of the assets and items of income of the partnerships and limited liability companies in which it owns an interest will be treated as Price Legacy's assets and items of income for purposes of applying the REIT qualification requirements described in this proxy statement (including the income and asset tests described below). A brief summary of the rules governing the federal income taxation of partnerships and limited liability companies is included below in "—Tax Aspects of the Partnerships and Limited Liability Companies."

        Price Legacy has direct control of some partnerships and limited liability companies and will continue to operate each of them consistent with the requirements for qualification as a REIT. However, Price Legacy is a limited partner or non-managing member in certain of its partnerships and limited liability companies. If a partnership or limited liability company takes or expects to take actions which could jeopardize Price Legacy's status as a REIT or subject Price Legacy to tax, Price Legacy may be forced to dispose of its interest in such entity. In addition, it is possible that a partnership or limited liability company could take an action which could cause Price Legacy to fail a REIT income or asset test, and that Price Legacy would not become aware of such action in a time frame which would allow Price Legacy to dispose of its interest in the entity or take other corrective action on a timely basis. In such a case, Price Legacy could fail to qualify as a REIT.

        Price Legacy owns 100% of the stock of a number of subsidiaries that are qualified REIT subsidiaries and may acquire stock of one or more new subsidiaries. A corporation will qualify as a qualified REIT subsidiary if Price Legacy owns 100% of its stock, and the corporation is not a "taxable REIT subsidiary" (as described below). A qualified REIT subsidiary will not be treated as a separate corporation, and all assets, liabilities and items of income, deduction and credit of a qualified REIT subsidiary will be treated as assets, liabilities and such items (as the case may be) of Price Legacy's for all purposes of the Code, including the REIT qualification tests. For this reason, references under "Material Federal Income Tax Considerations Related to the Transaction" to Price Legacy's income and assets shall include the income and assets of any qualified REIT subsidiary. A qualified REIT subsidiary will not be subject to federal income tax, and Price Legacy's ownership of the voting stock of a qualified REIT subsidiary will not violate the restrictions against ownership of securities of any one issuer which constitute more than 10% of the voting power or value of such issuer's securities or more than 5% of the value of Price Legacy's total assets, as described below under "—Taxation of Price Legacy—Asset Tests."

        Ownership of Interests in Taxable REIT Subsidiaries.    A taxable REIT subsidiary of Price Legacy is a corporation other than a REIT in which Price Legacy directly or indirectly holds stock and that has made a joint election with Price Legacy to be treated as a taxable REIT subsidiary. A taxable REIT subsidiary also includes any corporation other than a REIT with respect to which a taxable REIT subsidiary of Price Legacy owns securities possessing more than 35% of the total voting power or value of the outstanding securities of such corporation. Other than some activities relating to lodging and health care facilities, a taxable REIT subsidiary generally may engage in any business, including the provision of customary or non-customary services to tenants of its parent REIT. A taxable REIT subsidiary is subject to federal income tax, and state and local income tax where applicable, as a regular C corporation. In addition, a taxable REIT subsidiary of Price Legacy's may be prevented from deducting interest on debt that Price Legacy directly or indirectly funds if certain tests regarding the taxable REIT subsidiary's debt-to-equity ratio and interest expense are satisfied. Price Legacy holds an indirect interest in Excel Legacy Holdings, Inc., a wholly-owned subsidiary of Excel Legacy, that has elected, together with Price Legacy, to be treated as a taxable REIT subsidiary of Price Legacy effective September 18, 2001 (the effective time of the merger). In addition, Excel Legacy Holdings, Inc. owns securities in a number of other corporations which satisfy the 35% ownership requirement set forth above, and, accordingly, are treated as taxable REIT subsidiaries of Price Legacy. See "—Taxation of Price Legacy—Asset Tests."

        Income Tests.    Price Legacy must satisfy two gross income requirements annually to maintain its qualification as a REIT. First, in each taxable year Price Legacy must derive directly or indirectly at least 75% of its gross income (excluding gross income from prohibited transactions) from investments relating to real property or mortgages on real property (including "rents from real property" and, in certain circumstances, interest) or from certain types of temporary investments. Second, each taxable year Price Legacy must derive at least 95% of its gross income (excluding gross income from prohibited transactions) from these real property investments, dividends, interest and gain from the sale or disposition of stock or securities (or from any combination of the foregoing). The term "interest" generally does not include any amount received or accrued (directly or indirectly) if the determination of the amount depends in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term "interest" solely by reason of being based on a fixed percentage or percentages of receipts or sales.

        Rents Price Legacy receives from a tenant will qualify as "rents from real property" in satisfying the gross income requirements for a REIT described above only if the following conditions are met:

  •
  the amount of rent must not be based in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term "rents from real property" solely by reason of being based on a fixed percentage or percentages of receipts or sales,

  •
  Price Legacy, or an actual or constructive owner of 10% or more of Price Legacy's stock, must not actually or constructively own 10% or more of the interests in such tenant (a "related party tenant"). Rents received from a related party tenant that is a taxable REIT subsidiary, however, will not be excluded from the definition of "rents from real property" if at least 90% of the space at the property to which the rents relate is leased to third parties, and the rents paid by the taxable REIT subsidiary are comparable to rents paid by the REIT's other tenants for comparable space,

  •
  rent attributable to personal property, leased in connection with a lease of real property, is not greater than 15% of the total rent received under the lease. If this condition is not met, then the portion of rent attributable to personal property will not qualify as "rents from real property," and

  •
  Price Legacy must not operate or manage the property or furnish or render services to the tenants of the property (subject to a 1% de minimis exception), other than through an independent contractor from whom Price Legacy derives no revenue. Price Legacy may, however, directly perform certain services that are "usually or customarily rendered" in connection with the rental of space for occupancy only and are not otherwise considered "rendered to the occupant" of the property. In addition, Price Legacy may employ a taxable REIT subsidiary to provide both customary and non-customary services to its tenants without causing the rent Price Legacy receives from those tenants to fail to qualify as "rents from real property." Any amounts Price Legacy receives from a taxable REIT subsidiary with respect to the taxable REIT subsidiary's provision of non-customary services will, however, be nonqualified income under the 75% gross income test and, except to the extent received through the payment of dividends, the 95% gross income test.

        Price Legacy generally has not and does not expect to take actions it believes will cause it to fail to satisfy the rental conditions described above. Notwithstanding the foregoing, Price Legacy may intentionally fail to satisfy these conditions to the extent the failure will not, based on the advice of Price Legacy's tax counsel, jeopardize its tax status as a REIT.

        Income derived from development, property management, administrative and miscellaneous services generally does not qualify under either the 75% or the 95% gross income test. Price Legacy's taxable REIT subsidiaries may provide certain services in exchange for a fee or derive other income which would not qualify under the REIT gross income tests. Such fees and other income do not accrue to Price Legacy, but Price Legacy would derive dividend income from the taxable REIT subsidiaries. Such dividend income qualifies under the 95%, but not the 75%, REIT gross income test. In addition, one or more of the partnerships or limited liability companies in which Price Legacy owns an interest may provide certain development, property management or administrative services to third parties or Price Legacy's affiliates in exchange for a fee. The fees derived by these partnerships and limited liability companies as a result of the provision of such services generally will be nonqualifying income to Price Legacy under both the 75% and 95% gross income tests. The amount of such dividend and fee income will depend on a number of factors which cannot be determined with certainty, including the level of services provided by the taxable REIT subsidiaries, the partnerships and the limited liability companies. Price Legacy will monitor the amount of the dividend income from the taxable REIT subsidiaries and the fee income described above, and will take actions intended to keep this income (and any other nonqualifying income) within the limitations of the REIT income tests. However, there can be no assurance that such actions will in all cases prevent Price Legacy from violating a REIT income test.

        If Price Legacy fails to satisfy one or both of the 75% or 95% gross income tests for any taxable year, Price Legacy may nevertheless qualify as a REIT for the year if it is entitled to relief under certain provisions of the Code. Generally, Price Legacy may avail itself of the relief provisions if:

  •
  its failure to meet these tests was due to reasonable cause and not due to willful neglect,

  •
  it attaches a schedule of the sources of its income to its federal income tax return, and

  •
  any incorrect information on the schedule was not due to fraud with intent to evade tax.

        It is not possible, however, to state whether in all circumstances Price Legacy would be entitled to the benefit of these relief provisions. For example, if Price Legacy fails to satisfy the gross income tests because nonqualifying income that it intentionally incurs exceeds the limits on nonqualifying income, the IRS could conclude that Price Legacy's failure to satisfy the tests was not due to reasonable cause. If these relief provisions do not apply to a particular set of circumstances, Price Legacy will not qualify as a REIT. As discussed above in "—Taxation of Price Legacy—General," even if these relief provisions apply, and Price Legacy retains its status as a REIT, a tax would be imposed with respect to Price Legacy's excess net income. Price Legacy may not always be able to maintain compliance with the gross income tests for REIT qualification despite periodic monitoring of its income.

        Prohibited Transaction Income.    Any gain that Price Legacy realizes on the sale of any property held as inventory or other property held primarily for sale to customers in the ordinary course of business (including Price Legacy's share of any such gain realized by its partnerships or limited liability companies) will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. This prohibited transaction income may also adversely affect Price Legacy's ability to satisfy the income tests for qualification as a REIT. Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends on all the facts and circumstances surrounding the particular transaction. Price Legacy intends to hold its properties for investment with a view to long-term appreciation, to engage in the business of acquiring, developing and owning its properties and to make occasional sales of the properties consistent with its investment objectives. However, the IRS may contend that one or more of these sales is subject to the 100% penalty tax.

        Penalty Tax.    Any redetermined rents, redetermined deductions or excess interest Price Legacy generates will be subject to a 100% penalty tax. In general, redetermined rents are rents from real property that are overstated as a result of services furnished by a taxable REIT subsidiary to any of Price Legacy's tenants, and redetermined deductions and excess interest represent amounts that are deducted by a taxable REIT subsidiary for amounts paid to Price Legacy that are in excess of the amounts that would have been deducted based on arm's length negotiations. Rents Price Legacy receives will not constitute redetermined rents if they qualify for the safe harbor provisions contained in the Code. Safe harbor provisions are provided where:

  •
  amounts are received by a REIT for services customarily furnished or rendered by its taxable REIT subsidiary in connection with the rental of real property,

  •
  amounts are excluded from the definition of impermissible tenant service income as a result of satisfying the 1% de minimis exception,

  •
  the taxable REIT subsidiary renders a significant amount of similar services to unrelated parties and the charges for such services are substantially comparable,

  •
  rents paid to the REIT by tenants who are not receiving services from the taxable REIT subsidiary are substantially comparable to the rents paid by the REIT's tenants leasing comparable space who are receiving such services from the taxable REIT subsidiary, and the charge for the services is separately stated, and

  •
  the taxable REIT subsidiary's gross income from the service is not less than 150% of the subsidiary's direct cost in furnishing the service.

        Asset Tests.    At the close of each quarter of Price Legacy's taxable year, Price Legacy must also satisfy four tests relating to the nature and diversification of its assets. First, at least 75% of the value of Price Legacy's total assets must be represented by real estate assets, cash, cash items and government securities. For purposes of this test, real estate assets include stock or debt instruments that are purchased with the proceeds of a stock offering or a long-term (at least five years) public debt offering, but only for the one-year period beginning on the date such proceeds are received. Second, not more than 25% of Price Legacy's total assets may be represented by securities, other than those securities includable in the 75% asset test. Third, of the investments included in the 25% asset class, and except for investments in taxable REIT subsidiaries, the value of any one issuer's securities may not exceed 5% of the value of Price Legacy's total assets, and Price Legacy may not own more than 10% of the total vote or value of the outstanding securities of any one issuer. Fourth, not more than 20% of the value of Price Legacy's total assets may be represented by the securities of one or more taxable REIT subsidiaries. The 10% value limitation and the 20% asset test are effective for taxable years ending after December 31, 2000.

        Price Legacy indirectly owns 100% of the outstanding stock of Legacy Holdings. Legacy Holdings elected, together with Price Legacy, to be treated as a taxable REIT subsidiary of Price Legacy effective at the time of the merger in September 2001. So long as Legacy Holdings qualifies as a taxable REIT subsidiary, Price Legacy will not be subject to the 5% asset test, 10% voting securities limitation or 10% value limitation with respect to Price Legacy's ownership of securities in Legacy Holdings. Price Legacy or Legacy Holdings may acquire securities in other taxable REIT subsidiaries in the future. Price Legacy believes that the aggregate value of its taxable REIT subsidiaries will not exceed 20% of the aggregate value of its gross assets. With respect to each issuer in which Price Legacy currently owns an interest that does not qualify as a REIT, a qualified REIT subsidiary or a taxable REIT subsidiary, Price Legacy believes that (1) the value of the securities of any such issuer has not exceeded 5% of the total value of Price Legacy's assets and (2) Price Legacy's ownership of the securities of any such issuer has complied with the 10% voting securities limitation and 10% value limitation. No independent appraisals have been obtained to support these conclusions. In addition, there can be no assurance that the IRS will not disagree with Price Legacy's determinations of value.

        The asset tests must be satisfied not only on the date that Price Legacy (directly or through its partnerships or limited liability companies) acquires securities in the applicable issuer, but also each time Price Legacy increases its ownership of securities of such issuer, including as a result of increasing Price Legacy's interest in a partnership or limited liability company which owns such securities. For example, Price Legacy's indirect ownership of securities of an issuer may increase as a result of its capital contributions to a partnership or limited liability company. After initially meeting the asset tests at the close of any quarter, Price Legacy will not lose its status as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If Price Legacy fails to satisfy an asset test because it acquires securities or other property during a quarter (including as a result of an increase in Price Legacy's interests in a partnership or limited liability company), Price Legacy can cure this failure by disposing of sufficient nonqualifying assets within 30 days after the close of that quarter. Although Price Legacy expects to satisfy the asset tests and plans to take steps to ensure that it satisfies such tests for any quarter with respect to which retesting is to occur, there can be no assurance that such steps will always be successful or will not require a reduction in Price Legacy's overall interest in an issuer (including in one or more of the taxable REIT subsidiaries). If Price Legacy fails to timely cure any noncompliance with the asset tests, Price Legacy would cease to qualify as a REIT.

        Annual Distribution Requirements.    To maintain Price Legacy's qualification as a REIT, it is required to distribute dividends, other than capital gain dividends, to its stockholders in an amount at least equal to the sum of:

  •
  90% (95% for taxable years beginning before January 1, 2001) of its "REIT taxable income," and

  •
  90% (95% for taxable years beginning before January 1, 2001) of its after tax net income, if any, from foreclosure property, minus

  •
  the excess of the sum of specified items of its noncash income items over 5% of "REIT taxable income" as described below.

        Price Legacy's "REIT taxable income" is computed without regard to the dividends paid deduction and its net capital gain. In addition, for purposes of this test, non-cash income means income attributable to leveled stepped rents, original issue discount on purchase money debt, cancellation of indebtedness or a like-kind exchange that is later determined to be taxable.

        In addition, if Price Legacy disposes of any asset it acquired from a corporation which is or has been a C corporation in a transaction in which Price Legacy's basis in the asset is determined by reference to the basis of the asset in the hands of that C corporation, within the ten-year period following Price Legacy's acquisition of such asset, Price Legacy would be required to distribute at least 90% (95% for taxable years beginning before January 1, 2001) of the after-tax gain, if any, Price Legacy recognized on the disposition of the asset, to the extent that gain does not exceed the excess of (a) the fair market value of the asset on the date Price Legacy acquired the asset over (b) Price Legacy's adjusted basis in the asset on the date Price Legacy acquired the asset.

        Price Legacy must pay these distributions in the taxable year to which they relate, or in the following taxable year if they are declared before Price Legacy timely files its tax return for that year and paid on or before the first regular dividend payment following their declarations. Except as provided below, these distributions are taxable to Price Legacy's stockholders, other than tax-exempt entities, in the year in which paid. This is so even though these distributions relate to the prior year for purposes of Price Legacy's 90% distribution requirement. The amount distributed must not be preferential. To avoid being preferential, every stockholder of the class of stock to which a distribution is made must be treated the same as every other stockholder of that class, and no class of stock may be treated other than according to its dividend rights as a class. To the extent that Price Legacy does not distribute all of its net capital gain or distribute at least 90% (95% for taxable years beginning before January 1, 2001), but less than 100%, of its "REIT taxable income," as adjusted, Price Legacy will be required to pay tax on the undistributed amount at regular ordinary and capital gain corporate tax rates. Price Legacy believes it has made, and intends to continue to make, timely distributions sufficient to satisfy these annual distribution requirements.

        Price Legacy expects that its "REIT taxable income" will be less than its cash flow because of depreciation and other non-cash charges included in computing "REIT taxable income." Accordingly, Price Legacy anticipates that it will generally have sufficient cash or liquid assets to enable it to satisfy the distribution requirements. However, Price Legacy may not have sufficient cash or other liquid assets to meet these distribution requirements because of timing differences between the actual receipt of income and actual payment of deductible expenses, and the inclusion of income and deduction of expenses in determining its taxable income. If these timing differences occur, Price Legacy may need to arrange for short-term, or possibly long-term, borrowings or need to pay dividends in the form of taxable stock dividends in order to meet the distribution requirements.

        Price Legacy may be able to rectify an inadvertent failure to meet the 90% distribution requirement for a year by paying "deficiency dividends" to stockholders in a later year, which Price Legacy may include in its deduction for dividends paid for the earlier year. Thus, Price Legacy may be able to avoid being taxed on amounts distributed as deficiency dividends. However, Price Legacy will be required to pay interest based on the amount of any deduction taken for deficiency dividends.

        In addition, Price Legacy will be required to pay a four percent excise tax on the excess of the required distribution for the calendar year over the amounts it actually distributes for such year. For this purpose, the amount of Price Legacy's required distribution during each calendar year (or in the case of distributions with declaration and record dates falling in the last three months of the calendar year, by the end of January immediately following such year) equals the sum of 85% of its REIT ordinary income for such year, 95% of its REIT capital gain income for the year, and any undistributed taxable income from prior periods. Any REIT taxable income and net capital gain on which this excise tax is imposed for any year will be treated as an amount distributed during that year for purposes of calculating such tax.

        Distributions with declaration and record dates falling in the last three months of the calendar year, which are paid to Price Legacy's stockholders by the end of January immediately following that year, will be treated for federal income tax purposes as having been paid on December 31 of the prior year.

        Like-Kind Exchanges.    Price Legacy may dispose of properties in transactions intended to qualify as like-kind exchanges under the Code. Such like-kind exchanges are intended to result in the deferral of gain for federal income tax purposes. The failure of any such transaction to qualify as a like-kind exchange could subject Price Legacy to federal income tax, possibly including the 100% prohibited transaction tax, depending on the facts and circumstances surrounding the particular transaction.

        Earnings and Profits Distribution Requirement.    In order to qualify as a REIT, Price Legacy cannot have at the end of any taxable year any undistributed "earnings and profits" that are attributable to a

C corporation taxable year (i.e., a year in which a corporation is neither a REIT nor an S corporation). In connection with the merger with Excel Legacy in September 2001, Price Legacy succeeded to various tax attributes of Excel Legacy (if, as expected, the merger qualified as a tax-free reorganization under the Code), including any undistributed C corporation earnings and profits of Excel Legacy. Price Legacy believes that Excel Legacy did not have any undistributed C corporation earnings and profits at the time of the merger. However, the IRS may contend otherwise on a subsequent audit of Price Legacy or Excel Legacy. If Excel Legacy did have undistributed C corporation earnings and profits at the time of the merger, then Price Legacy would have acquired undistributed C corporation earnings and profits that, if not distributed by Price Legacy prior to the end of its 2001 taxable year, would have required Price Legacy to pay a "deficiency dividend" to its stockholders, and interest to the IRS, to distribute any remaining earnings and profits. If Price Legacy were required to make this deficiency dividend, its failure to do so would prevent it from qualifying as a REIT. See "—Failure to Qualify."

Failure to Qualify

        Price Legacy's failure to qualify for taxation as a REIT could have an adverse effect on the market value and marketability of the securities offered by this proxy statement. If Price Legacy fails to qualify for taxation as a REIT in any taxable year, and the relief provisions do not apply, Price Legacy will be required to pay tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates. Distributions to stockholders in any year in which Price Legacy fails to qualify will not be deductible by Price Legacy nor will they be required to be made. As a result, Price Legacy's failure to qualify as a REIT would reduce the cash available for distribution by Price Legacy to its stockholders. In addition, if Price Legacy fails to qualify as a REIT, all distributions to stockholders will be taxable as regular corporate dividends to the extent of its current and accumulated earnings and profits, and, subject to certain limitations of the Code, corporate distributees may be eligible for the dividends-received deduction. Unless entitled to relief under specific statutory provisions, Price Legacy will also be disqualified from taxation as a REIT for the four taxable years following the year during which Price Legacy lost its qualification. It is not possible to state whether in all circumstances Price Legacy would be entitled to this statutory relief.

Tax Aspects of the Partnerships and Limited Liability Companies

        General.    Price Legacy holds some of its investments indirectly through partnerships and limited liability companies. In general, entities that are classified as partnerships for federal income tax purposes are "pass-through" entities which are not subject to federal income tax. Rather, partners or members of such entities are allocated their proportionate shares of the items of income, gain, loss, deduction and credit of the entity, and are potentially subject to tax thereon, without regard to whether the partners or members receive a distribution from the entity. Price Legacy will include in its income its proportionate share of the foregoing items for purposes of the various REIT income tests and in the computation of Price Legacy's REIT taxable income. Moreover, for purposes of the REIT asset tests, Price Legacy will include its proportionate share of assets held by the partnerships and limited liability companies. See "—Taxation of Price Legacy—Ownership of Interests in Partnerships, Limited Liability Companies and Qualified REIT Subsidiaries."

        Entity Classification.    Price Legacy's interests in the partnerships and limited liability companies involve special tax considerations, including the possibility of a challenge by the IRS of the status of a partnership or a limited liability company as a partnership, as opposed to an association taxable as a corporation, for federal income tax purposes. If a partnership or a limited liability company were treated as an association, it would be taxable as a corporation and therefore be subject to an entity-level tax on its income. In such a situation, the character of Price Legacy's assets and items of gross income would change and preclude Price Legacy from satisfying the asset tests and possibly the income tests. See "—Taxation of Price Legacy—Asset Tests" and "—Taxation of Price Legacy—Income Tests."

This, in turn, would prevent Price Legacy from qualifying as a REIT. See "—Failure to Qualify" for a discussion of the effect of Price Legacy's failure to meet these tests for a taxable year. In addition, a change in the partnership's or limited liability company's status for tax purposes might be treated as a taxable event. If so, Price Legacy might incur a tax liability without any related cash distributions.

        Treasury Regulations that apply for tax periods beginning on or after January 1, 1997 provide that a domestic business entity not otherwise classified as a corporation and which has at least two members, an "eligible entity," may elect to be taxed as a partnership for federal income tax purposes. Unless it elects otherwise, an eligible entity in existence prior to January 1, 1997 will have the same classification for federal income tax purposes that it claimed under the entity classification Treasury Regulations in effect prior to this date. In addition, an eligible entity which did not exist, or did not claim a classification, prior to January 1, 1997, will be classified as a partnership for federal income tax purposes unless it elects otherwise. Each of Price Legacy's partnerships and limited liability companies intends to claim classification as a partnership under the current regulations, and, as a result, Price Legacy believes that such partnerships and limited liability companies will be classified as partnerships for federal income tax purposes.

Tax Liabilities and Attributes Inherited from Excel Legacy Corporation

        If Price Legacy had not made an election under applicable temporary Treasury Regulations, Excel Legacy would have recognized taxable gain as a result of the merger in September 2001, even though the merger otherwise qualified as a tax-free reorganization under the Code. As a result of the merger, Price Legacy assumed the liability for any tax due with respect to this gain. Price Legacy made an election under the applicable Temporary Treasury Regulations with respect to the assets it acquired from Excel Legacy in the merger to prevent the recognition of this gain. Even having made this election, if Price Legacy disposes of any of the assets acquired from Excel Legacy during the ten-year period following the merger, any resulting gain, to the extent of the built-in gain at the time of the merger, would be subject to tax at the highest corporate tax rate under the built-in gain rules. See "—Taxation of Price Legacy—General."

        Assuming the merger is treated as a reorganization under Section 368(a) of the Code, Excel Legacy's tax basis in the assets transferred in the merger carried over to Price Legacy. Because many of the properties held by Excel Legacy have fair market values in excess of their tax bases, this lower tax basis causes Price Legacy to have lower depreciation deductions and higher gain on sale with respect to these properties than would have been the case if these properties had been acquired in a taxable transaction.

Taxation of Price Legacy's Stockholders

        The following summary describes the United States federal income tax considerations anticipated to be material to holders of Price Legacy's capital stock. When Price Legacy uses the term "United States stockholder," it means a holder of Price Legacy's capital stock who is, for United States federal income tax purposes:

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  a citizen or resident of the United States,

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  a corporation, partnership, or other entity treated as a corporation or partnership for United States federal income tax purposes created or organized in or under the laws of the United States or of any State or in the District of Columbia, unless, in the case of a partnership, Treasury Regulations provide otherwise,

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  a trust that (x) is subject to the supervision of a court within the United States and the control of one or more United States persons or (y) has a valid election in effect under applicable Treasury Regulations to be treated as a United States person, or

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  an estate which is required to pay United States federal income tax regardless of the source of its income.

Distributions Generally

        Distributions out of Price Legacy's current or accumulated earnings and profits, other than capital gain dividends discussed below, generally will constitute dividends taxable to Price Legacy's taxable United States stockholders as ordinary income. As long as Price Legacy qualifies as a REIT, these distributions will not be eligible for the dividends-received deduction in the case of United States stockholders that are corporations. For purposes of determining whether distributions to holders of capital stock are out of current or accumulated earnings and profits, Price Legacy's earnings and profits will be allocated first to Price Legacy's outstanding preferred stock and then to Price Legacy's outstanding common stock.

        To the extent that Price Legacy makes distributions, other than capital gain dividends discussed below, in excess of its current and accumulated earnings and profits, these distributions will be treated first as a tax-free return of capital to each United States stockholder. This treatment will reduce the adjusted tax basis which each United States stockholder has in its shares of capital stock by the amount of the distribution, but not below zero. Distributions in excess of Price Legacy's current and accumulated earnings and profits and in excess of a United States stockholder's adjusted tax basis in its shares will be taxable as capital gain, provided that the shares have been held as capital assets. The gain will be taxable as long-term capital gain if the shares have been held for more than one year. Dividends Price Legacy declares in October, November, or December of any year and payable to a stockholder of record on a specified date in any of these months will be treated as both paid by Price Legacy and received by the stockholder on December 31 of that year, provided Price Legacy actually pays the dividend on or before January 31 of the following year. Stockholders may not include in their own income tax returns any of Price Legacy's net operating losses or capital losses.

Capital Gain Distributions

        Distributions that Price Legacy properly designates as capital gain dividends will be taxable to Price Legacy's taxable United States stockholders as gain from the sale or disposition of a capital asset, to the extent that such gain does not exceed Price Legacy's actual net capital gain for the taxable year. Depending on the characteristics of the assets which produced these gains, and on specified designations, if any, which Price Legacy may make, these gains may be taxable to non-corporate United States stockholders at a 15%, 20% or 25% rate, as described in "New Legislation" below. United States stockholders that are corporations may, however, be required to treat up to 20% of some capital gain dividends as ordinary income. If Price Legacy properly designates any portion of a dividend as a capital gain dividend, then Price Legacy intends to allocate a portion of the total capital gain dividends paid or made available to holders of all classes of Price Legacy's stock for the year to the holders of each class of its stock in proportion to the amount that Price Legacy's total dividends, as determined for federal income tax purposes, paid or made available to the holders of each class of its stock for the year bears to the total dividends, as determined for federal income tax purposes, paid or made available to holders of all classes of Price Legacy's stock for the year.

Retention of Net Capital Gains

        Price Legacy may elect to retain, rather than distribute as a capital gain dividend, its net capital gains. If Price Legacy makes this election, it would pay tax on its retained net capital gains. In addition, to the extent Price Legacy designates, a United States stockholder generally would:

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  include its proportionate share of Price Legacy's undistributed long-term capital gains in computing its long-term capital gains in its return for its taxable year in which the last day of Price Legacy's taxable year falls,

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  be deemed to have paid the capital gains tax imposed on Price Legacy on the designated amounts included in the United States stockholder's long-term capital gains,

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  receive a credit or refund for the amount of tax deemed paid by it,

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  increase the adjusted basis of its capital stock by the difference between the amount of includable gains and the tax deemed to have been paid by it, and

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  in the case of a United States stockholder that is a corporation, appropriately adjust its earnings and profits for the retained net capital gains as required by Treasury Regulations to be prescribed by the IRS.

Passive Activity Losses and Investment Interest Limitations

        Distributions Price Legacy makes and gain arising from the sale or exchange by a United States stockholder of Price Legacy's shares will not be treated as passive activity income. As a result, United States stockholders generally will not be able to apply any "passive losses" against this income or gain. Distributions Price Legacy makes, to the extent they do not constitute a return of capital, generally will be treated as investment income for purposes of computing the investment interest limitation. Gain arising from the sale or other disposition of Price Legacy's shares, however, may not be treated as investment income depending on your particular situation.

Dispositions of Capital Stock

        If a United States stockholder sells or disposes of its shares of capital stock to a person other than Price Legacy, it will recognize gain or loss for federal income tax purposes in an amount equal to the difference between the amount of cash and the fair market value of any property it receives on the sale or other disposition and its adjusted basis in the shares for tax purposes. This gain or loss will be capital if that United States stockholder has held the capital stock as a capital asset. This gain or loss, except as provided below, will be long-term capital gain or loss if it has held the capital stock for more than one year. In general, if a United States stockholder recognizes loss on the sale or other disposition of capital stock that it has held for six months or less, the loss recognized will be treated as a long-term capital loss to the extent the United States stockholder received distributions from Price Legacy which were required to be treated as long-term capital gains.

Redemption of Series 1 Preferred Stock.

        A redemption of shares of Series 1 preferred stock will be treated under Section 302 of the Code as a distribution taxable as a dividend to the extent of Price Legacy's current and accumulated earnings and profits at ordinary income rates unless the redemption satisfies one of the tests set forth in Section 302(b) of the Code and is therefore treated as a sale or exchange of the redeemed shares. The redemption will be treated as a sale or exchange if it:

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  is "substantially disproportionate" with respect to the United States stockholder,

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  results in a "complete termination" of the United States stockholder's stock interest in Price Legacy, or

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  is "not essentially equivalent to a dividend" with respect to the United States stockholder,

all within the meaning of Section 302(b) of the Code.

        In determining whether any of these tests have been met, shares of capital stock, including common stock and other equity interests in Price Legacy, considered to be owned by the United States stockholder by reason of certain constructive ownership rules set forth in the Code, as well as shares of capital stock actually owned by the United States stockholder, must generally be taken into account. Because the determination as to whether any of the alternative tests of Section 302(b) of the Code will be satisfied with respect to the United States stockholder depends on the facts and circumstances at the time that the determination must be made, United States stockholders are advised to consult their tax advisors to determine such tax treatment.

        If a redemption of shares of Series 1 preferred stock is treated as a distribution taxable as a dividend, the amount of the distribution will be measured by the amount of cash and the fair market value of any property received. A United States stockholder's adjusted basis in the redeemed shares of Series 1 preferred stock for tax purposes will be transferred to its remaining shares of Price Legacy's capital stock, if any. If a United States stockholder owns no other shares of Price Legacy's capital stock, such basis may, under certain circumstances, be transferred to a related person or it may be lost entirely.

        If a redemption of shares of Series 1 preferred stock is not treated as a distribution taxable as a dividend, it will be treated as a taxable sale or exchange in the manner described above under "—Dispositions of Capital Stock."

  Taxation of Tax-Exempt Stockholders

        Except as described below, dividend income from Price Legacy and gain arising upon the sale of shares generally will not be unrelated business taxable income to a tax-exempt stockholder. This income or gain will be unrelated business taxable income, however, if the tax-exempt stockholder holds its shares as "debt financed property" within the meaning of the Code or if the shares are used in a trade or business of the tax-exempt stockholder. Generally, debt financed property is property the acquisition or holding of which was financed through a borrowing by the tax-exempt stockholder.

        For tax-exempt stockholders which are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans exempt from federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Code, respectively, income from an investment in Price Legacy's shares will constitute unrelated business taxable income unless the organization is able to properly claim a deduction for amounts set aside or placed in reserve for specific purposes so as to offset the income generated by its investment in Price Legacy's shares. These prospective investors should consult their tax advisors concerning these "set aside" and reserve requirements.

        Notwithstanding the above, however, a portion of the dividends paid by a "pension held REIT" will be treated as unrelated business taxable income as to some trusts that hold more than 10%, by value, of the interests of a REIT. A REIT will not be a "pension held REIT" if it is able to satisfy the "not closely held" requirement without relying on the "look-through" exception with respect to certain trusts. As a result of limitations on the transfer and ownership of stock contained in Price Legacy's charter, Price Legacy does not expect to be classified as a "pension-held REIT," and as a result, the tax treatment described in this paragraph should be inapplicable to Price Legacy's stockholders.

Backup Withholding

        Under the backup withholding rules, a United States stockholder may be subject to backup withholding with respect to the consideration paid pursuant to the Series A exchange offer and dividends paid by Price Legacy unless the holder is a corporation or is otherwise exempt and, when required, demonstrates this fact or provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the backup withholding rules. United States stockholder that does not provide Price Legacy with its correct taxpayer identification number may also be subject to penalties imposed by the IRS. Backup withholding is not an additional tax. Any amount paid as backup withholding will be creditable against the stockholder's income tax liability. In addition, Price Legacy may be required to withhold a portion of capital gain distributions to any stockholders who fail to certify their non-foreign status. See "—Taxation of Non-United States Stockholders."

Taxation of Non-United States Stockholders

        The preceding discussion does not address the rules governing United States federal income taxation of the ownership and disposition of Price Legacy's capital stock by persons that are non-United States stockholders. The term "non-United States stockholder" means stockholders who are not United States stockholders. In general, non-United States stockholders may be subject to special tax withholding requirements on distributions from Price Legacy and with respect to their sale or other disposition of Price Legacy's capital stock, except to the extent reduced or eliminated by an income tax treaty between the United States and the non-United States stockholder's country. A non-United States stockholder who is a stockholder of record and is eligible for reduction or elimination of withholding must file an appropriate form with Price Legacy in order to claim such treatment. Non-United States stockholders should consult their own tax advisors concerning the federal income tax consequences to them of an acquisition of shares of Price Legacy's capital stock, including the federal income tax treatment of dispositions of interests in and the receipt of distributions from Price Legacy.

Other Tax Consequences

        State, local and foreign income tax laws may differ substantially from the corresponding federal income tax laws, and this discussion does not purport to describe any aspect of the tax laws of any state, local or foreign jurisdiction. Consequently, stockholders should consult their tax advisors regarding the effect of state and local tax laws on an investment in Price Legacy.

New Legislation

        The maximum tax rate of non-corporate taxpayers for (i) capital gains, including "capital gain dividends," has generally been reduced from 20% to 15% (for taxable years ending on or after May 6, 2003, although certain amounts in 2003 may continue to be taxed at a 20% rate and, depending on the characteristics of the assets which produced these gains and on designations which we may make, certain capital gain dividends may be taxed at a 25% rate) and (ii) dividends has generally been reduced from 38.6% to 15% (for taxable years beginning after December 31, 2002). In general, dividends payable by REITs are not eligible for the reduced tax rate on corporate dividends, except to the extent the REIT's dividends are attributable either to dividends received from taxable corporations (such as our taxable REIT subsidiaries), to income that was subject to tax at the corporate/REIT level (for example, if we distribute taxable income that we retained and paid tax on in the prior taxable year) or to dividends properly designated by us as "capital gain dividends." Although these tax rate changes do not adversely affect the taxation of REITs or dividends paid by REITs, the more favorable treatment of regular corporate dividends could cause investors who are individuals to consider stocks of other corporations that pay dividends as more attractive relative to stocks of REITs. The currently applicable provisions of the United States federal income tax laws relating to the 15% tax rate are currently scheduled to "sunset" or revert back to the provisions of prior law effective for taxable years beginning after December 31, 2008, at which time the capital gains tax rate will be increased to 20% and the rate applicable to dividends will be increased to the tax rate then applicable to ordinary income.

Proposed Legislation

        Recently, legislation was introduced in the United States House of Representatives and Senate that would amend certain rules relating to REITs. As of the date hereof, this proposed legislation has not been enacted into law. The proposed legislation would, among other things, include the following changes:

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  As discussed above under "—Taxation of Price Legacy—Asset Tests," Price Legacy may not own more than 10% by vote or value of any one issuer's securities. If Price Legacy fails to meet this test at the end of any quarter and such failure is not cured within 30 days thereafter, Price Legacy would fail to qualify as a REIT. Under the proposal, after the 30 day cure period, a REIT could dispose of sufficient assets to cure such a violation that does not exceed the lesser of 1% of the REIT's assets at the end of the relevant quarter or $10,000,000. For violations due to reasonable cause that are larger than this amount, the proposed legislation would permit the REIT to avoid disqualification as a REIT, after the 30 day cure period, by taking steps including the disposition of sufficient assets to meet the asset test and paying a tax equal to the greater of $50,000 or the highest corporate tax rate multiplied by the net income generated by the nonqualifying assets.

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  The proposed legislation also would change the formula for calculating the tax imposed for certain violations of the 75% and 95% gross income tests described above under "—Taxation of Price Legacy—Income Tests" and would make certain changes to the requirements for availability of the applicable relief provisions for failure to meet such tests.

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  The proposed legislation would clarify a rule regarding Price Legacy's ability to enter into leases with its taxable REIT subsidiaries.

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  As discussed above under "—Taxation of Price Legacy—Penalty Tax," amounts received by a REIT for services customarily furnished or rendered by its taxable REIT subsidiary in connection with the rental of real property are excluded from treatment as "redetermined rents" and therefore avoid the 100% penalty tax. The proposed legislation would eliminate this exclusion.

        The foregoing is a non-exhaustive list of changes that would be made by the proposed legislation. The provisions contained in this legislation relating to Price Legacy's ability to enter into leases with its taxable REIT subsidiaries, would apply to taxable years ending after December 31, 2000, and the remaining provisions discussed above generally would apply to taxable years beginning after the date the proposed legislation is enacted.

        As of the date hereof, it is not possible to predict with any certainty whether the proposed legislation discussed above will be enacted in its current form, if at all.

DESCRIPTION OF PRICE LEGACY CAPITAL STOCK

        The following is a description of the material terms of the capital stock of Price Legacy. Because it is only a summary, it does not contain all of the information that may be important to you. For a complete description, you are referred to the MGCL, Price Legacy's charter and bylaws and the amendment and restatement of Price Legacy's charter described under "Proposal 3: The Amendment and Restatement of Price Legacy's Charter."

General

        Price Legacy's charter currently authorizes a total of 150,000,000 shares of capital stock, consisting of 94,691,374 shares of common stock, $0.0001 par value per share, 27,849,771 shares of 8 3/4% Series A Cumulative Redeemable Preferred Stock, $0.0001 par value per share, and 27,458,855 shares of 9% Series B Junior Convertible Redeemable Preferred Stock, $0.0001 par value per share. As of October 31, 2003, 34,732,157 shares of common stock, 27,849,771 shares of Series A preferred stock and 19,666,754 shares of Series B preferred stock were issued and outstanding. Under Maryland law, stockholders generally are not liable for the corporation's debts or obligations.

        If the amendment and restatement of Price Legacy's charter is approved, Price Legacy will then be authorized to issue a total of 150,000,000 shares of capital stock, including 106,510,578 shares of common stock, 27,849,771 shares of Series A preferred stock and 15,639,651 shares of Series 1 preferred stock, and the Series B preferred stock will be eliminated.

        Price Legacy's board of directors may, without stockholder approval, increase or decrease the authorized number of shares of capital stock of Price Legacy or the authorized number of shares of stock of any class or series of Price Legacy, provided that the approval by Price Legacy's board of any increase or decrease in the authorized number of shares currently requires the approval of the directors elected by the Warburg Pincus Entities. Upon the expected sale of the Warburg Pincus Entities' securities to 520 Group (see "The Special Meeting—Questions and Answers About the Proxy Materials and the Recapitalization Transaction—Are there any recent developments concerning Price Legacy that I should be aware of?"), the approval of the directors elected by the Warburg Pincus Entities will no longer be required.

Common Stock

        All issued and outstanding shares of common stock are duly authorized, validly issued, fully paid and non-assessable. The rights of the holders of common stock are subject to the preferential rights of any other class or series of stock of Price Legacy and to the provisions of Price Legacy's charter regarding the restrictions on transfer of Price Legacy's stock.

  Ranking

        The common stock ranks, relating to distributions and upon liquidation, dissolution or winding-up:

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  senior to all of Price Legacy's stock that Price Legacy's board may authorize in the future with terms that specifically provide that such stock rank junior to the common stock,

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  on a parity with all of Price Legacy's stock that Price Legacy's board may authorize in the future with terms that specifically provide that such stock rank on a parity with the common stock, and

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  junior to the Series A preferred stock, the Series B preferred stock, the Series 1 preferred stock, if and when authorized and issued, and to all of Price Legacy's stock that Price Legacy's board may authorize in the future with terms that specifically provide that such stock rank senior to the common stock.

  Distributions

        The holders of common stock are entitled to receive distributions if, as and when authorized and declared by Price Legacy's board out of assets legally available for the payment of distributions. Shares of common stock have equal distribution rights. To the extent that any distributions (whether payable in cash or stock) on common stock are treated as nonpreferential dividends for federal income tax purposes, they may be used to satisfy Price Legacy's 90% REIT distribution requirement. See "Material Federal Income Tax Considerations Related to the Transaction—Taxation of Price Legacy—Annual Distribution Requirements."

        Unless full dividends on the issued and outstanding Series A preferred stock, Series B preferred stock, and, if approved and issued, the Series 1 preferred stock have been paid for all past dividend periods, no dividends may generally be paid on the common stock. As discussed below, (1) the holders of Series A preferred stock are entitled to receive (when and if authorized and declared by Price Legacy's board out of assets legally available for that purpose), quarterly cumulative distributions payable in cash in an amount per share equal to $1.40 per annum, (2) the holders of Series B preferred stock are entitled to receive (when and if authorized and declared by Price Legacy's board out of assets legally available for that purpose) quarterly cumulative distributions payable in shares of Series B preferred stock in an amount per share equal to 9% of the original issue price of the Series B preferred stock ($5.56), or $.50 per share, per annum (subject to customary adjustments) for the first 45 months after the Series B preferred stock is issued, and payable in cash in an amount equal to 10% of the original issue price of the Series B preferred stock ($5.56), or $.56 per share, per annum (subject to customary adjustments) thereafter and (3) if approved and issued, the holders of Series 1 preferred stock will be entitled to receive (when and if authorized and declared by Price Legacy's board out of assets legally available for that purpose), quarterly cumulative distributions payable in cash in an amount per share equal to $1.16 per annum.

        To qualify as a REIT, Price Legacy must distribute at least 90% of its REIT taxable income to its stockholders (determined without regard to the dividends paid deduction and by excluding capital gains), and will be subject to tax to the extent it distributes less then 100% of its REIT taxable income. Price Legacy is expected to distribute in excess of this minimum requirement, or approximately 100% of its REIT taxable income, to its stockholders following the recapitalization transaction. As a result of Price Legacy's dividend obligations to the holders of preferred stock, assuming 50% of the outstanding shares of Series A preferred stock are exchanged for common stock and 50% of the outstanding shares of Series A preferred stock are exchanged for Series 1 preferred stock, the holders of common stock will receive distributions only if Price Legacy is able to distribute more than $16.2 million, which is the aggregate amount of annual distributions that would be initially payable on the Series 1 preferred stock.

  Liquidation

        In the event of the liquidation, dissolution or winding-up of Price Legacy, after payment of or adequate provision for all of Price Legacy's known debts and liabilities, the holders of common stock are entitled to share ratably in Price Legacy's assets legally available for distribution to its stockholders. Shares of common stock have equal liquidation rights.

  Redemption

        The holders of common stock have no sinking fund or redemption rights, except as provided under "—Restrictions on Transfer" below.

  Voting

        Each outstanding share of common stock is entitled to one vote on all matters generally submitted to a vote of stockholders, including the election of directors, subject, however, to any special voting rights now or hereafter afforded to any class or series of stock. Under Price Legacy's current charter, subject to the right of the holders of Series A preferred stock to vote separately to elect four directors and of the Warburg Pincus Entities to elect two directors, the holders of Series A preferred stock and common stock, voting together as a single class, are entitled to elect the remaining two members of Price Legacy's board of directors. Upon the expected sale of the Warburg Pincus Entities' securities to 520 Group, the Warburg Pincus Entities will no longer have the right to vote separately to elect directors. If the recapitalization transaction is approved and consummated, the holders of Series A preferred stock will no longer have any right to vote separately to elect directors and the holders of common stock and Series A preferred stock (to the extent any shares of Series A preferred stock remain outstanding following the Series A exchange offer), but not the holders of Series 1 preferred stock, voting together as a single class, will be entitled to elect all of Price Legacy's directors at the first annual meeting following the recapitalization and at each succeeding annual meeting of stockholders. The directors in office at the time of the recapitalization will remain in office following the recapitalization until the next annual meeting of stockholders and until their successors are duly elected and qualify.

  Protective Provisions

        Under the MGCL, a Maryland corporation generally cannot dissolve, amend its charter, merge, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business unless approved by the affirmative vote of two-thirds of all the stockholder votes entitled to be cast on the matter, unless a greater or lesser proportion of votes (but not less than a majority of all votes entitled to be cast) is specified in the charter. Price Legacy's charter provides that any action, which would include an amendment to Price Legacy's charter, will be valid and effective if approved by the affirmative vote of the holders of shares entitled to cast a majority of the votes entitled to be cast on the matter, rather than two-thirds as otherwise provided for under the MGCL. Price Legacy's charter currently provides that any resolution to amend Price Legacy's charter must be approved by a majority of Price Legacy's board, which majority must include the directors elected by the Warburg Pincus Entities so long as those directors remain directors of Price Legacy. As a result of the expected sale of the Warburg Pincus Entities' securities to 520 Group, the Warburg Pincus Entities will no longer hold any Price Legacy stock, the terms of office of the directors elected by the Warburg Pincus Entities will expire and the approval of the directors elected by the Warburg Pincus Entities will no longer be required.

  Conversion

        The holders of common stock have no conversion rights.

  Preemptive Rights

        The holders of common stock have no preemptive rights.

Series A Preferred Stock

  Ranking

        The Series A preferred stock ranks, relating to distributions and upon liquidation, dissolution or winding-up of Price Legacy:

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  senior to the common stock, the Series B preferred stock and to all of Price Legacy's stock that Price Legacy's board may authorize in the future with terms that specifically provide that such stock rank junior to the Series A preferred stock,

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  on a parity with the Series 1 preferred stock, if and when authorized and issued, and all of Price Legacy's stock that Price Legacy's board may authorize in the future with terms that specifically provide that such stock rank on a parity with the Series A preferred stock, and

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  junior to all of Price Legacy's stock that Price Legacy's board may authorize in the future with terms that specifically provide that such stock rank senior to the Series A preferred stock.

  Distributions

        The holders of Series A preferred stock are entitled to receive, when, as and if authorized and declared by Price Legacy's board out of assets legally available for that purpose, cumulative distributions payable in cash in an amount per share equal to $1.40 per annum, payable quarterly in arrears on the 15th day, or next succeeding business day, of February, May, August and November of each year. To the extent that these distributions are treated as dividends for federal income tax purposes, they may be used to satisfy Price Legacy's 90% REIT distribution requirement. See "Material Federal Income Tax Considerations Related to the Transaction—Taxation of Price Legacy—Annual Distribution Requirements." No dividends or other distributions, other than in shares of stock ranking junior to the Series A preferred stock, may be paid on any stock ranking junior to the Series A preferred stock until full distributions have been or contemporaneously are declared and paid, or set aside for payment, on the Series A preferred stock. No dividends or other distributions, other than in shares of stock ranking junior to the Series A preferred stock, may be paid on any stock ranking on a parity with the Series A preferred stock until full distributions have been or contemporaneously are declared and paid, or set aside for payment, on the Series A preferred stock, except that, when distributions are not paid in full or a sum sufficient is not set aside for such payment on the Series A preferred stock, all distributions declared on the Series A preferred stock and any other stock ranking on a parity with the Series A preferred stock will be declared ratably in proportion to the respective amounts of distributions accumulated, accrued and unpaid on the Series A preferred stock and any other such parity stock. Because the Series 1 preferred stock (if and when authorized and issued) will rank on a parity with the Series A preferred stock, when distributions are not paid in full or a sum sufficient is not set aside for such payment on the Series A preferred stock and Series 1 preferred stock, all distributions declared on the Series A preferred stock and Series 1 preferred stock will be declared ratably in proportion to the respective amounts of distributions accumulated, accrued and unpaid on the Series A preferred stock and the Series 1 preferred stock, except that Price Legacy may declare and pay distributions on the Series A preferred stock for any period prior to the first full distribution period on the Series 1 preferred stock following the Series A exchange offer without declaring or setting aside distributions on the Series 1 preferred stock.

  Liquidation

        In the event of the liquidation, dissolution or winding-up of Price Legacy, after payment of or adequate provision for all of Price Legacy's known debts and liabilities, the holders of Series A preferred stock are entitled to receive $16.00 per share of Series A preferred stock, together with any accrued but unpaid dividends, before any payment or distribution is made on any junior shares. If the assets of Price Legacy distributable among the holders of Series A preferred stock are insufficient to pay in full the liquidating distributions to which the holders of Series A preferred stock and any other shares of stock ranking on a parity with the Series A preferred stock are entitled, such assets will be distributed among the holders of Series A preferred stock and any such other parity stock ratably in the same proportion as the respective amounts that would be payable on such Series A preferred stock and any such other parity stock if all amounts to which they are entitled were paid in full. In the event of the liquidation, dissolution or winding-up of Price Legacy, the Series A preferred stock will rank on a parity with the Series 1 preferred stock (if and when authorized and issued), and if the assets of Price Legacy are insufficient to pay in full the liquidating distributions to which each is entitled, Price Legacy's assets would be distributed among the holders of Series A preferred stock and Series 1 preferred stock in proportion to their aggregate liquidation preferences at the time of such liquidation, dissolution or winding-up. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of the Series A preferred stock will have no right or claim to any of the remaining assets of Price Legacy.

  Redemption

        Shares of Series A preferred stock may be redeemed by Price Legacy at any time upon proper notice, at a price per share of $16.00, together with any accrued but unpaid dividends.

  Voting

        Price Legacy's charter currently provides that the holders of Series A preferred stock are entitled to vote with the holders of Series B preferred stock and common stock on all matters on which the holders of common stock are entitled to vote. In any matter in which the Series A preferred stock is entitled to be voted, each share of Series A preferred stock is entitled to 1/10 of one vote, except that when any other class or series of preferred stock has the right to vote together with the Series A preferred stock, the Series A preferred stock is entitled to one vote per $16.00 of stated liquidation preference. Price Legacy's charter also currently provides that the holders of Series A preferred stock, voting separately as a class, are entitled to elect four directors, the Warburg Pincus Entities are entitled to vote separately to elect two directors and the holders of Series A preferred stock and common stock, voting together as a single class, are entitled to elect the remaining two members of Price Legacy's board of directors. The right of the holders of Series A preferred stock to elect directors as a separate class terminates on the date any of the following occur:

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  less than 2,000,000 shares of Series A preferred stock remain outstanding,

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  Price Legacy or any of its affiliates makes an offer to purchase any and all outstanding shares of Series A preferred stock at a cash price of $16.00 per share, and purchases all shares duly tendered and not withdrawn,

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  Price Legacy's board (1) issues or agrees to issue any equity securities or securities convertible or exchangeable into or exercisable for equity securities, in any case, without the unanimous approval of all of the members of Price Legacy's board or (2) fails to pay distributions on the common stock in an amount equal to 100% of Price Legacy's taxable income or an amount necessary to maintain its status as a REIT, or in an amount equal to the excess, if any, of Price Legacy's funds from operations, less the Series A preferred stock distributions, over $7.5 million, or

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  Price Legacy's board, by unanimous vote, approves a resolution terminating the right of the holders of Series A preferred stock to elect members of Price Legacy's board as a separate class.

        The right of the Warburg Pincus Entities to elect two directors terminates, and the term of office of the directors elected by the Warburg Pincus Entities expires, when the Warburg Pincus Entities no longer beneficially own securities representing at least 10% of Price Legacy's outstanding common stock, on an as-converted basis. As a result of the expected sale of the Warburg Pincus Entities' securities to 520 Group, the Warburg Pincus Entities will no longer hold any Price Legacy stock, and accordingly, the right of the Warburg Pincus Entities to vote separately to elect two directors will terminate and the term of office of the two directors elected by the Warburg Pincus Entities will expire.

        In connection with the recapitalization transaction, the board intends to unanimously approve a resolution terminating the right of the holders of Series A preferred stock to elect members of Price Legacy's board as a separate class. Therefore, the holders of common stock and Series A preferred stock (to the extent any shares of Series A preferred stock remain outstanding following the Series A exchange offer), but not the holders of Series 1 preferred stock, voting together as a single class, will be entitled to elect all of Price Legacy's directors at the first annual meeting following the recapitalization and at each succeeding annual meeting of stockholders. The directors in office at the time of the recapitalization will remain in office following the recapitalization until the next annual meeting of stockholders and until their successors are duly elected and qualify.

        Whenever distributions on any shares of Series A preferred stock are in arrears for six or more quarterly periods, whether or not consecutive, the holders of Series A preferred stock (voting separately as a class with all other series of preferred stock with like voting rights) will be entitled to vote for the election of two additional directors at a special meeting of the holders of Series A preferred stock or of any other series of preferred stock so in arrears or at the next annual meeting of stockholders, and at each subsequent annual meeting until all distributions accumulated on shares of Series A preferred stock for the past distribution periods and the then current distribution period will have been fully paid or declared and a sum sufficient for the payment thereof irrevocably set aside for payment in full; whereupon either the additional directors elected by the Series A preferred stock will resign or their term of office will expire, and the number of directors constituting the board of directors will be decreased accordingly.

  Protective Provisions

        So long as any shares of Series A preferred stock are outstanding, Price Legacy will not, without the affirmative vote of at least two-thirds of the outstanding Series A preferred stock,

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  authorize or create, or increase the authorized or issued amount of, any class or series of shares of capital stock of Price Legacy ranking prior or senior to the Series A preferred stock with respect to the payment of distributions or the distribution of assets upon liquidation, dissolution or winding-up or reclassify any authorized shares of capital stock of Price Legacy into such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any of such shares, or

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  amend, alter or repeal the provisions of Price Legacy's charter, whether by merger, consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of the Series A preferred stock or the holders of Series A preferred stock; provided, however, that so long as shares of Series A preferred stock, or shares of any equivalent class or series of stock issued by the surviving corporation in a merger, consolidation or share exchange to which Price Legacy is a party, remain outstanding with their terms materially unchanged, no amendment, alteration or repeal of provisions of Price Legacy's charter will be deemed to adversely affect the rights, preferences, privileges or voting power of the Series A preferred stock. In addition, an increase in the amount of the authorized or issued shares of any class or security convertible into any shares ranking on a parity with or junior to the Series A preferred stock with respect to the payment of distributions or the distribution of assets upon liquidation, dissolution or winding-up will not be deemed to adversely affect such rights, preferences, privileges or voting powers.

        Because Price Legacy's board of directors, by unanimous vote, intends to approve a resolution terminating the rights of the holders of Series A preferred stock to elect members of Price Legacy's board as a separate class, no separate vote of the Series A preferred stock is necessary to approve the amendment and restatement of Price Legacy's charter.

  Conversion

        The holders of Series A preferred stock have no conversion rights.

  Preemptive Rights

        The holders of Series A preferred stock have no preemptive rights.

Series B Preferred Stock

  Ranking

        The Series B preferred stock ranks, relating to distributions and upon liquidation, dissolution or winding-up of Price Legacy:

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  senior to the common stock, and to all of Price Legacy's stock that Price Legacy's board may authorize in the future with terms that specifically provide that such stock rank junior to the Series B preferred stock,

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  on a parity with all of Price Legacy's stock that Price Legacy's board may authorize in the future with terms that specifically provide that such stock rank on a parity with the Series B preferred stock, and

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  junior to the Series A preferred stock, the Series 1 preferred stock, if and when authorized and issued, and to all of Price Legacy's stock that Price Legacy's board may authorize in the future with terms that specifically provide that such stock rank senior to the Series B preferred stock.

  Distributions

        The holders of Series B preferred stock are entitled to receive, when, as and if authorized and declared by Price Legacy's board out of funds legally available for that purpose, cumulative distributions payable in shares of Series B preferred stock in an amount per share equal to 9% of the original issue price of the Series B preferred stock ($5.56), or $.50 per share, per annum (subject to customary adjustments) for the first 45 months after the Series B preferred stock is issued, and payable in cash in an amount equal to 10% of the original issue price of the Series B preferred stock ($5.56), or $.56 per share, per annum (subject to customary adjustments) thereafter. Such distributions are payable quarterly in arrears on the 15th day, or next succeeding business day, of February, May, August and November of each year. To the extent that these distributions (whether payable in cash or Series B preferred stock) are treated as dividends for federal income tax purposes, they may be used to satisfy Price Legacy's 90% REIT distribution requirement. See "Material Federal Income Tax Considerations Related to the Transaction—Taxation of Price Legacy—Annual Distribution Requirements." No dividends or other distributions, except in shares of stock ranking junior to the Series B preferred stock, may be paid on any stock ranking on a parity with or junior to the Series B preferred stock without the affirmative vote or consent of the holders of at least two-thirds of the outstanding shares of Series B preferred stock; provided, however, that if full distributions have been or contemporaneously are declared and paid, or set aside for payment, on the Series B preferred stock, Price Legacy may make such distributions (1) if the amount of all distributions on all classes of Price Legacy's capital stock for the fiscal year does not exceed 100% of Price Legacy's REIT taxable income for such fiscal year or (2) if required to protect Price Legacy's status as a REIT.

  Liquidation

        In the event of the liquidation, dissolution or winding-up of Price Legacy or, in some cases, a merger, consolidation, share exchange or sale of all or substantially all of Price Legacy's assets, after payment of or adequate provision for all known debts and liabilities of Price Legacy and payment of any liquidation preference with respect to any shares of Price Legacy's capital stock ranking senior to the Series B preferred stock as to liquidation preference, the holders of Series B preferred stock are entitled to receive $5.56 per share (subject to customary adjustments), together with any accrued but unpaid dividends, before any payment or distribution is made on any junior shares. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of the Series B preferred stock will have no right or claim to any of the remaining assets of Price Legacy.

  Redemption

        Shares of Series B preferred stock may be redeemed by Price Legacy after 60 months from the initial issuance of the Series B preferred stock if the average closing price of the common stock for the preceding 40 consecutive trading days is less than $7.50 per share and Price Legacy has elected, within the 60-day period following the date that is 60 months from initial issuance of the Series B preferred stock, to effect such redemption. Such redemption will be effected over a five-year period at a price of $5.56 per share, plus accrued and unpaid dividends.

  Voting

        Each share of Series B preferred stock is entitled to that number of votes equal to the number of shares of common stock into which such share is then convertible, which is currently one. The holders of Series B preferred stock are entitled to vote on all matters submitted to a vote of stockholders, other than the election of directors. However, the Warburg Pincus Entities are entitled to elect two directors to Price Legacy's board, as long as the Warburg Pincus Entities beneficially own securities representing at least 10% of Price Legacy's outstanding common stock, on an as-converted basis. As a result of the expected sale of the Warburg Pincus Entities' securities to 520 Group, the term of office of Messrs. Leibowitz and Keating, the directors elected by the Warburg Pincus Entities, will terminate, Messrs. Leibowitz and Keating will resign from the board of directors and the Warburg Pincus Entities will no longer be entitled to designate any directors to Price Legacy's board.

  Protective Provisions

        So long as any shares of Series B preferred stock are outstanding, Price Legacy will not, without the affirmative vote of the holders of at least two-thirds of the outstanding Series B preferred stock,

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  other than in connection with an offer to purchase shares of Series A preferred stock that is financed through the issuance of perpetual preferred stock with a coupon of 8 3/4% or less, debt with an interest rate of 8 3/4% or less and a term of seven years or more, or any other financing arrangement that costs Price Legacy no more than the cost to maintain the Series A preferred stock then outstanding and that Price Legacy's board of directors deems to be at least as beneficial as the terms of the Series A preferred stock, authorize or create, or increase the authorized or issued amount of any shares of, any class or any security convertible into shares of any class ranking senior to the Series B preferred stock with respect to the payment of distributions or the distribution of assets upon liquidation, dissolution or winding-up, or

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  amend, alter or repeal the provisions of Price Legacy's charter, whether by merger, consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of the Series B preferred stock or of the holders of Series B preferred stock; provided, however, that so long as shares of Series B preferred stock, or shares of any equivalent class or series of stock issued by the surviving corporation in a merger, consolidation or share exchange to which Price Legacy is a party, remain outstanding with their terms materially unchanged, no amendment, alteration or repeal of provisions of Price Legacy's charter will be deemed to adversely affect the rights, preferences, privileges or voting power of the Series B preferred stock. In addition, an increase in the amount of the authorized preferred stock or creation or issuance of any other shares of Series B preferred stock or securities convertible into any shares ranking on a parity with or junior to the Series B preferred stock with respect to the payment of distributions or the distribution of assets upon liquidation, dissolution or winding-up will not be deemed to adversely affect such rights, preferences, privileges or voting powers.

        Prior to the date that is six months after the conversion or redemption of the Series B preferred stock, Price Legacy also may not take any of the following actions unless the action is approved by a majority of Price Legacy's board, which majority must include the approval of the directors elected by the Warburg Pincus Entities, so long as those directors remain directors of Price Legacy:

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  amend, alter or repeal any provision of Price Legacy's charter or bylaws,

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  other than in connection with an offer to purchase shares of Series A preferred stock that is financed through the issuance of perpetual preferred stock with a coupon of 8 3/4% or less, debt with an interest rate of 8 3/4% or less and a term of seven years or more, or any other financing arrangement that costs Price Legacy no more than the cost to maintain the Series A preferred stock then outstanding and that Price Legacy's board of directors deems to be at least as beneficial as the terms of the Series A preferred stock, authorize or effect the issuance of any equity securities, or rights to acquire equity securities, of any class of Price Legacy's capital stock ranking senior to or on a parity with the Series B preferred stock as to distributions or upon liquidation, dissolution or winding-up,

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  authorize or effect any sale, lease, transfer or other disposition of assets in an amount greater than an aggregate of $50 million in any nine-month period,

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  authorize or effect any merger, consolidation, recapitalization or other reorganization of Price Legacy with or into another corporation,

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  authorize or effect any acquisition by Price Legacy of another corporation by means of a purchase of all or substantially all of the capital stock or assets of the other corporation for an amount greater than an aggregate of $50 million in any nine-month period,

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  authorize or effect any liquidation, dissolution or winding-up of Price Legacy or adopt any plan for the liquidation, dissolution or winding-up of Price Legacy,

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  other than in connection with an offer to purchase shares of Series A preferred stock that is financed through the issuance of perpetual preferred stock with a coupon of 8 3/4% or less, debt with an interest rate of 8 3/4% or less and a term of seven years or more, or any other financing arrangement that costs Price Legacy no more than the cost to maintain the Series A preferred stock then outstanding and that Price Legacy's board of directors deems to be at least as beneficial as the terms of the Series A preferred stock, authorize or effect the issuance of any equity securities or rights to acquire equity securities of any class other than (1) an issuance to the holders of Series B preferred stock pursuant to the terms of Price Legacy's charter, (2) an issuance upon exercise of options, warrants, conversion or subscription rights in existence on the date the Series B preferred stock was first issued, (3) an issuance under any stock option, stock purchase, dividend reinvestment or similar plan or arrangement for the benefit of employees, consultants or directors of Price Legacy or its subsidiaries in existence on the date the Series B preferred stock was first issued or, if later, that is approved by Price Legacy's board or (4) an issuance, when taken together with all other issuances after the date the Series B preferred stock was first issued, that does not exceed 5% of the securities of such class, on a fully diluted basis, outstanding on the date the Series B preferred stock was first issued,

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  other than in connection with (1) an offer to purchase shares of Series A preferred stock that is financed through the issuance of perpetual preferred stock with a coupon of 8 3/4% or less, debt with an interest rate of 8 3/4% or less and a term of seven years or more, or any other financing arrangement that costs Price Legacy no more than the cost to maintain the Series A preferred stock then outstanding and that Price Legacy's board of directors deems to be at least as beneficial as the terms of the Series A preferred stock or (2) the redemption of the Series B preferred stock in accordance with Price Legacy's charter, authorize or effect the redemption or repurchase of any equity securities of Price Legacy or rights to acquire equity securities of Price Legacy (other than the repurchase of stock from employees of Price Legacy or its subsidiaries pursuant to repurchase rights under vesting provisions related to the length of period of employment of the employees at purchase prices initially paid by such employees for such shares) in an amount greater than an aggregate of $10 million in any 12-month period, or

  •
  authorize or effect the incurrence of any indebtedness for borrowed money or guarantee any such indebtedness (other than debt related to the construction or improvement of Price Legacy's real estate projects) in an amount greater than an aggregate of $25 million in any 12-month period.

        In addition, Price Legacy's board may, without stockholder approval, increase or decrease the authorized number of shares of stock of Price Legacy or the authorized number of shares of stock of any class or series of Price Legacy, provided that the approval by Price Legacy's board of any increase or decrease in the authorized number of shares includes the approval of the directors elected by the Warburg Pincus Entities.

        As a result of the expected sale of the Warburg Pincus Entities' securities to 520 Group, the term of office of the directors elected by the Warburg Pincus Entities will terminate and, therefore, this approval will no longer be required with respect to the protective provisions requiring separate approval of those directors. If the amendment and restatement of Price Legacy's charter is approved, the remaining protective provisions (as well as all other matters relating to the Series B preferred stock) will be eliminated from the charter. Because the Series B exchange transactions will be completed prior to the implementation of the amendment and restatement of Price Legacy's charter, no Series B preferred stock will be outstanding at the time of the amendment and restatement and no separate vote of the Series B preferred stock will be required to approve the amendment and restatement.

  Conversion

        Each share of Series B preferred stock may be converted by its holder, at any time prior to the date any shares of Series B preferred stock are redeemed or Price Legacy is liquidated, into the number of shares of common stock obtained by dividing $5.56 by the conversion price then in effect, currently $5.56 and subject to customary anti-dilution adjustments.

        In addition, at the option of Price Legacy, all, but not less than all, of the Series B preferred stock is convertible prior to its redemption by Price Legacy on the date that is 45 months after the initial issuance of the Series B preferred stock or the date that is 60 months after the initial issuance of the Series B preferred stock into the number of shares of common stock obtained by dividing $5.56 by the conversion price then in effect, currently $5.56 and subject to customary anti-dilution adjustments. If, however, the average closing price of the common stock for the 40 consecutive trading days prior to the date three days before Price Legacy provides notice of its intent to convert the Series B preferred stock is less than $7.50 per share, the conversion price then in effect will be adjusted so that each share of Series B preferred stock will convert into the number of shares of common stock otherwise issuable multiplied by a fraction equal to $8.25 divided by the average closing price of the common stock over such 40 trading day period. Upon any conversion of the Series B preferred stock, each holder of

Series B preferred stock is entitled to receive any dividends accrued and unpaid prior to the date of conversion.

  Anti-Dilution

        The conversion price used to determine the number of shares of common stock issuable upon conversion of the Series B preferred stock is subject to anti-dilution adjustment in the event Price Legacy takes specific actions, including issuances of stock at below-market prices, stock dividends, subdivisions of the common stock and capital reorganizations or reclassifications of Price Legacy's capital stock.

  Preemptive Rights

        The holders of Series B preferred stock have no preemptive rights.

Series 1 Preferred Stock

        If the recapitalization transaction is approved at the special meeting, and if the Series 1 preferred stock is to be issued in the Series A exchange offer, Price Legacy will designate a class of preferred stock with the following material terms.

  Ranking

        The Series 1 preferred stock will rank, relating to distributions and upon liquidation, dissolution or winding-up of Price Legacy:

  •
  senior to the common stock, the Series B preferred stock (which will be eliminated), and to all of Price Legacy's stock that Price Legacy's board may authorize in the future with terms that specifically provide that such stock rank junior to the Series 1 preferred stock,

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  on a parity with the Series A preferred stock and all of Price Legacy's stock that Price Legacy's board may authorize in the future with terms that specifically provide that such stock rank on a parity with the Series 1 preferred stock, and

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  junior to all of Price Legacy's stock that Price Legacy's board may authorize in the future with terms that specifically provide that such stock rank senior to the Series 1 preferred stock.

  Distributions

        The holders of the Series 1 preferred stock will be entitled to receive, when, as and if authorized and declared by Price Legacy's board out of funds legally available for that purpose, cumulative distributions payable in cash in an amount per share equal to $1.16 per annum, payable quarterly in arrears on the 15th day, or next succeeding business day, of February, May, August and November of each year. The first distribution on the Series 1 preferred stock following the Series A exchange offer, which is scheduled to be paid on                        , will include both the partial distribution for the period following completion of the Series A exchange offer to                        and the full distribution for the period from                        to                         . Any distributions payable on the Series 1 preferred stock for any partial period will be computed on the basis of a 360-day year consisting of twelve 30-day months. Distributions will be payable to the holders of record as they appear in the share records of Price Legacy at the close of business on the applicable record date, which will be the first day of the calendar month in which the applicable distribution payment date falls or such other date designated by the board of directors for the payment of distributions that is not more than 30 nor less than 10 days prior to such distribution payment date. To the extent that these distributions are treated as dividends for federal income tax purposes, they may be used to satisfy Price Legacy's 90% REIT distribution requirement. See "Material Federal Income Tax Considerations Related to the Transaction—Taxation of Price Legacy—Annual Distribution Requirements."

        No dividends or other distributions, other than in shares of stock ranking junior to the Series 1 preferred stock, may be paid on any stock ranking junior to the Series 1 preferred stock until full distributions have been or contemporaneously are declared and paid, or set aside for payment, on the Series 1 preferred stock. No dividends or other distributions, other than in shares of stock ranking junior to the Series 1 preferred stock, may be paid on any stock ranking on a parity with the Series 1 preferred stock until full distributions have been or contemporaneously are declared and paid, or set aside for payment, on the Series 1 preferred stock, except that, when distributions are not paid in full or a sum sufficient is not set aside for such payment on the Series 1 preferred stock, all distributions declared on the Series 1 preferred stock and any other stock ranking on a parity with the Series 1 preferred stock will be declared ratably in proportion to the respective amounts of distributions accumulated, accrued and unpaid on the Series 1 preferred stock and any other such parity stock. Because the Series A preferred stock will rank on a parity with the Series 1 preferred stock, when distributions are not paid in full or a sum sufficient is not set aside for such payment on the Series 1 preferred stock and Series A preferred stock, all distributions declared on the Series 1 preferred stock and Series A preferred stock will be declared ratably in proportion to the respective amounts of distributions accumulated, accrued and unpaid on the Series 1 preferred stock and the Series A preferred stock, except that Price Legacy may declare distributions on the Series A preferred stock for any period prior to the first full Series 1 distribution period following completion of the Series A exchange offer without declaring or setting aside dividends on the Series 1 preferred stock.

  Liquidation

        In the event of the liquidation, dissolution or winding-up of Price Legacy, after payment of or adequate provision for all of Price Legacy's known debts and liabilities, the holders of Series 1 preferred stock will be entitled to receive $17.00 per share of Series 1 preferred stock, together with any accrued but unpaid dividends, before any payment or distribution is made on any junior shares. If the assets of Price Legacy distributable among the holders of Series 1 preferred stock are insufficient to pay in full the liquidating distributions to which the holders of Series 1 preferred stock and any other shares of stock ranking on a parity with the Series 1 preferred stock are entitled, such assets will be distributed among the holders of Series 1 preferred stock and any such other parity stock ratably in the same proportion as the respective amounts that would be payable on such Series 1 preferred stock and any such other parity stock if all amounts to which they are entitled were paid in full. In the event of the liquidation, dissolution or winding-up of Price Legacy, the Series 1 preferred stock will rank on a parity with the Series A preferred stock, and if the assets of Price Legacy are insufficient to pay in full the liquidating distributions to which each is entitled, Price Legacy's assets would be distributed among the holders of Series 1 preferred stock and Series A preferred stock in proportion to their aggregate liquidation preferences at the time of such liquidation, dissolution or winding-up. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of the Series 1 preferred stock will have no right or claim to any of the remaining assets of Price Legacy.

  Redemption

        Except in certain circumstances relating to Price Legacy's maintenance of its ability to qualify as a REIT under the Code as provided in Price Legacy's charter and as described generally under the heading "—Restrictions on Transfer" and except in the event of a change of control, the Series 1 preferred stock will not be redeemable prior to one year from the initial date of issuance. On and after such date, or at any time upon a change of control, Price Legacy may, at its option upon not less than 30 nor more than 60 days' written notice, redeem the Series 1 preferred stock, in whole or in part, at any time or from time to time, for cash at a redemption price of $17.00 per share, plus all accrued and unpaid distributions thereon to the date fixed for redemption (except as provided below), without interest, to the extent Price Legacy has funds legally available therefor; provided that any redemption upon a change of control must be for all of the outstanding shares of Series 1 preferred stock and no redemption upon a change of control may occur more than 90 days after the change of control.

        If notice of redemption of any Series 1 preferred stock has been given and if the funds necessary for such redemption have been irrevocably set aside for payment, then from and after the redemption date distributions will cease to accrue on such Series 1 preferred stock, such Series 1 preferred stock will no longer be deemed outstanding and all rights of the holders of the Series 1 preferred stock will terminate, except the right to receive the redemption price plus any accrued and unpaid distributions payable upon such redemption. If fewer than all of the outstanding Series 1 preferred stock shares are to be redeemed, the shares to be redeemed will be selected pro rata (as nearly as may be practicable) or by any other equitable method determined by Price Legacy.

        If Price Legacy redeems shares of Series 1 preferred stock, notice of such redemption will be given to each holder of record of the shares to be redeemed. Such redemption notice will state (1) the date the shares are to be redeemed, or the Call Date, (2) the redemption price, (3) the number of shares of Series 1 preferred stock to be redeemed, (4) the place or places at which the certificates evidencing the shares of Series 1 preferred stock are to be surrendered for payment and (5) that distributions on the shares to be redeemed will cease to accumulate on such redemption date. If fewer than all of the shares of Series 1 preferred stock held by any holder are to be redeemed, the notice mailed to such holder will also specify the number of shares of Series 1 preferred stock to be redeemed from such holder. Such notice will be provided by first class mail, postage prepaid, at such holder's address as the same appears on the stock records of Price Legacy, or by publication in The Wall Street Journal or The New York Times, or if neither such newspaper is then being published, any other daily newspaper of general circulation in The City of New York, such publication to be made once a week for two successive weeks commencing not less than 30 nor more than 60 days prior to the Call Date. If Price Legacy elects to provide such notice by publication, it will also promptly mail notice of such redemption to the holders of the shares of Series 1 preferred stock to be redeemed. No failure to give such notice or any defect therein or in the mailing thereof will affect the validity of the proceedings for the redemption of any shares of Series 1 preferred stock, except as to the holder to whom notice was defective or not given.

        The holders of shares of Series 1 preferred stock at the close of business on a distribution record date will be entitled to receive the distribution payable with respect to the shares of Series 1 preferred stock on the corresponding distribution payment date notwithstanding the redemption thereof between such distribution record date and the corresponding distribution payment date. Except as provided above, Price Legacy will make no payment or allowance for unpaid distributions, whether or not in arrears, on Series 1 preferred stock to be redeemed.

        The Series 1 preferred stock has no stated maturity and will not be subject to any sinking fund or mandatory redemption provisions, except as provided under "—Restrictions on Transfer" below.

  Voting

        If the amendment and restatement of Price Legacy's charter is approved, the holders of Series 1 preferred stock will not be entitled to vote, including with respect to the election of directors to Price Legacy's board.

  Protective Provisions

        There will be no protective provisions in Price Legacy's charter relating to the Series 1 preferred stock.

  Conversion

        The holders of Series 1 preferred stock have no conversion rights.

  Preemptive Rights

        The holders of Series 1 preferred stock have no preemptive rights.

Power to Reclassify Unissued Shares of Price Legacy's Stock

        Price Legacy's charter authorizes Price Legacy's board to classify or reclassify any unissued shares of Price Legacy's stock of any class or series. Prior to the issuance of shares of each class or series the terms of which are not already set in the charter or by prior board action, Price Legacy's board is required by the MGCL and Price Legacy's charter to set (subject to the provisions of Price Legacy's charter regarding the restrictions on transfer of stock) the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each such class or series. In addition, Price Legacy's board may, without stockholder approval, increase or decrease the authorized shares of capital stock of Price Legacy or the authorized shares of stock of any class or series of Price Legacy, provided that the approval by Price Legacy's board of any increase or decrease in the authorized number of shares includes the approval of the directors elected by the Warburg Pincus Entities. Upon the expected sale of the Warburg Pincus Entities' securities to 520 Group, the approval of the directors elected by the Warburg Pincus Entities will no longer be required.

Restrictions on Transfer

        Price Legacy's charter contains restrictions on the ownership and transfer of its stock, which are intended to assist it in complying with the Code's requirements for qualification as a REIT. For Price Legacy to qualify as a REIT under the Code, among other things, not more than 50% in value of its outstanding capital stock may be owned, actually or constructively, by five or fewer individuals during the last half of a taxable year. Also, shares of Price Legacy capital stock must be beneficially owned by 100 or more persons during the last 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year. As permitted by the MGCL, for purposes of maintaining Price Legacy's REIT status under the Code, Price Legacy's charter provides that, subject to some exceptions, no person may:

  •
  actually or beneficially own, or be deemed to own, more than 5% (by number or value, whichever is more restrictive) of any of the outstanding stock of Price Legacy, the outstanding shares of Series A preferred stock, the outstanding shares of Series B preferred stock or, if the amendment and restatement of Price Legacy's charter is approved, the outstanding shares of Series 1 preferred stock, or

  •
  actually or constructively own, or be deemed to own, more than 9.8% (by number or value, whichever is more restrictive) of any of the outstanding stock of Price Legacy, the outstanding shares of Series A preferred stock, the outstanding shares of Series B preferred stock or, if the amendment and restatement of Price Legacy's charter is approved, the outstanding shares of Series 1 preferred stock.

        Because Price Legacy has different classes of stock, mere fluctuations in the value of Price Legacy's stock could cause a stockholder's ownership of Price Legacy's stock to increase to a percentage that is in violation of either of the above ownership limits. As a result, a stockholder whose ownership of Price Legacy's stock approaches either of the above ownership limits should carefully monitor fluctuations in stock value.

        Price Legacy's charter provides that its board may, in its sole discretion, exempt a person or persons from the above ownership limits, provided that the procedures set forth in Price Legacy's charter are complied with and Price Legacy's board determined that the exemption will not cause Price Legacy to fail to qualify as a REIT. The person seeking an exemption may be required to represent to the satisfaction of Price Legacy's board that it will not violate such restrictions and agree that any violation or attempted violation of any of the restrictions in Price Legacy's charter will result in the automatic transfer to a trust of the shares of stock causing the violation. In addition, as a condition to an exemption, Price Legacy's board may require a ruling from the Internal Revenue Service or an opinion of counsel, in either case in form and substance satisfactory to Price Legacy's board in its sole discretion, in order to determine or ensure Price Legacy's status as a REIT.

        Price Legacy's board has waived the above ownership limits with respect to The Price Group and affiliated entities (which, as of October 31, 2003, beneficially owned approximately 27.5% of the value of Price Legacy's stock). Price Legacy conditioned these waivers upon the receipt of undertakings and representations from each of these persons which it believed were reasonably necessary for it to conclude that the waivers would not cause it to fail to qualify as a REIT.

        Price Legacy's charter further prohibits, without exception:

  •
  any person from actually, beneficially or constructively owning shares of stock of Price Legacy that would result in Price Legacy being "closely held" under Section 856(h) of the Code or otherwise cause Price Legacy to fail to qualify as a REIT, and

  •
  any person from transferring shares of stock of Price Legacy if such transfer would result in all classes and series of stock of Price Legacy being beneficially owned by fewer than 100 persons.

        Price Legacy's charter provides that any person who acquires or attempts or intends to acquire beneficial or constructive ownership of shares of stock of Price Legacy that will or may violate any of the foregoing restrictions on transferability and ownership is required to give notice immediately to Price Legacy and provide Price Legacy with such other information as Price Legacy may request in order to determine the effect of such transfer on Price Legacy's status as a REIT.

        The foregoing restrictions on transferability and ownership will not apply if Price Legacy's board determines that it is no longer in the best interests of Price Legacy to attempt to qualify, or to continue to qualify, as a REIT. Except as otherwise described above, any change in the applicable ownership limit would require an amendment to Price Legacy's charter, which requires the affirmative vote of a majority of the votes entitled to be cast on the amendment.

        If any transfer of shares of stock of Price Legacy occurs which, if effective, would result in any person actually, beneficially or constructively owning shares of stock of Price Legacy in excess or in violation of the above transfer or ownership limitations, such person a "prohibited owner," then Price Legacy's charter provides that:

  •
  the number of shares of stock of Price Legacy the actual, beneficial or constructive ownership of which otherwise would cause the prohibited owner to violate the ownership limitations (rounded to the nearest whole share) be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries, and the prohibited owner will not acquire any rights in such shares,

  •
  the automatic transfer is deemed to be effective as of the close of business on the business day prior to the date of the violative transfer, and the shares of Price Legacy's stock held in the trust are issued and outstanding shares of stock of Price Legacy,

  •
  the prohibited owner has no economic benefit from ownership of any shares of Price Legacy's stock held in the trust, has no rights to distributions and has no rights to vote or rights otherwise attributable to the shares of Price Legacy's stock held in the trust,

  •
  the trustee of the trust is to have all voting rights and rights to dividends or other distributions with respect to shares of Price Legacy's stock held in the trust, which rights will be exercised for the exclusive benefit of the charitable beneficiary,

  •
  any dividend or other distribution paid prior to the discovery by Price Legacy that shares of Price Legacy's stock have been transferred to the trustee must be paid by the recipient of the dividend or distribution to the trustee upon demand and any dividend or other distribution authorized but unpaid is required by the terms of Price Legacy's charter to be paid when due to the trustee (any dividend or distribution so paid to the trustee is required by the terms of Price Legacy's charter to be held in trust for the charitable beneficiary), and

  •
  the prohibited owner has no voting rights with respect to shares of stock held in the trust and, subject to Maryland law, effective as of the date that the shares of Price Legacy's stock have been transferred to the trust, the trustee will have the authority (at the trustee's sole discretion) (1) to rescind as void any vote cast by a prohibited owner prior to the discovery by Price Legacy that such shares have been transferred to the trust and (2) to recast such vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary; provided, however, that if Price Legacy has already taken irreversible corporate action, then Price Legacy's charter provides that the trustee will not have the authority to rescind and recast such vote.

        Price Legacy's charter provides that, within 20 days of receiving notice from Price Legacy that shares of stock of Price Legacy have been transferred to the trust, the trustee will sell the shares of stock held in the trust to a person, designated by the trustee, whose ownership of the shares will not violate the ownership limitations set forth in Price Legacy's charter. Upon the sale of the shares of Price Legacy's stock, the interest of the charitable beneficiary in the shares sold terminates and the trustee is to distribute the net proceeds of the sale to the prohibited owner and to the charitable beneficiary as follows:

  •
  the prohibited owner receives the lesser of (1) the price paid by the prohibited owner for the shares or, if the prohibited owner did not give value for the shares in connection with the event causing the shares to be held in the trust (e.g., a gift, devise or other such transaction), the market price, determined in accordance with Price Legacy's charter, of such shares on the day of the event causing the shares to be held in the trust and (2) the price per share received by the trustee from the sale or other disposition of the shares held in the trust, and

  •
  any net sale proceeds in excess of the amount payable to the prohibited owner is to be paid immediately to the charitable beneficiary.

        If, prior to the discovery by Price Legacy that shares of Price Legacy's stock have been transferred to the trust, such shares are sold by a prohibited owner, then (1) such shares will be deemed to have been sold on behalf of the trust and (2) to the extent that the prohibited owner received an amount for such shares that exceeds the amount that such prohibited owner was entitled to receive pursuant to the aforementioned requirement, the excess will be paid to the trustee upon demand. If, for any reason, the transfer of the shares of stock of Price Legacy to the trust is not automatically effective, to prevent violation of the applicable ownership limit or any other limit provided in Price Legacy's charter or imposed by Price Legacy's board, then Price Legacy's charter provides that the transfer of such shares will be null and void.

        In addition, shares of stock of Price Legacy held in the trust are deemed to have been offered for sale to Price Legacy, or its designee, at a price per share equal to the lesser of (1) the price per share in the transaction that resulted in such transfer to the trust or, in the case of a devise or gift, the market price at the time of such devise or gift and (2) the market price on the date Price Legacy, or its designee, accepts such offer. Price Legacy has the right to accept such offer until the trustee has sold the shares of stock held in the trust. Upon such a sale to Price Legacy, the interest of the charitable beneficiary in the shares sold terminates and the trustee is to distribute the net proceeds of the sale to the prohibited owner.

        If any attempted transfer of shares would cause Price Legacy to be beneficially owned by fewer than 100 persons, Price Legacy's charter provides that the transfer will be null and void in its entirety and the intended transferee will acquire no rights to the stock.

        Price Legacy's charter requires that all certificates representing shares of common stock and Price Legacy preferred stock bear a legend referring to the restrictions described above.

        The terms of Price Legacy's charter also require that every owner of Price Legacy's stock, or person holding on behalf of such owner, provide to Price Legacy, upon demand, a completed questionnaire containing the information regarding the ownership of their shares, as set forth in the Code or the Treasury Regulations, and such information as Price Legacy may request, in good faith, in order to determine Price Legacy's status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

        These ownership limits could delay, defer or prevent a transaction or a change in control of Price Legacy that might involve a premium price for the common stock or otherwise be in the best interest of the stockholders.

Transfer Agent and Registrar

        The transfer agent and registrar for the common stock, the Series A preferred stock and the Series B preferred stock is, and for the Series 1 preferred stock will be, Mellon Investor Services LLC.

MANAGEMENT

Directors, Executive Officers and Other Key Employees

        Set forth below are the names, positions and ages of the directors, executive officers and other key employees of Price Legacy:

Name	Age	Position
Jack McGrory	53	Chairman, President and Chief Executive Officer
James F. Cahill	48	Director
Murray Galinson	65	Director
Melvin L. Keating	56	Director
Reuben S. Leibowitz	56	Director
Keene Wolcott	72	Director
Robert M. Siordia	43	Chief Operating Officer and Secretary
Mark T. Burton	42	Senior Vice President—Acquisitions/Dispositions
James Y. Nakagawa	38	Chief Financial Officer
John A. Visconsi	59	Senior Vice President—Asset Management
Susan M. Wilson	45	Senior Vice President—Office/Industrial/Hospitality

        Jack McGrory has served as Chairman of the Board of Price Legacy since September 2001 and as President and Chief Executive Officer since October 2003. Mr. McGrory served as Chairman of the Board of Price Legacy's predecessor, Price Enterprises, and as a director of Excel Legacy from November 1999 to September 2001. Mr. McGrory currently serves as Executive Vice President of San Diego Revitalization Corp., a non-profit organization focused on real estate development in an inner city community of San Diego, a position he has held since November 2001. Mr. McGrory also has served as Managing Director of The Price Group, which is engaged in securities and real estate investments, since August 2000. Mr. McGrory served as Chief Operating Officer of the San Diego Padres from October 1999 to August 2000 and is a member of its board of directors. Mr. McGrory served as President and Chief Executive Officer of Price Enterprises from September 1997 to November 1999 and as City Manager of the City of San Diego from March 1991 to August 1997. Mr. McGrory is also a director of PriceSmart, Inc., a publicly traded operator of international membership shopping stores.

        James F. Cahill has served as a director of Price Legacy since September 2001. Mr. Cahill served as a director of Price Enterprises from August 1997 to September 2001. Mr. Cahill has also served as Executive Vice President of Price Entities since January 1987. In this position with Price Entities, he is responsible for the oversight and investment activities of the financial portfolio of Sol Price, founder of The Price Company, and related entities. Mr. Cahill has been a director of PriceSmart since November 1999, and currently serves as Vice-Chairman. He is also currently Executive Vice President of San Diego Revitalization Corp., a position he has held since November 2001. Prior to 1987, Mr. Cahill was employed at The Price Company for ten years with his last position being Vice President of Operations. Mr. Cahill was a director of Neighborhood National Bank, located in San Diego, from 1992 through January 1998.

        Murray Galinson has served as a director of Price Legacy since September 2001. Mr. Galinson served as a director of Price Enterprises from August 1994 to November 1999 and from January 2001 to September 2001. Mr. Galinson has also served as Chairman of the Board of San Diego National

Bank and SDNB Financial Corp. since May 1996 and as a director of both entities since their inception in 1981. Mr. Galinson served as President of both entities from September 1984 until May 1996 and as Chief Executive Officer of both entities from September 1984 to September 1997. Mr. Galinson is also a director of PriceSmart.

        Melvin L. Keating has served as a director of Price Legacy since September 2001. Mr. Keating has served as President of Picasso Properties Corporation, a real estate consulting firm, since 1997. From 1995 to 1997, Mr. Keating served as President of Sunbelt Management Company, an owner and operator of commercial and retail real estate in North America. From 1986 to 1995, Mr. Keating served as Senior Vice President of various entities controlled by the Reichmann family, including Reichmann International Companies and Olympia & York Companies, U.S.A., which were engaged in the real estate development business, including the development and construction of major urban office buildings and other commercial property. Mr. Keating is a director of Plymouth Rubber Company, Inc.

        Reuben S. Leibowitz has served as a director of Price Legacy since September 2001. Mr. Leibowitz is a Managing Director and member of Warburg Pincus LLC, a private equity investment firm, which manages affiliated entities that hold shares of Price Legacy's Series B preferred stock and common stock. Mr. Leibowitz is also a general partner of Warburg, Pincus & Co. He has been associated with Warburg Pincus since 1984. Mr. Leibowitz is also a director of Chelsea Property Group, Inc. and a number of private companies. Mr. Leibowitz is a member of the New York State Bar and a Certified Public Accountant.

        Keene Wolcott has served as a director of Price Legacy since September 2001. Mr. Wolcott has also served as President of Wolcott Investments, Inc., a private investment company, since 1975. Mr. Wolcott served as a director of The Price REIT, Inc. from January 1995 until 1998. From 1969 to 1973, Mr. Wolcott served as Chief Executive Officer of the Colorado Corporation, which managed investor funds in oil and gas exploration. Prior to 1969, he served as Senior Vice President of Hayden, Stone and Company, a securities brokerage firm.

        Robert M. Siordia has served as Chief Operating Officer and Secretary of Price Legacy since October 2003. From March 2003 to October 2003, Mr. Siordia was employed by The Price Group. From February 2000 to December 2002, Mr. Siordia served as Vice President for Deutsche Bank in the firm's real estate investment banking operations and from January 2003 to March 2003 served as Director. From October 1994 to November 1999, Mr. Siordia served as Vice President of West Coast Real Estate for Price Enterprises, Inc. From 1986 through September 1993, Mr. Siordia worked for The Price Company in various capacities within the company's real estate operations. Mr. Siordia assumed the position of Assistant Vice President of Price/Costco, Inc. following the merger of The Price Company and Costco Wholesale Corporation in 1993.

        Mark T. Burton has served as Senior Vice President—Acquisitions/Dispositions of Price Legacy since September 2001. Mr. Burton served as Senior Vice President—Acquisitions of Price Enterprises from November 1999 to September 2001 and in the same position with Excel Legacy from November 1997 to September 2001. Mr. Burton served as Senior Vice President—Acquisitions with Excel Realty Trust and then New Plan Excel from October 1995 to April 1999. He also served as a Vice President of Excel Realty Trust from January 1989 to October 1995. Mr. Burton was associated with Excel Realty Trust and its affiliates beginning in 1983, primarily in the evaluation and selection of property acquisitions.

        James Y. Nakagawa has served as Chief Financial Officer of Price Legacy since September 2001. Mr. Nakagawa served as Chief Financial Officer of Price Enterprises from November 1999 to September 2001 and in the same position with Excel Legacy from October 1998 to September 2001. From March 1998 to October 1998, Mr. Nakagawa served as Controller of Excel Legacy. Mr. Nakagawa served as Controller of Excel Realty Trust and then New Plan Excel from

September 1994 to April 1999. Prior to joining New Plan Excel, Mr. Nakagawa was a manager at Coopers & Lybrand LLP. Mr. Nakagawa is a certified public accountant.

        John A. Visconsi has served as Senior Vice President—Asset Management of Price Legacy since September 2001. Mr. Visconsi served as Senior Vice President—Asset Management of Price Enterprises from November 1999 to September 2001 and in the same position with Excel Legacy from May 1999 to September 2001. Mr. Visconsi served as Vice President—Leasing with Excel Realty Trust and then New Plan Excel from January 1995 to April 1999. He also served as Senior Vice President of Price Enterprises from January 1994 to March 1995. From 1981 to 1994, Mr. Visconsi was Director of Leasing and Land Development of Hahn Trizec, Inc.

        Susan M. Wilson has served as Senior Vice President—Office/Industrial/Hospitality of Price Legacy since September 2001. Ms. Wilson served as Senior Vice President—Mixed Use/Development of Price Enterprises and as Senior Vice President—Office/Industrial/Hospitality of Excel Legacy from December 1999 to September 2001. From May 1992 to May 1998, Ms. Wilson owned and operated her own real estate development and property management firm specializing in office, industrial and multi-family projects.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth information regarding the beneficial ownership of shares of common stock, Series A preferred stock and Series B preferred stock as of October 31, 2003, by: (1) each director of Price Legacy; (2) Price Legacy's Chief Executive Officer and each of Price Legacy's other four most highly compensated executive officers; (3) all executive officers and directors of Price Legacy as a group; and (4) all other stockholders known by Price Legacy to be beneficial owners of more than five percent of its common stock, Series A preferred stock or Series B preferred stock. Except as otherwise indicated, each individual named has a business address of 17140 Bernardo Center Drive, Suite 300, San Diego, California 92128, and has sole investment and voting power with respect to the securities shown.

	Number of Shares Beneficially Owned			Percent Beneficially Owned (%)(2)
							Percent of Total Voting Power (%)
Name	Common(1)	Series A Preferred	Series B Preferred	Common	Series A Preferred	Series B Preferred
Gary B. Sabin(3)(4)	792,475	1,466	—	2.2	*	*	*
Richard B. Muir(3)	845,670	—	—	2.4	*	*	*
Graham R. Bullick, Ph.D.(3)	339,257	—	—	1.0	*	*	*
James Y. Nakagawa	109,887	400	—	*	*	*	*
Mark T. Burton	269,715	—	—	*	*	*	*
Jack McGrory(5)(6)	6,713,555	4,170,556	1,681,142	19.2	15.0	8.5	15.0
James F. Cahill(5)(7)	6,699,554	4,359,610	1,681,142	19.2	15.7	8.5	15.0
Murray Galinson(5)(8)	6,699,554	4,297,988	1,681,142	19.2	15.4	8.5	15.0
Keene Wolcott(9)	65,000	—	—	*	*	*	*
Reuben S. Leibowitz(10)	7,515,000	—	17,985,612	20.2	*	91.5	40.2
Melvin L. Keating(11)	15,000	—	—	*	*	*	*
The Price Group(12)	5,683,854	992,800	1,681,142	16.3	3.6	8.5	12.6
The Price Family Charitable Fund	1,000,700	1,709,502	—	2.9	6.1	*	2.0
San Diego Revitalization Corp.	—	1,450,000	—	*	5.2	*	*
Sol Price(5)(13)	6,684,554	8,450,679	1,681,142	19.1	30.3	8.5	15.7
Robert E. Price(5)(14)	6,695,220	7,540,495	1,681,142	19.1	27.1	8.5	15.6
The Warburg Pincus Entities(10)	7,500,000	—	17,985,612	20.1	*	91.5	40.2
Reed Conner & Birdwell, LLC(15)	3,500,189	—	—	10.1	*	*	6.1
Charles T. Munger(16)	—	2,000,000	—	*	7.2	*	*
All executive officers and directors as a group (9 persons)	14,718,157	4,523,950	19,666,754	38.8	16.2	100.0	55.4

*
Less than 1%.

(1)
Includes the following shares issuable upon the exercise of outstanding stock options that are exercisable within 60 days of October 31, 2003: Mr. Sabin—791,000; Mr. Muir—723,667; Dr. Bullick—334,500; Mr. Nakagawa—87,874; Mr. Burton—236,875; Mr. McGrory—29,001; Mr. Cahill—15,000; Mr. Galinson—15,000; Mr. Wolcott—15,000; Mr. Leibowitz—15,000; and Mr. Keating—15,000.

(2)
Percentages are based on 34,732,157 shares of common stock, 27,849,771 shares of Series A preferred stock and 19,666,754 shares of Series B preferred stock outstanding as of October 31, 2003, plus, for each person, the shares that would be issued assuming that person exercises all options he holds that are exercisable within 60 days of October 31, 2003.

(3)
Resigned from their positions with Price Legacy effective October 15, 2003.

(4)
Includes 309 shares of common stock over which Mr. Sabin and his wife share voting and dispositive power, which are held by Mr. Sabin and/or Mrs. Sabin as custodian for their minor children. Also includes 1,166 shares of common stock over which Mr. Sabin has sole voting and dispositive power.

(5)
Jack McGrory, James F. Cahill, Murray Galinson, Sol Price and Robert E. Price are directors of The Price Family Charitable Fund and San Diego Revitalization Corp. and co-managers of The Price Group. As such, for purposes of this table, they are each deemed to beneficially own 1,000,700 shares of common stock and 1,709,502 shares of Series A preferred stock held by the Charitable Fund, 1,450,000 shares of Series A preferred stock held by San Diego Revitalization and 5,683,854 shares of common stock, including 233,679 shares of common stock issuable upon the exercise of a currently exercisable warrant, 992,800 shares of Series A preferred stock and 1,681,142 shares of Series B preferred stock held by The Price Group. Each of Sol Price, Robert E. Price, James F. Cahill, Murray Galinson and Jack McGrory has shared voting and dispositive power with respect to, and disclaims beneficial ownership of, the shares held by the Charitable Fund, San Diego Revitalization and The Price Group. The business address for Jack McGrory, James F. Cahill, Murray Galinson, Sol Price and Robert E. Price is c/o Price Entities, 7979 Ivanhoe Avenue, Suite 520, La Jolla, California 92037.

(6)
Includes 2,264 shares of Series A preferred stock held by Mr. McGrory as custodian for his minor children. Mr. McGrory disclaims beneficial ownership of such shares.

(7)
Includes 4,400 shares of Series A preferred stock held by Mr. Cahill as custodian for his minor children and 96,992 shares of Series A preferred stock held by trusts in which Mr. Cahill is a trustee. Mr. Cahill has shared voting and dispositive power with respect to, and disclaims beneficial ownership of, the shares held by the trusts.

(8)
Includes 64,199 shares of Series A preferred stock held by the Galinson Foundation, 45,000 shares of Series A preferred stock held by the Galinson Charitable Remainder Trust 2, 21,047 shares of Series A preferred stock held by the Murray and Elaine Galinson Family Trust, 10,000 shares of Series A preferred stock held by the Galinson Family Partnership, 3,565 shares of Series A preferred stock held by Kindervest and 1,875 shares of Series A preferred stock held by Mr. Galinson's spouse. Mr. Galinson disclaims beneficial ownership of such shares.

(9)
Mr. Wolcott's business address is 4545 North Lane, Del Mar, California 92014.

(10)
E.M. Warburg Pincus, LLC ("Warburg Pincus"), manages Warburg, Pincus Equity Partners, L.P., Warburg, Pincus Netherlands Equity Partners I, C.V., Warburg, Pincus Netherlands Equity Partners II, C.V. and Warburg, Pincus Netherlands Equity Partners III, C.V., which beneficially own an aggregate of 7,500,000 shares of common stock, including 2,500,000 shares of common stock issuable upon the exercise of a currently exercisable warrant, and 17,985,612 shares of Series B preferred stock. Mr. Leibowitz is a Managing Director and member of Warburg Pincus. As such, Mr. Leibowitz may be deemed to have an indirect pecuniary interest (within the meaning of Rule 16a-1 under the Exchange Act) in an indeterminate portion of the shares of Price Legacy stock beneficially owned by Warburg Pincus. Mr. Leibowitz disclaims beneficial ownership of these shares. The business address for Mr. Leibowitz and Warburg Pincus is 466 Lexington Avenue, New York, New York 10017.

(11)
Mr. Keating's business address is 18 Driftwood Drive, Livingston, New Jersey 07039.

(12)
Includes 233,679 shares of common stock issuable upon the exercise of a currently exercisable warrant and 24,000 shares of Series A preferred stock held by an entity controlled by The Price Group.

(13)
Includes 4,298,377 shares of Series A preferred stock held by trusts of which Sol Price is a trustee, and as to which Sol Price has sole voting and dispositive power.

(14)
Includes 3,387,635 shares of Series A preferred stock held by trusts of which Robert E. Price is a trustee. Robert E. Price has shared voting and dispositive power with respect to such shares. Also includes 558 shares of Series A preferred stock held by Robert E. Price through Price Legacy's 401(k) plan and 10,666 shares of common stock held by Robert E. Price as custodian for his minor children.

(15)
Includes 3,556,130 shares of common stock beneficially owned by Reed Conner & Birdwell, LLC ("RCB") and Messrs. Donn B. Conner and Jeff Bronchick, officers of RCB. This information is based solely upon information contained in a Schedule 13G filed with the SEC on February 14, 2003. The business address for RCB and Messrs. Conner and Bronchick is 11111 Santa Monica Boulevard, Suite 1700, Los Angeles, California 90025.

(16)
Includes 15,000 shares of Series A preferred stock owned by Charles T. Munger, 92,115 shares of Series A preferred stock owned by Philip B. Munger, 1,275,000 shares of Series A preferred stock held by NBACTMC Partnership, 287,040 shares of Series A preferred stock held by Alfred C. Munger Trusts and 330,845 shares of Series A preferred stock held by Charles T. and Nancy B. Munger Trusts. This information is based solely upon information contained in a Schedule 13G filed with the SEC on February 5, 1999. Charles T. Munger's business address is 355 South Grand Avenue, 34th Floor, Los Angeles, California 90071.

 TRANSACTIONS AND AGREEMENTS INVOLVING PRICE LEGACY'S SECURITIES

        Except as otherwise described in this proxy statement, neither Price Legacy nor, to the best of Price Legacy's knowledge, any of its affiliates, directors or executive officers, is currently a party to any contract, arrangement, understanding or relationship with any other person relating, directly or indirectly, to the recapitalization or with respect to any securities of Price Legacy, including, but not limited to, any contract, arrangement, understanding or relationship concerning the transfer or the voting of the securities, joint ventures, loan or option arrangements, puts or calls, guaranties of loans, guaranties against loss or the giving or withholding of proxies, consents or authorizations.

        Except as disclosed in this proxy statement, Price Legacy currently has no plans, proposals or negotiations underway that relate to or would result in:

  •
  any extraordinary transaction, including a merger, reorganization or liquidation, involving Price Legacy or any of its subsidiaries,

  •
  any purchase, sale or transfer of a material amount of assets of Price Legacy or any of its subsidiaries, taken as a whole,

  •
  any material change in the present dividend rate or policy, or indebtedness or capitalization of Price Legacy,

  •
  any change in the present board of directors or management of Price Legacy, including, but not limited to, any plans or proposals to change the number or the term of directors or to fill any existing vacancies on Price Legacy's board or to change any material term of the employment contract of any executive officer,

  •
  any other material change in Price Legacy's corporate structure or business,

  •
  any class of equity securities of Price Legacy to be delisted from a national securities exchange or cease to be authorized to be quoted in an automated quotations system operated by a national securities association,

  •
  any class of equity securities of Price Legacy becoming eligible for termination of registration under Section 12(g)(4) of the Exchange Act,

  •
  the suspension of Price Legacy's obligation to file reports under Section 15(d) of the Exchange Act,

  •
  the acquisition by any person of additional securities of Price Legacy, or the disposition of securities of Price Legacy, or

  •
  any changes in Price Legacy's charter, bylaws or other governing instruments or other actions that could impede the acquisition of control of Price Legacy.

        Based on Price Legacy's records and on information provided to Price Legacy by its directors, executive officers, affiliates and subsidiaries, neither Price Legacy nor any of its affiliates or subsidiaries nor, to the best of Price Legacy's knowledge, any of the directors or executive officers of Price Legacy or any of its subsidiaries, nor any associates or subsidiaries of any of the foregoing, has effected any transactions involving the Series A preferred stock during the 60 days prior to the date of this proxy statement.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Indebtedness of Management

        In 1998, Excel Legacy loaned to some of its officers an aggregate amount of approximately $10.9 million representing approximately 50% of the purchase price of shares of Excel Legacy common stock purchased by the officers at that time. Price Legacy assumed the loans receivable from these officers in the merger in September 2001. Following the merger, shares of common stock secured the loans. Loans to some of the officers were recourse against the officers in the amount of any deficiency between the value of the pledged shares of common stock and the outstanding balance of the loan. The remaining loans were non-recourse, but were secured by the pledged shares of common stock. One of the officers used personal funds to repay his loan in its entirety prior to maturity. The remaining loans matured on March 31, 2003. On that date, Price Legacy acquired from the officers with non-recourse loans the common stock pledged as collateral and cancelled the officers' remaining obligations under the loans. In the case of the recourse loans, Price Legacy acquired from the officers the common stock pledged as collateral, and the officers repaid the remaining balance of their loans.

        The following table provides, with respect to each executive officer who had a loan from Price Legacy described above, the outstanding balance of the loan, with accrued interest, at maturity, the number of pledged shares surrendered to Price Legacy, and the recourse payment from the officer to Price Legacy (if any).

Name	Outstanding Loan Balance at Maturity	Pledged Shares Surrendered at Maturity	Recourse Payment (if any)
Gary B. Sabin	$4,586,188	1,016,899	—
Richard. B. Muir	1,472,394	305,666	—
Graham R. Bullick, Ph.D.	1,542,394	306,027	$62,782
Mark T. Burton	1,542,394	322,754	—
James Y. Nakagawa(1)	—	—	—
S. Eric Ottesen	1,542,394	308,619	53,062
Ronald H. Sabin(2)	1,612,394	341,413	—
David A. Lund(3)	1,441,767	306,012	—

(1)
Mr. Nakagawa repaid his loan with personal funds prior to maturity. Mr. Nakagawa's outstanding loan balance was $40,331 at the time of repayment.

(2)
Ronald H. Sabin is a former officer of Excel Legacy who resigned prior to the merger, and the brother of Gary B. Sabin, former Co-Chairman and Chief Executive Officer of Price Legacy. Ronald H. Sabin's loan was secured by 341,413 shares of Price Legacy common stock and recourse against Mr. Ronald Sabin in the amount of $122,281. Upon maturity, Price Legacy acquired the 341,413 pledged shares and cancelled the remaining obligations under his loan, including the recourse amount.

(3)
David A. Lund is a former officer of Excel Legacy who resigned prior to the merger. Mr. Lund's loan was unsecured and recourse against Mr. Lund in the full amount of the loan. Price Legacy acquired 306,012 shares of Price Legacy common stock owned by Mr. Lund and cancelled the remaining obligations under his loan.

Management Resignations; Termination and Release Agreement

        Messrs. Sabin, Muir, Bullick and Ottesen, former members of Price Legacy's senior management, resigned from their positions with Price Legacy effective October 15, 2003, including the resignation of Messrs. Sabin and Muir from Price Legacy's board of directors. In connection with their resignations, Price Legacy entered into a resignation and release agreement providing for the following:

  •
  Price Legacy agreed to pay to each of Messrs. Sabin, Muir, Bullick and Ottesen his base salary and accrued vacation pay through October 15, 2003 and to reimburse all business expenses incurred through October 15, 2003 in accordance with Price Legacy's standard policies;

  •
  Price Legacy agreed to maintain for each of Messrs. Sabin, Muir, Bullick and Ottesen, their spouses and dependents, until October 15, 2004, the medical, hospitalization, dental, disability and life insurance programs in which the officers, their spouses and dependents were participating immediately prior to October 15, 2003 at the current levels;

  •
  all options to purchase shares of Price Legacy's capital stock granted to Messrs. Sabin, Muir, Bullick and Ottesen became fully vested as of October 15, 2003 and will continue to be outstanding and exercisable, and the expiration date of such options will be extended until October 15, 2004;

  •
  each of Messrs. Sabin, Muir, Bullick and Ottesen will receive any other rights, compensation and/or benefits as may be due to them under the terms and provisions of Price Legacy's 401(k) Plan;

  •
  any restrictions on the ability of Messrs. Sabin, Muir, Bullick or Ottesen to engage in any activities, directly or indirectly, in competition with Price Legacy, or to make any investment in competition with Price Legacy contained in their employment agreements were terminated; and

  •
  Messrs. Sabin, Muir, Bullick and Ottesen, on the one hand, and Price Legacy, on the other hand, provided customary mutual releases of claims for events occurring prior to October 15, 2003.

        In connection with these resignations, Price Legacy also entered into a master separation agreement with Messrs. Sabin, Muir, Bullick and Ottesen that established certain additional arrangements between Price Legacy and the resigning officers, including:

  •
  the purchase by Price Legacy of 2,267,000 shares of common stock held by Mr. Sabin and certain related entities for a purchase price of $4.00 per share, which occurred on October 23, 2003, and the application of the proceeds to pay the purchase price of the real estate transactions described below;

  •
  the sublease by Price Legacy of Price Legacy's interest in the Excel Centre Office Building and a grant by Price Legacy of the right to purchase all of Price Legacy's rights and interest in the Excel Centre Office Building for an aggregate purchase price equal to $14.7 million;

  •
  the sale by Price Legacy of real estate known as the Redhawk II land, including the assignment by Price Legacy of all plans and entitlements related to the Redhawk II land, for an aggregate purchase price equal to $4,754,082; and

  •
  a lease by Price Legacy of the office space in the Excel Centre Office Building that is used by Price Legacy for its corporate headquarters at market rates and other terms mutually agreed by the parties.

Warburg Pincus Stock Sale

        On September 9, 2003, the Warburg Pincus Entities entered into a purchase agreement with The Price Group under which the Warburg Pincus Entities will sell to The Price Group, or its assignees, all Price Legacy securities held by the Warburg Pincus Entities, including 17,985,612 shares of Series B preferred stock, 5,000,000 shares of common stock and warrants to purchase 2,500,000 shares of common stock. The Warburg Pincus Entities' stock sale is expected to be completed on January 5, 2004. In connection with the completion of the stock sale, Messrs. Leibowitz and Keating will resign from Price Legacy's board of directors.

        In the event that the stock sale to The Price Group or its assignees is not completed, Price Legacy has agreed, upon notification from the Warburg Pincus Entities of their good faith intention to effect a bona fide sale of all or any portion of their Price Legacy securities to another purchaser, to promptly grant to such purchaser an exception from the stock ownership and transfer restrictions contained in Price Legacy's charter if Price Legacy's board of directors determines that the exception may be granted in accordance with its charter and if the purchaser provides the representations and covenants requested by Price Legacy's board of directors to ensure that the exception does not result in a violation of Price Legacy's status as a REIT.

INDEPENDENT ACCOUNTANTS

        Price Legacy's financial statements for 2002 have been audited by PricewaterhouseCoopers LLP. Representatives of PricewaterhouseCoopers LLP are expected to be available at the special meeting to respond to appropriate questions from stockholders and to make a statement if they desire to do so.

INCORPORATION BY REFERENCE

        Price Legacy hereby incorporates by reference into this proxy statement the following:

  •
  Price Legacy's Annual Report on Form 10-K for the fiscal year ended December 31, 2002 filed with the SEC on March 27, 2003;

  •
  Price Legacy's Amendment No. 1 to Annual Report on Form 10-K/A for the fiscal year ended December 31, 2002 filed with the SEC on April 30, 2003;

  •
  Price Legacy's Quarterly Report on Form 10-Q for the quarter ended March 31, 2003 filed with the SEC on May 14, 2003;

  •
  Price Legacy's Quarterly Report on Form 10-Q for the quarter ended June 30, 2003 filed with the SEC on August 13, 2003; and

  •
  Price Legacy's Quarterly Report on Form 10-Q for the quarter ended September 30, 2003 filed with the SEC on November 12, 2003.

        In addition to the foregoing, all reports and other documents that Price Legacy files pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this proxy statement and prior to the date of the special meeting shall be deemed to be incorporated by reference into this proxy statement and to be a part hereof from the dates of filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this proxy statement to the extent that a statement contained herein, or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this proxy statement.

        Copies of these materials may be received without charge upon request from Price Legacy at the following address:

Price Legacy Corporation 17140 Bernardo Center Drive, Suite 300 San Diego, California 92128 Attn: Secretary

OTHER BUSINESS

        No other matters are to be presented for action at the special meeting other than as set forth in this proxy statement. If other matters should properly come before the special meeting, however, the persons named in the accompanying proxy will vote all proxies in accordance with their best judgment.

By Order of the Board of Directors

Jack McGrory Chairman of the Board

San Diego, California
                        , 2004

Annex A

PRICE LEGACY CORPORATION

ARTICLES OF AMENDMENT AND RESTATEMENT

           I.  Price Legacy Corporation, a Maryland corporation, desires to amend and restate its charter as currently in effect and as hereinafter amended.

          II.  The following provisions are all the provisions of the charter currently in effect and as hereinafter amended:

        FIRST:    The name of the corporation (which is hereinafter called the "Corporation") is:

Price Legacy Corporation

        SECOND:    Unless otherwise provided in this charter of the Corporation (the "Charter"), all capitalized terms used herein shall have the respective meanings ascribed thereto in Article TENTH hereof.

        THIRD:    (a) The purposes for which and any of which the Corporation is formed and the business and objects to be carried on and promoted by it are:

          (1)   To engage in any lawful act or activity (including, without limitation or obligation, engaging in business as a real estate investment trust under the Internal Revenue Code of 1986, as amended, or any successor statute (the "Code")) for which corporations may be organized under the general laws of the State of Maryland as now or hereafter in force. For purposes of this Charter, "REIT" means a real estate investment trust under Sections 856 through 860 of the Code.

          (2)   To engage in any one or more businesses or transactions, or to acquire all or any portion of any entity engaged in any one or more businesses or transactions which the Board of Directors may from time to time authorize or approve, whether or not related to the business described elsewhere in this Article or to any other business at the time or theretofore engaged in by the Corporation.

        (b)   The foregoing enumerated purposes and objects shall be in no way limited or restricted by reference to, or inference from, the terms of any other clause of this or any other Article of the Charter, and each shall be regarded as independent; and they are intended to be and shall be construed as powers as well as purposes and objects of the Corporation and shall be in addition to and not in limitation of the general powers of corporations under the General Laws of the State of Maryland.

        FOURTH:    The present address of the principal office of the Corporation in this State is c/o The Corporation Trust Incorporated, 300 East Lombard Street, Baltimore, Maryland 21202.

        FIFTH:    The name and address of the resident agent of the Corporation in this State are The Corporation Trust Incorporated, 300 East Lombard Street, Baltimore, Maryland 21202. Said resident agent is a Maryland corporation.

        SIXTH:    (a) The total number of shares of stock of all classes which the Corporation has authority to issue is 150,000,000 shares of capital stock, amounting in the aggregate to a par value of $                        ,                         of which shares are classified as "Common Stock", par value $.0004 per share (the "Common Stock"), 27,849,771 of which shares are classified as "8 3/4% Series A Cumulative Redeemable Preferred Stock", par value $.0001 per share (the "Series A Preferred Stock"), and                        of which shares are classified as "6.82% Series 1 Cumulative Redeemable Preferred

Stock", par value $.0001 per share (the "Series 1 Preferred Stock"). The Board of Directors may classify and reclassify any unissued shares of capital stock by setting or changing in any one or more respects the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of such shares of capital stock. If shares of one class of stock are classified or reclassified into shares of another class of stock pursuant to this Article SIXTH, the number of authorized shares of the former class shall be automatically decreased and the number of shares of the latter class shall be automatically increased, in each case by the number of shares so classified or reclassified, so that the aggregate number of shares of stock of all classes that the Corporation has authority to issue shall not be more than the total number of shares of stock set forth in the first sentence of this paragraph, as the same may be amended from time to time. Without any action by the stockholders of the Corporation, the Corporation may amend the Charter to increase or decrease the aggregate number of shares of capital stock or of any class or any series that the Corporation has authority to issue with the prior approval of the majority of the Board of Directors.

        (b)   Subject to the provisions of Article SEVENTH and Article TENTH, the following is a description of the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of the Common Stock of the Corporation:

          (1)   Each share of Common Stock shall have one vote, and, except as otherwise provided in respect of any class of stock herein or hereafter classified or reclassified, the exclusive voting power for all purposes shall be vested in the holders of the Common Stock. Shares of Common Stock shall not have cumulative voting rights.

          (2)   Subject to the provisions of law and any preferences of any class of stock herein or hereafter classified or reclassified, dividends, including dividends payable in shares of another class of the Corporation's stock, may be paid ratably on the Common Stock at such time and in such amounts as the Board of Directors may deem advisable.

          (3)   In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the Common Stock shall be entitled, together with the holders of any other class of stock herein or hereafter classified or reclassified not having a preference on distributions in the liquidation, dissolution or winding up of the Corporation, to share ratably in the net assets of the Corporation remaining, after payment or provision for payment of the debts and other liabilities of the Corporation and the amount to which the holders of any class of stock herein or hereafter classified or reclassified having a preference on distributions in the liquidation, dissolution or winding up of the Corporation shall be entitled.

        (c)   Subject to the provisions of Article SEVENTH and Article TENTH, the following is a description of the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of the Series A Preferred Stock:

          (1)   Distributions.

            a.     The holders of Series A Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for that purpose, cumulative distributions payable in cash in an amount per share of Series A Preferred Stock equal to $1.40 per annum (or at the rate of 8 3/4% per annum of the Series A Liquidation Preference). Such distributions shall accrue and be cumulative from August 1, 1998, whether or not in any Series A Distribution Period or Periods such distributions shall be declared or there shall be funds of the Corporation legally available for the payment of such distributions, and shall be payable quarterly in arrears on the Series A Distribution Payment Dates, commencing on November 15, 1998. Each such distribution shall be payable in arrears to the holders of record of the Series A Preferred Stock, as they appear on the stock records of the Corporation at the close of business on the Series A Record Date for such distribution. Accumulated, accrued and unpaid distributions for any past Series A Distribution Periods may be declared and paid at any time, without reference to any regular Series A Distribution Payment Date, to holders of record on the Series A Record Date therefor. The amount of accumulated, accrued and unpaid distributions on any share of Series A Preferred Stock, or fraction thereof, at any date shall be the amount of any distributions thereon calculated at the applicable rate to and including such date, whether or not earned or declared, which have not been paid in cash. Any distribution payment made on shares of Series A Preferred Stock shall be first credited against the earliest accrued but unpaid distribution due which remains payable.

            b.     The amount of distributions payable per share of Series A Preferred Stock for each full Series A Distribution Period shall be computed by dividing the annual distribution by four (4). The amount of distributions payable per share of Series A Preferred Stock for any period shorter or longer than a full Series A Distribution Period, shall be computed ratably on the basis of a 360-day year consisting of twelve (12) 30-day months. Holders of Series A Preferred Stock shall not be entitled to any distributions, whether payable in cash, property or stock, in excess of cumulative distributions, as herein provided, on the Series A Preferred Stock, except for distributions upon liquidation, dissolution or winding up of the Corporation to which the holders of Series A Preferred Stock are entitled pursuant to Section 2 below. No interest, or sum of money in lieu of interest, shall be payable in respect of any distribution payment or payments on the Series A Preferred Stock that may be in arrears.

            c.     So long as any of the shares of Series A Preferred Stock are outstanding, no distributions, except as described in the immediately following sentence, shall be declared or paid or set apart for payment by the Corporation or other distribution of cash or other property declared or made directly or indirectly by the Corporation with respect to any class or series of Series A Parity Stock for any period unless distributions equal to the full amount of accumulated, accrued and unpaid distributions have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof have been or contemporaneously are set apart for such payment on the Series A Preferred Stock for all Series A Distribution Periods terminating on or prior to the Series A Distribution Payment Date with respect to such class or series of Series A Parity Stock. When distributions are not paid in full or a sum sufficient for such payment is not set apart, as aforesaid, all distributions declared upon the Series A Preferred Stock and all distributions declared upon any other class or series of Series A Parity Stock shall be declared ratably in proportion to the respective amounts of distributions accumulated, accrued and unpaid on the Series A Preferred Stock and accumulated, accrued and unpaid on such Series A Parity Stock.

            d.     Unless full distributions on the Series A Preferred Stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past Series A Distribution Periods and the then current Series A Distribution Period (i) except as set forth in Section 1(c) above, no distributions (other than in Series A Junior Stock or options, warrants or rights to subscribe therefor) shall be declared or paid or set aside for payment, or other distribution of cash or property declared or made directly or indirectly by the Corporation with respect to any shares of Series A Junior Stock or Series A Parity Stock, and (ii) no Series A Junior Stock or Series A Parity Stock (including less than all of the Series A Preferred Stock) shall be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid or made available for a sinking fund for the redemption of any shares of such stock) directly or indirectly by the Corporation except by conversion into or exchange for Series A Junior Stock and except for a redemption or purchase or other acquisition of Common Stock or other equity securities of the Corporation for purposes of an employee benefit plan of the Corporation or any subsidiary or as provided under the Charter to protect the Corporation's status as a REIT.

            e.     Notwithstanding anything contained herein to the contrary, no distributions on shares of Series A Preferred Stock shall be authorized or declared by the Board of Directors of the Corporation or paid or set apart for payment by the Corporation at such time as the terms and provisions of any agreement of the Corporation, including any agreement relating to its indebtedness, prohibits such authorization, declaration, payment or setting apart for payment or provides that such authorization, declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or to the extent such declaration or payment shall be restricted or prohibited by law.

            f.      Notwithstanding anything contained herein to the contrary, distributions on the Series A Preferred Stock, if not paid on the applicable Series A Distribution Payment Date, will accrue whether or not distributions are authorized or declared for such Series A Distribution Payment Date, whether or not the Corporation has earnings, whether or not there are funds legally available for the payment of such distributions and whether or not any agreement of the Corporation prohibits the payment of such distributions.

            g.     If, for any taxable year, the Corporation elects to designate as a "capital gain dividend" (as defined in Section 857 of the Code) any portion (the "Capital Gain Amount") of the distributions paid or made available for the year to holders of all classes of stock (the "Total Distributions"), then the portion of the Capital Gain Amount that shall be allocable to holders of the Series A Preferred Stock shall be the amount that the total distributions paid or made available to the holders of the Series A Preferred Stock for the year bears to the Total Distributions.

          (2)   Liquidation Preference.

            a.     In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, before any payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made to or set apart for holders of Series A Junior Stock, the holders of shares of Series A Preferred Stock shall be entitled to receive Sixteen Dollars ($16.00) per share (subject to adjustment in the event of any stock dividend, stock split, stock distribution or combination with respect to such shares) of Series A Preferred Stock plus an amount equal to all distributions (whether or not declared) accumulated, accrued and unpaid thereon to the date of final distribution to such holders, but such holders shall not be entitled to any further payment. Until the holders of the Series A Preferred Stock have been paid the preferential amounts aforesaid in full, no payment will be made to any holder of Series A Junior Stock upon the liquidation, dissolution or winding up of the Corporation. If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the holders of Series A Preferred Stock shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on any other shares of any class or series of Series A Parity Stock, then such assets, or the proceeds thereof, shall be distributed among the holders of Series A Preferred Stock and any such other Series A Parity Stock ratably in the same proportion as the respective amounts that would be payable on such Series A Preferred Stock and any such other Series A Parity Stock if all amounts payable thereof were paid in full. For purposes of this Section 2, (i) a consolidation or merger of the Corporation with one or more corporations, (ii) a sale, lease, transfer or conveyance of all or substantially all of the Corporation's assets, or (iii) a statutory share exchange shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of the Corporation.

            b.     Subject to the rights of the holders of any shares of Series A Parity Stock, upon any liquidation, dissolution or winding up of the Corporation, after payment shall have been made in full to the holders of Series A Preferred Stock and any Series A Parity Stock, as provided in this Section 2, any other series or class or classes of Series A Junior Stock shall, subject to the respective terms thereof, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Series A Preferred Stock and any Series A Parity Stock shall not be entitled to share therein.

            c.     In determining whether a distribution (other than upon voluntary or involuntary liquidation) by distribution, redemption or other acquisition of shares of stock of the Corporation or otherwise is permitted under the MGCL, no effect shall be given to amounts that would be needed, if the Corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of holders of shares of stock of the Corporation whose preferential rights upon dissolution are superior to those receiving the distribution.

          (3)   Redemption.

            a.     Except as otherwise permitted under Article TENTH of the Charter and except as provided by paragraph (b) of this Section 3, shares of Series A Preferred Stock shall not be redeemable by the Corporation prior to August 15, 2003. On and after August 15, 2003, the Corporation, at its option, may redeem shares of Series A Preferred Stock in whole or, from time to time, in part, at the Series A Redemption Price.

            b.     Notwithstanding the foregoing, the outstanding shares of Series A Preferred Stock may be redeemed in whole, but not in part, at the Series A Redemption Price at the option of the Corporation upon the occurrence of a Change of Control; provided that in no event shall such redemption occur more than ninety days (90) after the occurrence of such Change of Control. For purposes of paragraphs (b), (c), (d) and (e) of this Section 3, the "Corporation" shall include, upon a Change of Control, the successor to all or substantially all of the assets of the Corporation or the surviving corporation in a merger, consolidation or share exchange.

            c.     Shares of Series A Preferred Stock shall be redeemed by the Corporation on the date specified in the notice to holders required under paragraph (d) of this Section 3 (the "Series A Call Date"). The Series A Call Date shall be selected by the Corporation, shall be specified in the notice of redemption and shall be not less than thirty (30) nor more than sixty (60) days after the date notice of redemption is sent by the Corporation. Upon any redemption of shares of Series A Preferred Stock pursuant to the second sentence of paragraph (a) or the first sentence of paragraph (b) of this Section 3, the Corporation shall pay in cash to the holder of such shares an amount equal to all accumulated, accrued and unpaid distributions, if any, to the Series A Call Date, whether or not earned or declared. Immediately prior to authorizing any redemption of the Series A Preferred Stock, and as a condition precedent for such redemption, the Corporation, by resolution of its Board of Directors, shall declare a mandatory distribution on the Series A Preferred Stock payable in cash on the Series A Call Date in an amount equal to all accumulated, accrued and unpaid distributions as of the Series A Call Date on the Series A Preferred Stock to be redeemed, which amount shall be added to the redemption price. If the Series A Call Date falls after a distribution Series A Record Date and prior to the corresponding Series A Distribution Payment Date, then each holder of Series A Preferred Stock at the close of business on such distribution Series A Record Date shall be entitled to the distribution payable on such shares on the corresponding Series A Distribution Payment Date notwithstanding the redemption of such shares prior to such Series A Distribution Payment Date. Except as provided above, the

    Corporation shall make no payment or allowance for accumulated or accrued distributions on shares of Series A Preferred Stock called for redemption.

            d.     If the Corporation shall redeem shares of Series A Preferred Stock pursuant to the second sentence of paragraph (a) or the first sentence of paragraph (b) of this Section 3, notice of such redemption shall be given to each holder of record of the shares to be redeemed. Such notice shall be provided by first class mail, postage prepaid, at such holder's address as the same appears on the stock records of the Corporation, or by publication in The Wall Street Journal or The New York Times, or if neither such newspaper is then being published, any other daily newspaper of general circulation in The City of New York, such publication to be made once a week for two (2) successive weeks commencing not less than thirty (30) nor more than sixty (60) days prior to the Series A Call Date. If the Corporation elects to provide such notice by publication, it shall also promptly mail notice of such redemption to the holders of the shares of Series A Preferred Stock to be redeemed. Neither the failure to give any notice required by this paragraph (d), nor any defect therein or in the mailing thereof, to any particular holder, shall affect the sufficiency of the notice or the validity of the proceedings for redemption with respect to the other holders. Any notice which was mailed in the manner herein provided shall be conclusively presumed to have been duly given on the date mailed whether or not the holder receives the notice.

            e.     Each such mailed or published notice shall state, as appropriate: (i) the Series A Call Date; (ii) the Series A Redemption Price; (iii) the number of shares of Series A Preferred Stock to be redeemed and, if fewer than all such shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (iv) the place or places at which the certificates evidencing the shares of Series A Preferred Stock are to be surrendered for payment of the Series A Redemption Price; and (v) that distributions on the shares of Series A Preferred Stock to be redeemed shall cease to accrue on such Series A Call Date except as otherwise provided herein. Notice having been published or mailed as aforesaid, and provided that on or before the Series A Call Date specified in such notice the amount of cash necessary to effect such redemption shall have been set aside by the Corporation, separate and apart from its other funds in trust for the pro rata benefit of the holders of the shares of Series A Preferred Stock so called for redemption, from and after the Series A Call Date, including all accumulated, accrued and unpaid distributions to the Series A Call Date, whether or not earned or declared, (i) except as otherwise provided herein, distributions on the shares of Series A Preferred Stock so called for redemption shall cease to accumulate or accrue on the shares of Series A Preferred Stock called for redemption (except that, in the case of a Series A Call Date after a distribution Series A Record Date and prior to the related Series A Distribution Payment Date, holders of Series A Preferred Stock on the distribution Series A Record Date will be entitled on such Series A Distribution Payment Date to receive the distribution payable on such shares), (ii) said shares shall no longer be deemed to be outstanding, (iii) all rights of the holders thereof as holders of Series A Preferred Stock of the Corporation shall cease (except the rights to receive the cash payable upon such redemption, without interest thereon, upon surrender and endorsement of their certificates if so required and to receive any distributions payable thereon). The Corporation's obligation to provide cash in accordance with the preceding sentence shall be deemed fulfilled if, on or before the Series A Call Date, the Corporation shall deposit with a bank or trust company (which may be an affiliate of the Corporation) that has an office in the Borough of Manhattan, The City of New York, or in Los Angeles or San Diego, California, and that has or is an affiliate of a bank or trust company that has, a capital and surplus of at least $50,000,000, such amount of cash as is necessary for such redemption, in trust, with irrevocable instructions that such cash be applied to the redemption of the shares of Series A Preferred Stock so called for redemption. No interest shall accrue for the benefit of the holders of shares of Series A Preferred Stock to be redeemed on any cash so set aside by the Corporation. Subject to applicable escheat laws, any such cash unclaimed at the end of two (2) years from the Series A Call Date shall revert to the general funds of the Corporation, after which reversion the holders of shares of Series A Preferred Stock so called for redemption shall look only to the general funds of the Corporation for the payment of such cash.

            f.      As promptly as practicable after the surrender in accordance with said notice of the certificates for any such shares of Series A Preferred Stock so redeemed (properly endorsed or assigned for transfer, if the Corporation shall so require and if the notice shall so state), such certificates shall be exchanged for cash (without interest thereon) for which such shares have been redeemed in accordance with such notice. If fewer than all the outstanding shares of Series A Preferred Stock are to be redeemed, shares to be redeemed shall be selected by the Corporation from outstanding shares of Series A Preferred Stock not previously called for redemption by lot or, with respect to the number of shares of Series A Preferred Stock held of record by each holder of such shares, pro rata (or as nearly as may be practicable) or by any other method as may be determined by the Board of Directors in its discretion to be equitable. If fewer than all the shares of Series A Preferred Stock represented by any certificates are redeemed, then a new certificate representing the unredeemed shares of Series A Preferred Stock shall be issued without cost to the holders thereof.

          (4)   Status of Acquired Stock.    All shares of Series A Preferred Stock which shall have been issued and reacquired in any manner by the Corporation shall be restored to the status of authorized but unissued shares of Series A Preferred Stock.

          (5)   Ranking.    Any class or series of capital stock of the Corporation shall be deemed to rank:

            a.     prior or senior to the Series A Preferred Stock, as to the payment of distributions and as to the distribution of assets upon liquidation, dissolution or winding up, if the holders of such class or series of stock shall be entitled to the receipt of distributions or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of Series A Preferred Stock (such stock, "Series A Senior Stock");

            b.     on a parity with the Series A Preferred Stock, as to the payment of distributions and as to the distribution of assets upon liquidation, dissolution or winding up, whether or not the distribution rates, distribution payment dates or redemption or liquidation prices per share thereof be different from those of the Series A Preferred Stock, if the holders of such class or series of stock and the Series A Preferred Stock shall be entitled to the receipt of distributions and of amounts distributable upon liquidation, dissolution or winding up in proportion to their respective amounts of accrued and unpaid distributions per share or liquidation preferences, without preference or priority one over the other (such stock, "Series A Parity Stock"); and

            c.     junior to the Series A Preferred Stock, as to the payment of distributions or as to the distribution of assets upon liquidation, dissolution or winding up, if such class or series of stock shall be Common Stock or if the holders of Series A Preferred Stock shall be entitled to receipt of distributions or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of shares of such class or series of stock (such stock, "Series A Junior Stock").

          (6)   Voting Rights.

            a.     In any matter in which the Series A Preferred Stock is entitled to vote as expressly provided herein, each share of Series A Preferred Stock shall be entitled to one-tenth (1/10) of one vote, except that when any other class or series of preferred stock shall have the right to vote together with the Series A Preferred Stock as if they were a single class on any matter, then the Series A Preferred Stock and such other class or series shall have with respect to such matters one (1) vote per $16.00 of stated liquidation preference and fractional votes (insofar as may be remaining after accumulation of all fractional votes of any record holder) shall be ignored.

            b.     The holders of the Series A Preferred Stock shall have the right to vote with the Common Stock on all matters on which the holders of the Common Stock are entitled to vote, as though part of the same class as holders of the Common Stock. The holders of the Series A Preferred Stock shall receive all notices of meetings of the holders of the Common Stock, and all other notices and correspondence to the holders of the Common Stock provided by the Corporation, and shall be entitled to take such actions, and shall have such rights, as are set forth herein or are otherwise available to the holders of the Common Stock in the Charter and in the Bylaws of the Corporation as are in effect on the date hereof and from time to time hereafter.

            c.     If and whenever six quarterly distributions (whether or not consecutive) payable on the Series A Preferred Stock shall be in arrears (which shall, with respect to any such quarterly distribution, mean that any such distribution has not been paid in full), whether or not earned or declared, the number of directors then constituting the Board of Directors shall be increased by two (2) (if not already increased by reason of a similar arrearage with respect to any Series A Parity Stock) and the holders of shares of Series A Preferred Stock, together with the holders of shares of every other class or series of Series A Parity Stock (any other such class or series, the "Voting Preferred Stock") entitled to vote on the matter, voting together as if they were a single class, shall be entitled, in order to fill the vacancies thereby created, to elect two (2) additional directors at the next annual meeting of stockholders or special meeting held in place thereof, or at a special meeting of the holders of the Series A Preferred Stock and the Voting Preferred Stock entitled to vote thereon, called as hereinafter provided, and at each succeeding annual meeting at which their respective successors are to be elected. Each such director, as a qualification for election as such (and regardless of how elected) shall submit to the Board of Directors a duly-executed, valid, binding and enforceable letter of resignation from the Board, to be effective immediately upon the date on which all arrears in distributions on the Series A Preferred Stock and the Voting Preferred Stock then outstanding and holding similar rights in respect of the election of additional directors shall have been paid and distributions thereon for the current quarterly distribution period shall have been paid or declared and set apart for payment, whereupon the right of the holders of the Series A Preferred Stock and the Voting Preferred Stock to elect such additional two (2) directors shall cease (but subject always to the same provision for the vesting of such voting rights in the case of any similar future arrearages in six (6) quarterly distributions), and the terms of office of all persons elected as directors by the holders of the Series A Preferred Stock and the Voting Preferred Stock shall, upon the effectiveness of their respective letters of resignation, forthwith terminate, and the number of the Board of Directors shall be reduced accordingly. At any time after such voting power shall have been so vested in the holders of Series A Preferred Stock and the Voting Preferred Stock, the Secretary of the Corporation may, and upon the written request of any holder of Series A Preferred Stock (addressed to the Secretary at the principal office of the Corporation) shall, call a special meeting of the holders of the Series A Preferred Stock and of the Voting Preferred Stock for the election of the two (2) directors to be elected by them as herein provided, such call to be made by notice similar to that provided in the Bylaws of the Corporation for a special meeting of the stockholders or as required by law. If any such special meeting required to be called as above provided shall not be called by the Secretary within twenty (20) days after receipt of any such request, then any holder of Series A Preferred Stock may call such meeting, upon the notice above provided, and for that purpose shall have access to the stock books of the Corporation. The directors elected at any such special meeting shall hold office until the next annual meeting of the stockholders at which their respective successors are to be elected. If any vacancy shall occur among the directors elected by the holders of the Series A Preferred Stock and the Voting Preferred Stock entitled to vote thereon, a successor shall be elected by the Board of Directors, upon the nomination of the then remaining Director elected by the holders of the Series A Preferred Stock and such Voting Preferred Stock or the successor of such remaining Director, to serve for the remainder of the term of the director creating the vacancy, subject however to earlier resignation as herein provided.

            d.     So long as any shares of Series A Preferred Stock remain outstanding, the Corporation will not, without the affirmative vote or consent of the holders of at least 66 2/3% of the shares of Series A Preferred Stock outstanding at the time, given in person or by proxy, either in writing or at a meeting (such series voting separately as a class), (A) authorize or create, or increase the authorized or issued amount of, any class or series of shares of capital stock ranking prior or senior to the Series A Preferred Stock with respect to the payment of distributions or the distribution of assets upon liquidation, dissolution or winding-up or reclassify any authorized shares of capital stock of the Corporation into such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares; or (B) amend, alter or repeal the provisions of the Corporation's Charter whether by merger, consolidation or otherwise (an "Event"), so as to materially and adversely affect any right, preference, privilege or voting power of the Series A Preferred Stock or the holders thereof; provided, however, with respect to the occurrence of any of the Events set forth in (B) above, so long as the shares of Series A Preferred Stock (or shares of any equivalent class or series of stock issued by the surviving corporation in any merger, consolidation or share exchange to which the Corporation became a party) remain outstanding with the terms thereof materially unchanged, the occurrence of any such Event shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting power of holders of Series A Preferred Stock and provided further that (x) any increase in the amount of the authorized preferred stock or the creation or issuance of any other shares of Series A Preferred Stock, or (y) any increase in the amount of authorized Series A Preferred Stock or any other preferred stock, in each case ranking on a parity with or junior to the Series A Preferred Stock with respect to payment of distributions or the distribution of assets upon liquidation, dissolution or winding-up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers. The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Series A Preferred Stock shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been irrevocably deposited in trust to effect such redemption. Nothing in this paragraph (d) shall be deemed to limit the Corporation's ability to issue debt securities (other than debt securities convertible into a class of capital stock ranking prior or senior to the Series A Preferred Stock) or otherwise incur additional indebtedness or alter the terms of any existing or future indebtedness during the period any shares of Series A Preferred Stock are outstanding.

          (7)   Restrictions on Transfer, Acquisition and Redemption of Shares.    The Series A Preferred Stock constitutes a class of preferred stock of the Corporation, and shares of preferred stock constitute Capital Shares of the Corporation. Therefore, shares of Series A Preferred Stock, being Capital Shares, are governed by and issued subject to all of the limitations, terms and conditions of the Charter applicable to Capital Shares generally, including but not limited to the terms and conditions (including exceptions and exemptions) of Article TENTH hereto; provided, however, that the terms and conditions (including exceptions and exemptions) of Article TENTH hereof applicable to Capital Shares shall also be applied to the Series A Preferred Stock separately and without regard to any other series or class. The foregoing sentence shall not be construed to limit the applicability to the Series A Preferred Stock of any other term or provision of the Charter.

          (8)   Severability of Provisions.    If any preference, conversion or other right, voting power, restriction, limitation as to distributions, qualification or term or condition of redemption of the Series A Preferred Stock set forth herein is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other preferences, conversion or other distributions, qualifications or terms or conditions of redemption of Series A Preferred Stock set forth herein which can be given effect without the invalid, unlawful or unenforceable provision thereof shall, nevertheless, remain in full force and effect, and no preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions, qualifications or terms or conditions or redemption of Series A Preferred Stock herein set forth shall be deemed dependent upon any other provision thereof unless so expressed therein.

        (d)   Subject to the provisions of Article SEVENTH and Article TENTH, the following is a description of the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of the Series 1 Preferred Stock:

          (1)   Distributions.

            a.     The holders of Series 1 Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for that purpose, cumulative distributions payable in cash in an amount per share of Series 1 Preferred Stock equal to $1.16 per annum (or at the rate of 6.82% per annum of the Series 1 Liquidation Preference). Such distributions shall accrue and be cumulative from                        , 2004, whether or not in any Series 1 Distribution Period or Periods such distributions shall be declared or there shall be funds of the Corporation legally available for the payment of such distributions, and shall be payable quarterly in arrears on the Series 1 Distribution Payment Dates, commencing on                        , 2004 (it being acknowledged that (i) any distribution accruing prior to commencement of the first full Series 1 Distribution Period following the initial issuance of shares of Series 1 Preferred Stock (the "Initial Stub Distribution") need not and may not be declared or paid or set aside for payment at any earlier date, and shall instead be included with the declaration and payment of the distribution to be declared and paid in respect of the first full Series 1 Distribution Period following the initial issuance of shares of Series 1 Preferred Stock, and (ii) regular distributions in respect of the Series A Preferred Stock may be declared or declared and set aside for payment, and paid on the first Series A Distribution Payment Date following the initial issuance of the Series 1 Preferred Stock, for the period following such issuance and prior to the commencement of the first full Series 1 Distribution Period, anything herein to the contrary notwithstanding, and the same shall not result in any violation or conflict with the terms applicable to the Series 1 Preferred Stock, and (iii) neither such delay in payment nor any interim regular dividend payments on the Series A Preferred Stock during such delay shall otherwise impact the rank of the Series 1 Preferred Stock). Each such distribution shall be payable in arrears to the holders of record of the Series 1 Preferred Stock, as they appear on the stock records of the Corporation at the close of business on the Series 1 Record Date for such distribution. Accumulated, accrued and unpaid distributions for any past Series 1 Distribution Periods may be declared and paid at any time, without reference to any regular Series 1 Distribution Payment Date, to holders of record on the Series 1 Record Date therefor. The amount of accumulated, accrued and unpaid distributions on any share of Series 1 Preferred Stock, or fraction thereof, at any date shall be the amount of any distributions thereon calculated at the applicable rate to and including such date, whether or not earned or declared, which have not been paid in cash. Any distribution payment made on shares of Series 1 Preferred Stock shall be first credited against the earliest accrued but unpaid distribution due which remains payable.

            b.     The amount of distributions payable per share of Series 1 Preferred Stock for each full Series 1 Distribution Period shall be computed by dividing the annual distribution by four (4). The amount of distributions payable per share of Series 1 Preferred Stock for any period shorter or longer than a full Series 1 Distribution Period, shall be computed ratably on the basis of a 360-day year consisting of twelve (12) 30-day months. Holders of Series 1 Preferred Stock shall not be entitled to any distributions, whether payable in cash, property or stock, in excess of cumulative distributions, as herein provided, on the Series 1 Preferred Stock, except for distributions upon liquidation, dissolution or winding up of the Corporation to which the holders of Series 1 Preferred Stock are entitled pursuant to Section 2 below. No interest, or sum of money in lieu of interest, shall be payable in respect of any distribution payment or payments on the Series 1 Preferred Stock that may be in arrears.

            c.     So long as any of the shares of Series 1 Preferred Stock are outstanding, no distributions, except (x) as described in Section 1(a) above in respect of distributions declared or paid or set apart for payment in respect of the Series A Preferred Stock notwithstanding the failure to declare or pay or set aside for payment the Initial Stub Distribution and (y) as described in the immediately following sentence, shall be declared or paid or set apart for payment by the Corporation or other distribution of cash or other property declared or made directly or indirectly by the Corporation with respect to any class or series of Series 1 Parity Stock for any period unless distributions equal to the full amount of accumulated, accrued and unpaid distributions have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof have been or contemporaneously are set apart for such payment on the Series 1 Preferred Stock for all Series 1 Distribution Periods terminating on or prior to the Series 1 Distribution Payment Date with respect to such class or series of Series 1 Parity Stock. When distributions are not paid in full or a sum sufficient for such payment is not set apart, as aforesaid, all distributions declared upon the Series 1 Preferred Stock and all distributions declared upon any other class or series of Series 1 Parity Stock (except as otherwise provided for hereinabove) shall be declared ratably in proportion to the respective amounts of distributions accumulated, accrued and unpaid on the Series 1 Preferred Stock and accumulated, accrued and unpaid on such Series 1 Parity Stock.

            d.     Unless full distributions on the Series 1 Preferred Stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past Series 1 Distribution Periods and the then current Series 1 Distribution Period (i) except (x) as described in Section 1(a) above in respect of the distributions declared or paid or set apart for payment in respect of the Series A Preferred Stock notwithstanding the failure to declare or pay or set aside for payment the Initial Stub Distribution, and (y) as otherwise set forth in Section 1(c) above, no distributions (other than in Series 1 Junior Stock or options, warrants or rights to subscribe therefor) shall be declared or paid or set aside for payment, or other distribution of cash or property declared or made directly or indirectly by the Corporation with respect to any shares of Series 1 Junior Stock or Series 1 Parity Stock, and (ii) no Series 1 Junior Stock or Series 1 Parity Stock (including less than all of the Series 1 Preferred Stock) shall be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid or made available for a sinking fund for the redemption of any shares of such stock) directly or indirectly by the Corporation except by conversion into or exchange for Series 1 Junior Stock and except for a redemption or purchase or other acquisition of Common Stock or other equity securities of the Corporation for purposes of an employee benefit plan of the Corporation or any subsidiary or as provided under the Charter to protect the Corporation's status as a REIT.

            e.     Notwithstanding anything contained herein to the contrary, no distributions on shares of Series 1 Preferred Stock shall be authorized or declared by the Board of Directors of the Corporation or paid or set apart for payment by the Corporation at such time as the terms and provisions of any agreement of the Corporation, including any agreement relating to its indebtedness, prohibits such authorization, declaration, payment or setting apart for payment or provides that such authorization, declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or to the extent such declaration or payment shall be restricted or prohibited by law.

            f.      Notwithstanding anything contained herein to the contrary, distributions on the Series 1 Preferred Stock, if not paid on the applicable Series 1 Distribution Payment Date, will accrue whether or not distributions are authorized or declared for such Series 1 Distribution Payment Date, whether or not the Corporation has earnings, whether or not there are funds legally available for the payment of such distributions and whether or not any agreement of the Corporation prohibits the payment of such distributions.

            g.     If, for any taxable year, the Corporation elects to designate as a "capital gain dividend" (as defined in Section 857 of the Code) any Capital Gain Amount with respect to the Total Distributions, then the portion of the Capital Gain Amount that shall be allocable to holders of the Series 1 Preferred Stock shall be the amount that the total distributions paid or made available to the holders of the Series 1 Preferred Stock for the year bears to the Total Distributions.

          (2)   Liquidation Preference.

            a.     In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, before any payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made to or set apart for holders of Series 1 Junior Stock, the holders of shares of Series 1 Preferred Stock shall be entitled to receive Seventeen Dollars ($17.00) per share (subject to adjustment in the event of any stock dividend, stock split, stock distribution or combination with respect to such shares) of Series 1 Preferred Stock plus an amount equal to all distributions (whether or not declared) accumulated, accrued and unpaid thereon to the date of final distribution to such holders, but such holders shall not be entitled to any further payment. Until the holders of the Series 1 Preferred Stock have been paid the preferential amounts aforesaid in full, no payment will be made to any holder of Series 1 Junior Stock upon the liquidation, dissolution or winding up of the Corporation. If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the holders of Series 1 Preferred Stock shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on any other shares of any class or series of Series 1 Parity Stock, then such assets, or the proceeds thereof, shall be distributed among the holders of Series 1 Preferred Stock and any such other Series 1 Parity Stock ratably in the same proportion as the respective amounts that would be payable on such Series 1 Preferred Stock and any such other Series 1 Parity Stock if all amounts payable thereof were paid in full. For purposes of this Section 2, (i) a consolidation or merger of the Corporation with one or more corporations, (ii) a sale, lease, transfer or conveyance of all or substantially all of the Corporation's assets, or (iii) a statutory share exchange shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of the Corporation.

            b.     Subject to the rights of the holders of any shares of Series 1 Parity Stock, upon any liquidation, dissolution or winding up of the Corporation, after payment shall have been made in full to the holders of Series 1 Preferred Stock and any Series 1 Parity Stock, as provided in this Section 2, any other series or class or classes of Series 1 Junior Stock shall, subject to the respective terms thereof, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Series 1 Preferred Stock and any Series 1 Parity Stock shall not be entitled to share therein.

            c.     In determining whether a distribution (other than upon voluntary or involuntary liquidation) by distribution, redemption or other acquisition of shares of stock of the Corporation or otherwise is permitted under the MGCL, no effect shall be given to amounts that would be needed, if the Corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of holders of shares of stock of the Corporation whose preferential rights upon dissolution are superior to those receiving the distribution.

          (3)   Redemption.

            a.     Except as otherwise permitted under Article TENTH of the Charter and except as provided by paragraph (b) of this Section 3, shares of Series 1 Preferred Stock shall not be redeemable by the Corporation prior to                        , 2005. On and after                        , 2005, the Corporation, at its option, may redeem shares of Series 1 Preferred Stock in whole or, from time to time, in part, at the Series 1 Redemption Price.

            b.     Notwithstanding the foregoing, the outstanding shares of Series 1 Preferred Stock may be redeemed in whole, but not in part, at the Series 1 Redemption Price at the option of the Corporation upon the occurrence of a Change of Control; provided that in no event shall such redemption occur more than ninety days (90) after the occurrence of such Change of Control. For purposes of paragraphs (b), (c), (d) and (e) of this Section 3, the "Corporation" shall include, upon a Change of Control, the successor to all or substantially all of the assets of the Corporation or the surviving corporation in a merger, consolidation or share exchange.

            c.     Shares of Series 1 Preferred Stock shall be redeemed by the Corporation on the date specified in the notice to holders required under paragraph (d) of this Section 3 (the "Series 1 Call Date"). The Series 1 Call Date shall be selected by the Corporation, shall be specified in the notice of redemption and shall be not less than thirty (30) nor more than sixty (60) days after the date notice of redemption is sent by the Corporation. Upon any redemption of shares of Series 1 Preferred Stock pursuant to the second sentence of paragraph (a) or the first sentence of paragraph (b) of this Section 3, the Corporation shall pay in cash to the holder of such shares an amount equal to all accumulated, accrued and unpaid distributions, if any, to the Series 1 Call Date, whether or not earned or declared. Immediately prior to authorizing any redemption of the Series 1 Preferred Stock, and as a condition precedent for such redemption, the Corporation, by resolution of its Board of Directors, shall declare a mandatory distribution on the Series 1 Preferred Stock payable in cash on the Series 1 Call Date in an amount equal to all accumulated, accrued and unpaid distributions as of the Series 1 Call Date on the Series 1 Preferred Stock to be redeemed, which amount shall be added to the redemption price. If the Series 1 Call Date falls after a distribution Series 1 Record Date and prior to the corresponding Series 1 Distribution Payment Date, then each holder of Series 1 Preferred Stock at the close of business on such distribution Series 1 Record Date shall be entitled to the distribution payable on such shares on the corresponding Series 1 Distribution Payment Date notwithstanding the redemption of such shares prior to such Series 1 Distribution Payment Date. Except as provided above, the Corporation shall make no payment or allowance for accumulated or accrued distributions on shares of Series 1 Preferred Stock called for redemption.

            d.     If the Corporation shall redeem shares of Series 1 Preferred Stock pursuant to the second sentence of paragraph (a) or the first sentence of paragraph (b) of this Section 3, notice of such redemption shall be given to each holder of record of the shares to be redeemed. Such notice shall be provided by first class mail, postage prepaid, at such holder's address as the same appears on the stock records of the Corporation, or by publication in The Wall Street Journal or The New York Times, or if neither such newspaper is then being published, any other daily newspaper of general circulation in The City of New York, such publication to be made once a week for two (2) successive weeks commencing not less than thirty (30) nor more than sixty (60) days prior to the Series 1 Call Date. If the Corporation elects to provide such notice by publication, it shall also promptly mail notice of such redemption to the holders of the shares of Series 1 Preferred Stock to be redeemed. Neither the failure to give any notice required by this paragraph (d), nor any defect therein or in the mailing thereof, to any particular holder, shall affect the sufficiency of the notice or the validity of the proceedings for redemption with respect to the other holders. Any notice which was mailed in the manner herein provided shall be conclusively presumed to have been duly given on the date mailed whether or not the holder receives the notice.

            e.     Each such mailed or published notice shall state, as appropriate: (i) the Series 1 Call Date; (ii) the Series 1 Redemption Price; (iii) the number of shares of Series 1 Preferred Stock to be redeemed and, if fewer than all such shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (iv) the place or places at which the certificates evidencing the shares of Series 1 Preferred Stock are to be surrendered for payment of the Series 1 Redemption Price; and (v) that distributions on the shares of Series 1 Preferred Stock to be redeemed shall cease to accrue on such Series 1 Call Date except as otherwise provided herein. Notice having been published or mailed as aforesaid, and provided that on or before the Series 1 Call Date specified in such notice the amount of cash necessary to effect such redemption shall have been set aside by the Corporation, separate and apart from its other funds in trust for the pro rata benefit of the holders of the shares of Series 1 Preferred Stock so called for redemption, from and after the Series 1 Call Date, including all accumulated, accrued and unpaid distributions to the Series 1 Call Date, whether or not earned or declared, (i) except as otherwise provided herein, distributions on the shares of Series 1 Preferred Stock so called for redemption shall cease to accumulate or accrue on the shares of Series 1 Preferred Stock called for redemption (except that, in the case of a Series 1 Call Date after a distribution Series 1 Record Date and prior to the related Series 1 Distribution Payment Date, holders of Series 1 Preferred Stock on the distribution Series 1 Record Date will be entitled on such Series 1 Distribution Payment Date to receive the distribution payable on such shares), (ii) said shares shall no longer be deemed to be outstanding, (iii) all rights of the holders thereof as holders of Series 1 Preferred Stock of the Corporation shall cease (except the rights to receive the cash payable upon such redemption, without interest thereon, upon surrender and endorsement of their certificates if so required and to receive any distributions payable thereon). The Corporation's obligation to provide cash in accordance with the preceding sentence shall be deemed fulfilled if, on or before the Series 1 Call Date, the Corporation shall deposit with a bank or trust company (which may be an affiliate of the Corporation) that has an office in the Borough of Manhattan, The City of New York, or in Los Angeles or San Diego, California, and that has or is an affiliate of a bank or trust company that has, a capital and surplus of at least $50,000,000, such amount of cash as is necessary for such redemption, in trust, with irrevocable instructions that such cash be applied to the redemption of the shares of Series 1 Preferred Stock so called for redemption. No interest shall accrue for the benefit of the holders of shares of Series 1 Preferred Stock to be redeemed on any cash so set aside by the Corporation. Subject to applicable escheat laws, any such cash unclaimed at the end of two (2) years from the Series 1 Call Date shall revert to the general funds of the Corporation, after which reversion the holders of shares of Series 1 Preferred Stock so called for redemption shall look only to the general funds of the Corporation for the payment of such cash.

            f.      As promptly as practicable after the surrender in accordance with said notice of the certificates for any such shares of Series 1 Preferred Stock so redeemed (properly endorsed or assigned for transfer, if the Corporation shall so require and if the notice shall so state), such certificates shall be exchanged for cash (without interest thereon) for which such shares have been redeemed in accordance with such notice. If fewer than all the outstanding shares of Series 1 Preferred Stock are to be redeemed, shares to be redeemed shall be selected by the Corporation from outstanding shares of Series 1 Preferred Stock not previously called for redemption by lot or, with respect to the number of shares of Series 1 Preferred Stock held of record by each holder of such shares, pro rata (or as nearly as may be practicable) or by any other method as may be determined by the Board of Directors in its discretion to be equitable. If fewer than all the shares of Series 1 Preferred Stock represented by any certificates are redeemed, then a new certificate representing the unredeemed shares of Series 1 Preferred Stock shall be issued without cost to the holders thereof.

          (4)   Status of Acquired Stock.    All shares of Series 1 Preferred Stock which shall have been issued and reacquired in any manner by the Corporation shall be restored to the status of authorized but unissued shares of Series 1 Preferred Stock.

          (5)   Ranking. Any class or series of capital stock of the Corporation shall be deemed to rank:

            a.     prior or senior to the Series 1 Preferred Stock, as to the payment of distributions and as to the distribution of assets upon liquidation, dissolution or winding up, if the holders of such class or series of stock shall be entitled to the receipt of distributions or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of Series 1 Preferred Stock (such stock, "Series 1 Senior Stock");

            b.     on a parity with the Series 1 Preferred Stock, as to the payment of distributions and as to the distribution of assets upon liquidation, dissolution or winding up, whether or not the distribution rates, distribution payment dates or redemption or liquidation prices per share thereof be different from those of the Series 1 Preferred Stock, or if the holders of such class or series of stock and the Series 1 Preferred Stock shall be entitled to the receipt of distributions and of amounts distributable upon liquidation, dissolution or winding up in proportion to their respective amounts of accrued and unpaid distributions per share or liquidation preferences, without preference or priority one over the other (such stock, "Series 1 Parity Stock"); and

            c.     junior to the Series 1 Preferred Stock, as to the payment of distributions or as to the distribution of assets upon liquidation, dissolution or winding up, if such class or series of stock shall be Common Stock or if the holders of Series 1 Preferred Stock shall be entitled to receipt of distributions or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of shares of such class or series of stock (such stock, "Series 1 Junior Stock").

          (6)   Voting Rights.    Holders of the Series 1 Preferred Stock will not have any voting rights.

          (7)   Restrictions on Transfer, Acquisition and Redemption of Shares.    The Series 1 Preferred Stock constitutes a class of preferred stock of the Corporation, and shares of preferred stock constitute Capital Shares of the Corporation. Therefore, shares of Series 1 Preferred Stock, being Capital Shares, are governed by and issued subject to all of the limitations, terms and conditions of the Charter applicable to Capital Shares generally, including but not limited to the terms and conditions (including exceptions and exemptions) of Article TENTH hereto; provided, however, that the terms and conditions (including exceptions and exemptions) of Article TENTH hereof applicable to Capital Shares shall also be applied to the Series 1 Preferred Stock separately and without regard to any other series or class. The foregoing sentence shall not be construed to limit the applicability to the Series 1 Preferred Stock of any other term or provision of the Charter.

          (8)   Severability of Provisions.    If any preference, conversion or other right, voting power, restriction, limitation as to distributions, qualification or term or condition of redemption of the Series 1 Preferred Stock set forth herein is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other preferences, conversion or other distributions, qualifications or terms or conditions of redemption of Series 1 Preferred Stock set forth herein which can be given effect without the invalid, unlawful or unenforceable provision thereof shall, nevertheless, remain in full force and effect, and no preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions, qualifications or terms or conditions or redemption of Series 1 Preferred Stock herein set forth shall be deemed dependent upon any other provision thereof unless so expressed therein.

        (e)   Subject to the foregoing and to the provisions of Article TENTH, the power of the Board of Directors to classify and reclassify any of the shares of capital stock shall include, without limitation, subject to the provisions of the Charter, authority to classify or reclassify any unissued shares of such stock into a class or classes of preferred stock, preference stock, special stock or other stock, and to divide and classify shares of any class into one or more series of such class, by determining, fixing, or altering one or more of the following:

          (1)   The distinctive designation of such class or series and the number of shares to constitute such class or series; provided that, unless otherwise prohibited by the terms of such or any other class or series, the number of shares of any class or series may be decreased by the Board of Directors in connection with any classification or reclassification of unissued shares and the number of shares of such class or series may be increased by the Board of Directors in connection with any such classification or reclassification, and any shares of any class or series which have been redeemed, purchased, otherwise acquired or converted into shares of Common Stock or any other class or series shall become part of the authorized capital stock and be subject to classification and reclassification as provided in this sub-paragraph.

          (2)   Whether or not and, if so, the rates, amounts and times at which, and the conditions under which, dividends shall be payable on shares of such class or series, whether any such dividends shall rank senior or junior to or on a parity with the dividends payable on any other class or series of stock, and the status of any such dividends as cumulative, cumulative to a limited extent or non-cumulative and as participating or non-participating.

          (3)   Whether or not shares of such class or series shall have voting rights, in addition to any voting rights provided by law and, if so, the terms of such voting rights.

          (4)   Whether or not shares of such class or series shall have conversion or exchange privileges and, if so, the terms and conditions thereof, including provision for adjustment of the conversion or exchange rate in such events or at such times as the Board of Directors shall determine.

          (5)   Whether or not shares of such class or series shall be subject to redemption and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates; and whether or not there shall be any sinking fund or purchase account in respect thereof, and if so, the terms thereof.

          (6)   The rights of the holders of shares of such class or series upon the liquidation, dissolution or winding up of the affairs of, or upon any distribution of the assets of, the Corporation, which rights may vary depending upon whether such liquidation, dissolution or winding up is voluntary or involuntary and, if voluntary, may vary at different dates, and whether such rights shall rank senior or junior to or on a parity with such rights of any other class or series of stock.

          (7)   Whether or not there shall be any limitations applicable, while shares of such class or series are outstanding, upon the payment of dividends or making of distributions on, or the acquisition of, or the use of moneys for purchase or redemption of, any stock of the Corporation, or upon any other action of the Corporation, including action under this sub-paragraph, and, if so, the terms and conditions thereof.

          (8)   Any other preferences, rights, restrictions, including restrictions on transferability, and qualifications of shares of such class or series, not inconsistent with law and the Charter of the Corporation.

        (f)    For the purposes hereof and of any articles supplementary to the Charter providing for the classification or reclassification of any shares of capital stock or of any other Charter document of the Corporation (unless otherwise provided in any such articles or document), any class or series of stock of the Corporation shall be deemed to rank:

          (1)   prior to another class or series either as to dividends or upon liquidation, if the holders of such class or series shall be entitled to the receipt of dividends or of amounts distributable on liquidation, dissolution or winding up, as the case may be, in preference or priority to holders of such other class or series;

          (2)   on a parity with another class or series either as to dividends or upon liquidation, whether or not the dividend rates, dividend payment dates or redemption or liquidation price per share thereof be different from those of such others, if the holders of such class or series of stock shall be entitled to receipt of dividends or amounts distributable upon liquidation, dissolution or winding up, as the case may be, in proportion to their respective dividend rates or redemption or liquidation prices, without preference or priority over the holders of such other class or series; and

          (3)   junior to another class or series either as to dividends or upon liquidation, if the rights of the holders of such class or series shall be subject or subordinate to the rights of the holders of such other class or series in respect of the receipt of dividends or the amounts distributable upon liquidation, dissolution or winding up, as the case may be.

        SEVENTH:    (a) The business and affairs of the Corporation shall be managed under the direction of the Board of Directors. The number of directors of the Corporation shall be four (4), and the number of directors of the Corporation may be increased or decreased pursuant to the Bylaws, or as provided in the Charter, of the Corporation, but shall never be less than the minimum number permitted by the MGCL now or hereafter in force. The names of the directors who shall serve until the next annual meeting and until their successors are duly elected and qualified are:

Jack McGrory
Murray Galinson
James F. Cahill
Keene Wolcott

        (b)   The members of the Board of Directors, other than any directors entitled to be elected from time to time by any special or particular holders or class(es) or series of capital stock outstanding from time to time, shall be elected by the holders of the Common Stock and the Series A Preferred Stock and any holders or other class(es) or series of capital stock that have the right to vote from time to time with the holders of the Common Stock generally in the election of directors, all voting together as a single class.

        (c)   Except as may otherwise be provided with respect to any rights of holders of any capital stock to elect directors, or in any agreement relating to a right to designate nominees for election to the Board of Directors, any vacancy on the Board of Directors shall be filled by the affirmative vote of the majority of the remaining directors, even though less than a quorum, for the term of office until the next annual meeting of stockholders and until his or her successor shall be duly elected and qualified by vote of the holders of the Common Stock and the holders of any other shares of capital stock entitled to vote with the Common Stock on the election of directors; provided, however, that if any such vacancy among the directors results from the removal of a director, the vacancy may be filled by the directors as aforesaid, subject, however, to the approval of the stockholders entitled to vote on the election of such directors at the next annual meeting of stockholders or at a special meeting called for that purpose.

        (d)   Any director, or the entire Board of Directors, may be removed from office at any time, but in any case only for cause, (i) by the affirmative vote of the holders of a majority of the outstanding shares entitled to vote generally in the election of directors, or (ii) in the case of a director or directors elected by specific holders, in accordance with the terms applicable to such holders, or (iii) in the case of a director or directors elected by one or more specific class(es) or series of capital stock then still entitled to vote in the election of such directors, by the affirmative vote of the holders of a majority of the outstanding shares of such class(es) or series. For the purpose of this paragraph, "cause" shall mean with respect to any particular director a final judgment of a court of competent jurisdiction holding that such director caused demonstrable, material harm to the Corporation through bad faith or active and deliberate dishonesty.

        (e)   During any period when any specific holders or the holders of any class(es) or series have the right to elect additional directors as provided for or fixed pursuant to the terms or provisions applicable to such capital stock or the specific holders or class(es) or series thereof, then, and unless otherwise provided for in such terms, upon commencement and for the duration of the period during which such right continues: (i) the then otherwise total and authorized number of directors of the Corporation shall automatically be increased by that number of such additional directors, and such holders or the holders of such class(es) or series, as the case may be, shall be entitled to elect the additional directors so provided for or fixed pursuant to said terms; (ii) each additional director shall serve until such director's successor shall have been duly elected and qualified or until such director's right to hold such office terminates pursuant to said terms, whichever occurs earlier, subject to his earlier death, disqualification, resignation or removal; and (iii) any vacancy occurring among the directors elected by any specific holders, or by one or more specific class(es) or series of capital stock, may be filled by the remaining directors elected by such holders or class(es) or series of capital stock, as the case may be. Except as otherwise provided by the terms and provisions of the Charter applicable to such holders or class(es) or series of capital stock, whenever such holders or such class(es) or series of capital stock having such right to elect additional directors are divested of such right pursuant to the provisions applicable to such holders or class(es) or series, as the case may be, the term of office of all such additional directors so elected, or elected to fill any vacancies resulting from the death, resignation, disqualification or removal of such additional directors, shall forthwith terminate and the total and authorized number of directors of the Corporation shall be automatically reduced accordingly.

        EIGHTH:    (a) The following provisions are hereby adopted for the purpose of defining, limiting, and regulating the powers of the Corporation and of the directors and the stockholders:

          (1)   The Board of Directors is hereby empowered to authorize the issuance from time to time of shares of its stock of any class, whether now or hereafter authorized, or securities convertible into shares of its stock of any class or classes, whether now or hereafter authorized, for such consideration as may be deemed advisable by the Board of Directors and without any action by the stockholders, subject to the limitations set forth in the Charter or the Bylaws.

          (2)   No holder of any stock or any other securities of the Corporation, whether now or hereafter authorized, (A) shall have any preemptive right to subscribe for or purchase any stock or any other securities of the Corporation other than such, if any, as the Board of Directors, in its sole discretion, may determine and at such price or prices and upon such other terms as the Board of Directors, in its sole discretion, may fix; and any stock or other securities which the Board of Directors may determine to offer for subscription may, as the Board of Directors in its sole discretion shall determine, be offered to the holders of any class, series or type of stock or other securities at the time outstanding to the exclusion of the holders of any or all other classes, series or types of stock or other securities at the time outstanding, or (B) shall, other than the holders of Series A Preferred Stock, be entitled to the appraisal rights of an objecting stockholder under Title 3, Subtitle 2 of the MGCL.

          (3)   The Board of Directors of the Corporation shall, consistent with applicable law, have power in its sole discretion to determine from time to time in accordance with sound accounting practice or other reasonable valuation methods what constitutes annual or other net profits, earnings, surplus or net assets in excess of capital; to fix and vary from time to time the amount to be reserved as working capital, or determine that retained earnings or surplus shall remain in the hands of the Corporation; to set apart out of any funds of the Corporation such reserve or reserves in such amount or amounts and for such proper purpose or purposes as it shall determine and to abolish any such reserve or any part thereof; to redeem or purchase its stock or to distribute and pay distributions or dividends in stock, cash or other securities or property, out of surplus or any other funds or amounts legally available therefor, at such times and to the stockholders of record on such dates as it may, from time to time, determine; to determine the amount, purpose, time of creation, increase or decrease, alteration or cancellation of any reserves or charges and the propriety thereof (whether or not any obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged); to determine the fair value and any matters relating to the acquisition, holding and disposition of any assets by the Corporation; to determine whether and to what extent and at what times and places and under what conditions and regulations the books, accounts and documents of the Corporation, or any of them, shall be open to the inspection of stockholders, except as otherwise provided by statute or by the Bylaws, and, except as so provided, no stockholder shall have any right to inspect any book, account or document of the Corporation unless authorized so to do by resolution of the Board of Directors; and to determine any other matter relating to the business and affairs of the Corporation.

          (4)   Except as provided in Article SIXTH, Section (c), notwithstanding any provision of law requiring the authorization of any action by a greater proportion than a majority of all the votes entitled to be cast on the matter, such action shall be valid and effective if authorized by the affirmative vote of the holders of a majority of all votes entitled to be cast on the matter.

          (5)   The Corporation shall indemnify (A) its present or former directors and officers, whether serving the Corporation or at its request any other entity, to the full extent required or permitted by the MGCL now or hereafter in force, including the advance of expenses under the procedures and to the full extent permitted by law and (B) other employees and agents to such extent as shall be authorized by the Board of Directors or the Corporation's Bylaws and be permitted by law. The foregoing rights of indemnification shall not be exclusive of any other rights to which those seeking indemnification may be entitled. The Board of Directors may take such action as is necessary to carry out these indemnification provisions and is expressly empowered to adopt, approve and amend from time to time such bylaws, resolutions or contracts implementing such provisions or such further indemnification arrangements as may be permitted by law. No amendment of the Charter of the Corporation or repeal of any of its provisions shall limit or eliminate the right to indemnification provided hereunder with respect to acts or omissions occurring prior to such amendment or repeal.

          (6)   To the fullest extent permitted by Maryland law, no director or officer of the Corporation shall be personally liable to the Corporation or its stockholders for money damages. No amendment of the Charter of the Corporation or repeal of any of its provisions shall limit or eliminate the limitation on liability provided to directors and officers hereunder with respect to any act or omission occurring prior to such amendment or repeal.

          (7)   The Corporation reserves the right from time to time to make any amendments to the Charter which may now or hereafter be authorized by law, including any amendments changing the terms or contract rights, as expressly set forth in the Charter, of any of its outstanding stock.

          (8)   The Board of Directors shall use its reasonable best efforts to take such actions as are necessary or appropriate to preserve the status of the Corporation as a REIT; however, if the Board of Directors determines that it is no longer in the best interests of the Corporation to qualify or continue to be qualified as a REIT, the Board of Directors may revoke or otherwise terminate the Corporation's REIT election pursuant to Section 856(g) of the Code.

          (9)   Subject to such conditions, if any, as may be required by any applicable statute, rule or regulation, and except as otherwise prohibited herein, the Board of Directors may authorize the execution and performance by the Corporation of one or more agreements with any person, corporation, association, company, trust, partnership (limited or general) or other organization whereby, subject to the supervision and control of the Board of Directors, any such other person, corporation, association, company, trust, partnership (limited or general) or other organization shall render or make available to the Corporation managerial, investment, advisory and/or related services, office space and other services and facilities (including, if deemed advisable by the Board of Directors, the management or supervision of the investments of the Corporation) upon such terms and conditions as may be provided in such agreement or agreements (including, if deemed fair and equitable by the Board of Directors, the compensation payable thereunder by the Corporation).

        (b)   The enumeration and definition of particular powers of the Board of Directors included in the foregoing shall in no way be limited or restricted by reference to or inference from the terms of any other clause of this or any other Article of the Charter of the Corporation, or construed as or deemed by inference or otherwise in any manner to exclude or limit any powers conferred upon the Board of Directors under the General Laws of the State of Maryland now or hereafter in force.

        NINTH:    The duration of the Corporation shall be perpetual.

        TENTH:    (a) Definitions.    As used in the Charter, the following terms shall have the following meanings:

        "Affiliate" of a person means a person that, directly or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the person specified.

        "Beneficial Ownership" shall mean ownership of Capital Shares by a Person who is or would be treated as an owner of such Capital Shares either actually or constructively through the application of Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code. The terms "Beneficial Owner," "Beneficially Own," "Beneficially Owns" and "Beneficially Owned" shall have the correlative meanings.

        "Board of Directors" shall mean the Board of Directors of the Corporation or any committee authorized by such Board of Directors to perform any of its responsibilities with respect to the Corporation's capital stock.

        "Business Day" shall mean any day other than a Saturday, Sunday or a day on which state or federally chartered banking institutions in New York, New York are not required to be open.

        "Capital Gain Amount" shall have the meaning set forth in Article SIXTH, Section (c)(1)g.

        "Capital Shares" shall mean shares of the Corporation's capital stock, whether common, preferred, preference, special or other stock, or a combination thereof.

        "Change of Control" shall mean one or more of the following transactions unless the persons who were holders of the outstanding capital stock of the Corporation outstanding immediately prior to such transaction are immediately after such transaction holders of at least a majority of the aggregate voting power of the voting capital stock of the surviving corporation (or a majority of the aggregate equivalent equity interests in the surviving entity if such entity is not a corporation): (i) a merger or consolidation of the Corporation with or into another entity or the merger of another entity with or into the Corporation; (ii) a tender offer or other transaction or series of related transactions resulting in a change of ownership of more than 50% of the voting capital stock of the Corporation; (iii) a share exchange (with or without a stockholder vote) in which 95% or more of the outstanding capital stock of the Corporation is exchanged for capital stock of another corporation; or (iv) the sale, transfer or other disposition of all or substantially all of the Corporation's assets.

        "Charitable Beneficiary" shall mean one or more beneficiaries of the Trust as determined pursuant to Section (c)(6) of this Article.

        "Charter" shall have the meaning set forth in the preamble hereto.

        "Code" shall have the meaning set forth in Article THIRD hereto. All section references to the Code shall include any successor provisions thereof as may be adopted from time to time.

        "Common Stock" shall mean the Common Stock, $.0004 par value per share, of the Corporation.

        "Constructive Ownership" shall mean ownership of Capital Shares by a Person who is or would be treated as an owner of such Capital Shares either actually or constructively through the application of Section 318 of the Code, as modified by Section 856(d)(5) of the Code. The terms "Constructive Owner," "Constructively Own," "Constructively Owns" and "Constructively Owned" shall have the correlative meanings.

        "Corporation" shall have the meaning set forth in Article FIRST hereto.

        "Event" shall have the meaning set forth in Article SIXTH, Section (c)(6)d hereto.

        "Initial Stub Distribution" shall have the meaning set forth in Article SIXTH, Section (d)(1)a hereto.

        "IRS" means the United States Internal Revenue Service.

        "Market Value" shall mean the last reported sales price of the applicable Capital Shares on the trading day immediately preceding the relevant date, as reported on the national securities exchange or automated inter-dealer quotation system, as the case may be, over which the applicable Capital Shares are traded on the trading day immediately preceding the relevant date, or if the applicable Capital Shares are not then traded over any such exchange or quotation system, then the market price of the applicable Capital Shares on the relevant date as determined in good faith by the Board of Directors.

        "MGCL" shall mean the Maryland General Corporation Law.

        "Ownership Limit" shall mean 5% (by value or by number of shares, whichever is more restrictive) of the outstanding Capital Shares of the Corporation. The number and value of the outstanding Capital Shares of the Corporation shall be determined by the Board of Directors in good faith, which determination shall be conclusive for all purposes hereof.

        "Person" shall mean an individual, corporation, partnership, limited liability company, estate, trust (including a trust qualified under Section 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity; but does not include an underwriter acting in a capacity as such in a public offering of any Capital Shares provided that the ownership of Capital Shares by such underwriter would not result in the Corporation being "closely held" within the meaning of Section 856(h) of the Code, or otherwise result in the Corporation failing to qualify as a REIT.

        "Purported Beneficial Transferee" shall mean, with respect to any purported Transfer (or other event) which results in a transfer to a Trust, as provided in Section (b)(2) of this Article, the Purported Record Transferee, unless such Purported Record Transferee would have acquired or owned any Capital Shares for another Person who is the beneficial transferee or owner of such Capital Shares, in which case the Purported Beneficial Transferee shall be such Person.

        "Purported Record Transferee" shall mean, with respect to any purported Transfer which results in a transfer to a Trust, as provided in Section (b)(2) of this Article, the record holder of the Capital Shares if such Transfer had been valid under Section (b)(1) of this Article.

        "REIT" shall have the meaning set forth in Article THIRD hereto.

        "Restriction Termination Date" shall mean the first day on which the Board of Directors of the Corporation determines that it is no longer in the best interests of the Corporation to attempt to, or continue to, qualify as a REIT.

        "Series A Call Date" shall have the meaning set forth in Article SIXTH, Section (c)(3)c hereto.

        "Series A Distribution Payment Date" shall mean, with respect to each Series A Distribution Period, the fifteenth day of February, May, August and November, in each year, commencing on November 15, 1998; provided, however, that if any Series A Distribution Payment Date falls on any day other than a Business Day, the distribution payment due on such Series A Distribution Payment Date shall be paid on the Business Day immediately following such Series A Distribution Payment Date.

        "Series A Distribution Periods" shall mean quarterly distribution periods commencing February 1, May 1, August 1 and November 1 of each year and ending on and including the day preceding the first day of the next succeeding Series A Distribution Period.

        "Series A Junior Stock" shall have the meaning set forth in Article SIXTH, Section (c)(5)c hereto.

        "Series A Liquidation Preference" shall mean a price per share equal to Sixteen Dollars ($16.00) (subject to adjustment in the event of any stock dividend, stock split, stock distribution or combination with respect to such shares).

        "Series A Parity Stock" shall have the meaning set forth in Article SIXTH, Section (c)(5)b hereto.

        "Series A Preferred Stock" shall have the meaning set forth in Article SIXTH, Section (a) hereto.

        "Series A Record Date" shall mean the date designated by the Board of Directors of the Corporation at the time a distribution is declared; provided, however, that such Series A Record Date shall be the first day of the calendar month in which the applicable Series A Distribution Payment Date falls or such other date designated by the Board of Directors for the payment of distributions that is not more than thirty (30) days nor less than ten (10) days prior to such Series A Distribution Payment Date.

        "Series A Redemption Price" shall mean a price per share equal to Sixteen Dollars ($16.00) together with accrued and unpaid distributions, if any, thereon to the Series A Call Date.

        "Series A Senior Stock" shall have the meaning set forth in Article SIXTH, Section (c)(5)a hereto.

        "Series 1 Call Date" shall have the meaning set forth in Article SIXTH, Section (d)(3)c hereto.

        "Series 1 Distribution Payment Date" shall mean, with respect to each Series 1 Distribution Period, the fifteenth day of February, May, August and November, in each year, commencing [                        ]; provided, however, that if any Series 1 Distribution Payment Date falls on any day other than a

Business Day, the distribution payment due on such Series 1 Distribution Payment Date shall be paid on the Business Day immediately following such Series 1 Distribution Payment Date.

        "Series 1 Distribution Periods" shall mean (except for the initial Series 1 Distribution Period) quarterly distribution periods commencing February 1, May 1, August 1 and November 1 of each year and ending on and including the day preceding the first day of the next succeeding Series 1 Distribution Period.

        "Series 1 Junior Stock" shall have the meaning set forth in Article SIXTH, Section (d)(5)c hereto.

        "Series 1 Liquidation Preference" shall mean a price per share equal to Seventeen Dollars ($17.00) (subject to adjustment in the event of any stock dividend, stock split, stock distribution or combination with respect to such shares)..

        "Series 1 Parity Stock" shall have the meaning set forth in Article SIXTH, Section (d)(5)b hereto.

        "Series 1 Preferred Stock" shall have the meaning set forth in Article SIXTH, Section (a) hereto.

        "Series 1 Record Date" shall mean the date designated by the Board of Directors of the Corporation at the time a distribution is declared; provided, however, that such Series 1 Record Date shall be the first day of the calendar month in which the applicable Series 1 Distribution Payment Date falls or such other date designated by the Board of Directors for the payment of distributions that is not more than thirty (30) days nor less than ten (10) days prior to such Series 1 Distribution Payment Date.

        "Series 1 Redemption Price" shall mean a price per share equal to Seventeen Dollars ($17.00) together with accrued and unpaid distributions, if any, thereon to the Series 1 Call Date.

        "Series 1 Senior Stock" shall have the meaning set forth in Article SIXTH, Section (d)(5)a hereto.

        "set apart for payment" shall be deemed to include, without any action other than the following, the recording by the Corporation in its accounting ledgers of any accounting or bookkeeping entry which indicates, pursuant to a declaration of distributions by the Board of Directors, the allocation of funds to be so paid on any series or class of capital stock of the Corporation.

        "Total Distributions" shall have the meaning set forth in Article SIXTH, Section (b)(1)g hereto.

        "Transfer" shall mean any sale, transfer, gift, assignment, devise or other disposition of Capital Shares, including (i) the granting of any option or entering into any agreement for the sale, transfer or other disposition of Capital Shares or (ii) the sale, transfer, assignment or other disposition of any securities (or rights convertible into or exchangeable for Capital Shares), whether voluntary or involuntary, whether of record or beneficially or Beneficially or Constructively (including but not limited to transfers of interests in other entities which result in changes in Beneficial or Constructive Ownership of Capital Shares), and whether by operation of law or otherwise. The terms "Transfers" and "Transferred" shall have correlative meanings.

        "Trust" shall mean each of the trusts provided for in Section (c) of this Article.

        "Trustee" shall mean the Person unaffiliated with the Corporation, the Purported Beneficial Transferee, and the Purported Record Transferee, that is appointed by the Corporation to serve as trustee of the Trust, and any successor trustee appointed by the Corporation.

        "Voting Preferred Stock" shall have the meaning set forth in Article SIXTH, Section (c)(6)c hereof or Article SIXTH, Section (d)(6)b hereof, as applicable.

        (b)   Restriction on Ownership and Transfers.

          (1)   Prior to the Restriction Termination Date:

            a.     except as provided in Section (i) of this Article, no Person shall Beneficially Own Capital Shares in excess of the Ownership Limit;

            b.     except as provided in Section (i) of this Article, no Person shall Constructively Own in excess of 9.8% (by value or by number of shares, whichever is more restrictive) of the outstanding Capital Shares of the Corporation; and

            c.     no Person shall Beneficially or Constructively Own Capital Shares to the extent that such Beneficial or Constructive Ownership would result in the Corporation being "closely held" within the meaning of Section 856(h) of the Code, or otherwise failing to qualify as a REIT (including but not limited to Constructive Ownership that would result in the Corporation owning (actually or Constructively) an interest in a tenant that is described in Section 856(d)(2)(B) of the Code if the income derived by the Corporation (either directly or indirectly through one or more partnerships or limited liability companies) from such tenant would cause the Corporation to fail to satisfy any of the gross income requirements of Section 856(c) of the Code or comparable provisions of state law).

          (2)   At any time prior to the Restriction Termination Date, if any Transfer (whether or not such Transfer is the result of a transaction entered into through the facilities of the national securities exchange or automated inter-dealer quotation system, as the case may be, over which the applicable Capital Shares are then traded) or other event (including value fluctuations) occurs that, if effective, would result in any Person Beneficially or Constructively Owning Capital Shares in violation of Section (b)(1) of this Article, (1) then that number of Capital Shares that otherwise would cause such Person to violate Section (b)(1) of this Article (rounded up to the nearest whole share) shall be automatically transferred to a Trust for the benefit of a Charitable Beneficiary, as described in Section (c) of this Article, effective as of the close of business on the business day prior to the date of such Transfer or other event, and such Purported Beneficial Transferee shall thereafter have no rights in such Capital Shares or (2) if, for any reason, the transfer to the Trust described in clause (1) of this sentence is not automatically effective as provided therein to prevent any Person from Beneficially or Constructively Owning Capital Shares in violation of Section (b)(1) of this Article, then the Transfer of that number of Capital Shares that otherwise would cause any Person to violate Section (b)(1) of this Article shall be void ab initio, and each of the Purported Beneficial Transferee shall have no rights in such Capital Shares.

          (3)   Notwithstanding any other provisions contained herein, prior to the Restriction Termination Date, any Transfer (whether or not such Transfer is the result of a transaction entered into through the facilities of the national securities exchange or automated inter-dealer quotation system, as the case may be, over which the applicable Capital Shares are then traded) that, if effective, would result in the capital stock of the Corporation being beneficially owned by less than 100 Persons (determined without reference to any rules of attribution) shall be void ab initio, and the intended transferee shall acquire no rights in such Capital Shares.

          (4)   It is expressly intended that the restrictions on ownership and Transfer described in this Section (b) of this Article shall apply to restrict the rights of any members or partners in limited liability companies or partnerships to exchange their interest in such entities for Capital Shares of the Corporation.

        (c)   Transfers of Capital Shares in Trust.

          (1)   Upon any purported Transfer or other event described in Section (b)(2) of this Article, such Capital Shares shall be deemed to have been transferred to the Trustee in his capacity as trustee of a Trust for the exclusive benefit of one or more Charitable Beneficiaries. Such transfer to the Trustee shall be deemed to be effective as of the close of business on the business day prior to the purported Transfer or other event that results in a transfer to the Trust pursuant to Section (b)(2) of this Article. The Trustee shall be appointed by the Corporation and shall be a Person unaffiliated with the Corporation, any Purported Beneficial Transferee, and any Purported Record Transferee. Each Charitable Beneficiary shall be designated by the Corporation as provided in Section (c)(6) of this Article.

          (2)   Capital Shares held by the Trustee shall be issued and outstanding shares of capital stock of the Corporation. The Purported Beneficial Transferee or Purported Record Transferee shall have no rights in the Capital Shares held by the Trustee. The Purported Beneficial Transferee or Purported Record Transferee shall not benefit economically from ownership of any Capital Shares held in trust by the Trustee, shall have no rights to dividends and shall not possess any rights to vote or other rights attributable to the Capital Shares held in the Trust.

          (3)   The Trustee shall have all voting rights and rights to dividends with respect to Capital Shares held in the Trust, which rights shall be exercised for the exclusive benefit of the Charitable Beneficiary. Any dividend or distribution paid prior to the discovery by the Corporation that the Capital Shares have been transferred to the Trustee shall be paid to the Trustee upon demand, and any dividend or distribution declared but unpaid shall be paid when due to the Trustee with respect to such Capital Shares. Any dividends or distributions so paid over to the Trustee shall be held in trust for the Charitable Beneficiary. The Purported Record Transferee and Purported Beneficial Transferee shall have no voting rights with respect to the Capital Shares held in the Trust and, subject to Maryland law, effective as of the date the Capital Shares have been transferred to the Trustee, the Trustee shall have the authority (at the Trustee's sole discretion) (i) to rescind as void any vote cast by a Purported Record Transferee with respect to such Capital Shares prior to the discovery by the Corporation that the Capital Shares have been transferred to the Trustee and (ii) to recast such vote in accordance with the desires of the Trustee acting for the benefit of the Charitable Beneficiary; provided, however, that if the Corporation has already taken irreversible corporate action, then the Trustee shall not have the authority to rescind and recast such vote. Notwithstanding any other provision of this Charter to the contrary, until the Corporation has received notification that the Capital Shares have been transferred into a Trust, the Corporation shall be entitled to rely on its share transfer and other stockholder records for purposes of preparing lists of stockholders entitled to vote at meetings, determining the validity and authority of proxies and otherwise conducting votes of stockholders.

          (4)   Within 20 days of receiving notice from the Corporation that Capital Shares have been transferred to the Trust, the Trustee of the Trust shall sell the Capital Shares held in the Trust to a Person, designated by the Trustee, whose ownership of the Capital Shares will not violate the ownership limitations set forth in Section (b)(1) of this Article. Upon such sale, the interest of the Charitable Beneficiary in the Capital Shares sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Purported Record Transferee and to the Charitable Beneficiary as provided in this Section (c)(4). The Purported Record Transferee shall receive the lesser of (1) the price paid by the Purported Record Transferee for the Capital Shares in the transaction that resulted in such transfer to the Trust (or, if the event which resulted in the transfer to the Trust did not involve a purchase of such Capital Shares at Market Value, the Market Value of such Capital Shares on the day of the event which resulted in the transfer of such Capital Shares to the Trust) and (2) the price per share received by the Trustee (net of any commissions and other expenses of sale) from the sale or other disposition of the Capital Shares held in the Trust. Any net sales proceeds in excess of the amount payable to the Purported Record Transferee shall be immediately paid to the Charitable Beneficiary together with any dividends or other distributions thereon. If, prior to the discovery by the Corporation that such Capital Shares have been transferred to the Trustee, such Capital Shares are sold by a Purported Record Transferee then (i) such Capital Shares shall be deemed to have been sold on behalf of the Trust and (ii) to the extent that the Purported Record Transferee received an amount for such Capital Shares that exceeds the amount that such Purported Record Transferee was entitled to receive pursuant to this Section (c)(4), such excess shall be paid to the Trustee upon demand.

          (5)   Capital Shares transferred to the Trustee shall be deemed to have been offered for sale to the Corporation, or its designee, at a price per share equal to the lesser of (i) the price paid by the Purported Record Transferee for the Capital Shares in the transaction that resulted in such transfer to the Trust (or, if the event which resulted in the transfer to the Trust did not involve a purchase of such Capital Shares at Market Value, the Market Value of such Capital Shares on the day of the event which resulted in the transfer of such Capital Shares to the Trust) and (ii) the Market Value on the date the Corporation, or its designee, accepts such offer. The Corporation shall have the right to accept such offer until the Trustee has sold the Capital Shares held in the Trust pursuant to Section (c)(4) of this Article. Upon such a sale to the Corporation, the interest of the Charitable Beneficiary in the Capital Shares sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Purported Record Transferee and any dividends or other distributions held by the Trustee with respect to such Capital Shares shall thereupon be paid to the Charitable Beneficiary.

          (6)   By written notice to the Trustee, the Corporation shall designate one or more nonprofit organizations to be the Charitable Beneficiary of the interest in the Trust such that (i) the Capital Shares held in the Trust would not violate the restrictions set forth in Section (b)(1) of this Article in the hands of such Charitable Beneficiary and (ii) each Charitable Beneficiary is an organization described in Sections 170(b)(1)(A), 170(c)(2) and 501(c)(3) of the Code.

        (d)   Remedies for Breach.    If the Board of Directors, or a committee thereof (or other designees if permitted by the MGCL) shall at any time determine in good faith that a Transfer or other event has taken place in violation of Section (b) of this Article or that a Person intends to acquire, has attempted to acquire or may acquire beneficial ownership (determined without reference to any rules of attribution), Beneficial Ownership or Constructive Ownership of any Capital Shares of the Corporation in violation of Section (b) of this Article, the Board of Directors, or a committee thereof (or other designees if permitted by the MGCL) shall take such action as it deems advisable to refuse to give effect or to prevent such Transfer, including, but not limited to, causing the Corporation to redeem Capital Shares, refusing to give effect to such Transfer on the books of the Corporation or instituting proceedings to enjoin such Transfer; provided, however, that any Transfers (or, in the case of events other than a Transfer, ownership or Constructive Ownership or Beneficial Ownership) in violation of Section (b)(1) of this Article, shall automatically result in the transfer to a Trust or be void ab initio as described in Section (b)(2) of this Article and any Transfer in violation of Section (b)(3) of this Article shall automatically be void ab initio irrespective of any action (or non-action) by the Board of Directors.

        (e)   Notice of Restricted Transfer.    Any Person who acquires or attempts to acquire Capital Shares in violation of Section (b) of this Article or any Person who is a Purported Beneficial Transferee such that an automatic transfer to a Trust results under Section (b)(2) of this Article, shall immediately give written notice to the Corporation of such event and shall provide to the Corporation such other information as the Corporation may request in order to determine the effect, if any, of such Transfer or attempted Transfer on the Corporation's status as a REIT.

        (f)    Owners Required To Provide Information.    Prior to the Restriction Termination Date, each Person who is a beneficial owner or Beneficial Owner or Constructive Owner of Capital Shares and each Person (including the stockholder of record) who is holding Capital Shares for a beneficial owner or a Beneficial Owner or Constructive Owner shall, on demand, provide to the Corporation a completed questionnaire containing the information regarding their ownership of such shares, as set forth in the regulations (as in effect from time to time) of the U.S. Department of Treasury under the Code. In addition, each Person who is a beneficial owner or Beneficial Owner or Constructive Owner of Capital Shares and each Person (including the stockholder of record) who is holding Capital Shares for a beneficial owner or Beneficial Owner or Constructive Owner shall, on demand, be required to disclose to the Corporation in writing such information as the Corporation may request in order to determine the effect, if any, of such stockholder's actual and constructive ownership of Capital Shares on the Corporation's status as a REIT and to ensure compliance with Section (b)(1) of this Article or as otherwise permitted by the Board of Directors.

        (g)   Remedies Not Limited.    Nothing contained in this Article (but subject to Section (b)(1) of this Article and Section (a)(8) of Article EIGHTH) shall limit the authority of the Board of Directors to take such other action as it deems necessary or advisable to protect the Corporation and the interests of its stockholders by preservation of the Corporation's status as a REIT.

        (h)   Ambiguity.    In the case of an ambiguity in the application of any of the provisions of this Article, including any definition contained in Section (a) of this Article, the Board of Directors shall have the power to determine the application of the provisions of this Article with respect to any situation based on the facts known to it (subject, however, to the provisions of Section (1) of this Article). In the event this Article requires an action by the Board of Directors and the Charter fails to provide specific guidance with respect to such action, the Board of Directors shall have the power to determine the action to be taken so long as such action is not contrary to the provisions of this Article. Absent a decision to the contrary by the Board of Directors (which the Board may make in its sole and absolute discretion), if a Person would have (but for the remedies set forth in Section (b) of this Article) acquired Beneficial or Constructive Ownership of Capital Shares in violation of Section (b)(1) of this Article, such remedies (as applicable) shall apply first to the Capital Shares which, but for such remedies, would have been actually owned by such Person, and second to Capital Shares which, but for such remedies, would have been Beneficially Owned or Constructively Owned (but not actually owned) by such Person, pro rata among the Persons who actually own such Capital Shares based upon the relative value of the Capital Shares held by each such Person.

        (i)    Exceptions.

          (1)   Subject to Section (b)(1)(c) of this Article, the Board of Directors, in its sole discretion, may exempt a Person from the limitation on a Person Beneficially Owning Capital Shares in excess of the Ownership Limit if the Board of Directors determines that such exemption will not cause any individual's Beneficial Ownership of such Capital Shares to violate the Ownership Limit or that any such violation will not cause the Corporation to fail to qualify as a REIT under the Code.

          (2)   Subject to Section (b)(1)(c) of this Article, the Board of Directors, in its sole discretion, may exempt a Person from the limitation on a Person Constructively Owning Capital Shares in excess of 9.8% (by value or by number of Capital Shares, whichever is more restrictive) of the outstanding Capital Shares of the Corporation, if the Board of Directors determines that such Person does not and will not own, actually or Constructively, an interest in a tenant of the Corporation (or a tenant of any entity owned in whole or in part by the Corporation) that would cause the Corporation to own, actually or Constructively, more than a 9.8% interest (as set forth in Section 856(d)(2)(B) of the Code) in such tenant, or that any such ownership would not cause the Corporation to fail to qualify as a REIT under the Code. Notwithstanding the foregoing, the inability of the Board of Directors to make the determination described in this Section (i)(2) shall not prevent the Board of Directors, in its sole discretion, from exempting such Person from the limitation on a Person Constructively Owning in excess of 9.8% (by value or by number of Capital Shares, whichever is more restrictive) of the outstanding Capital Shares of the Corporation if the Board of Directors determines that the resulting application of Section 856(d)(2)(B) of the Code would adversely affect the characterization of an amount of the gross income (as such term is used in Section 856(c)(2) of the Code) of the Corporation in any taxable year that would not cause the Corporation to fail to qualify as a REIT under the Code.

          (3)   Prior to granting any exception pursuant to Section (i)(1) or (2) of this Article to any Person, the Board of Directors may require (i) a ruling from the IRS, or an opinion of counsel, in either case in form and substance satisfactory to the Board of Directors in its sole discretion, as it may deem necessary or advisable in order to determine or ensure the Corporation's status as a REIT; and (ii) such Person to make certain representations or undertakings, or to agree that any violation or attempted violation of any such representations or undertakings (or other action which is contrary to the restrictions contained in Section (b) of this Article) will result in such Capital Shares being transferred to a Trust in accordance with Section (b)(2) of this Article.

          (4)   Prior to the Restriction Termination Date, the Board of Directors may from time to time increase or decrease the Ownership Limit provided:

            a.     After giving effect to any such increase, five Beneficial Owners of Capital Shares could not (taking into account the Ownership Limit and any exceptions granted to such limit pursuant to this Section (i) of this Article) Beneficially Own, in the aggregate, more than 49% of the Capital Shares;

            b.     The Ownership Limit may not be increased to a percentage which is greater than 9.8%; and

            c.     Any such increase or decrease will not adversely affect the Corporation's ability to qualify as a REIT.

        (j)    Legend.    Each certificate for Capital Shares shall bear substantially the following legend in addition to any legends required to comply with the MGCL and applicable federal and state securities laws:

    (i)
    "The shares represented by this certificate are subject to restrictions on Beneficial and Constructive Ownership and Transfer for the purpose of the Corporation's maintenance of its status as a Real Estate Investment Trust under the Internal Revenue Code of 1986, as amended (the "Code"). Subject to certain further restrictions and except as expressly provided in the Corporation's Charter, (i) no Person may Beneficially Own in excess of 5% of the outstanding Capital Shares of the Corporation (by value or by number of shares whichever is more restrictive); (ii) no Person may Constructively Own in excess of 9.8% of the outstanding Capital Shares of the Corporation (by value or by number of shares, whichever is more restrictive); (iii) no Person may Beneficially or Constructively Own Capital Shares that would result in the Corporation being "closely held" under Section 856(h) of the Code or otherwise cause the Corporation to fail to qualify as a REIT; and (iv) no Person may Transfer Capital Shares if such Transfer would result in the capital stock of the Corporation being owned by fewer than 100 Persons. Any Person who Beneficially or Constructively Owns or attempts to Beneficially or Constructively Own Capital Shares which causes or will cause a Person to Beneficially or Constructively Own Capital Shares in excess of the above limitations must immediately notify the Corporation. If any of the restrictions on transfer or ownership are violated, the Capital Shares represented hereby will be automatically transferred to a Trustee of a Trust for the benefit of one or more Charitable Beneficiaries. In addition, the Corporation may redeem shares upon the terms and conditions specified by the Board of Directors in its sole discretion if the Board of Directors determines that ownership or a Transfer or other event may violate the restrictions described above. Furthermore, upon the occurrence of certain events, attempted Transfers in violation of the restrictions described above may be void ab initio. All capitalized terms in this legend have the meanings defined in the Charter of the Corporation, as the same may be amended from time to time, a copy of which, including the restrictions on transfer and ownership, will be furnished to each holder of Capital Shares on request and without charge. Requests for such a copy may be directed to the Secretary of the Corporation, at the Corporation's principal office."

        (k)   Severability.    If any provision of this Article or any application of any such provision is determined to be invalid by any Federal or state court having jurisdiction over the issues, the validity of the remaining provisions shall not be affected and other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court.

        (l)    Inter-Dealer Quotation Systems and National Securities Exchanges.    Nothing in this Article shall preclude the settlement of any transaction entered into through the facilities of any automated inter-dealer quotation system or national securities exchange. The fact that the settlement of any transaction is so permitted shall not negate the effect of any other provision of this Article and any transferee in such a transaction shall be subject to all the provisions and limitations of this Article.

        (m)  The provisions of this Article shall apply to the Capital Shares notwithstanding any contrary provisions of the Capital Shares (or any of them) provided elsewhere in this Charter.

        III.  Immediately upon the acceptance of these Articles of Amendment and Restatement for record (the "Effective Time") by the State Department of Assessments and Taxation of Maryland, every four (4) shares of Common Stock, par value $.0001 per share, of the Corporation which were issued and outstanding immediately prior to the Effective Time shall be changed into one (1) issued and outstanding share of Common Stock, par value $.0004 per share. No fractional shares of Common Stock of the Corporation will be or remain issued upon such amendment and each stockholder otherwise entitled to a fractional share shall receive in lieu thereof, upon the Effective Time of such amendment, cash in the fair value of such fractional shares, in the amount of [$                        ] per each .25 fractional share. Those shares of Common Stock representing the difference between the number of shares of Common Stock issued and outstanding immediately prior to the Effective Time and the number of shares of Common Stock issued and outstanding immediately upon the Effective Time, shall be returned to, and shall be and become, authorized and unissued shares of Common Stock, par value $.0004 per share.

         IV.  The amendment to and restatement of the charter as hereinabove set forth has been duly advised by the Board of Directors and approved by the stockholders of the Corporation as required by law.

           V.  The current address of the principal office of the Corporation is as set forth in Article FOURTH of the foregoing amendment and restatement of the charter.

        VI.  The name and address of the Corporation's current resident agent is as set forth in Article FIFTH of the foregoing amendment and restatement of the charter.

       VII.  The current number of directors of the Corporation and the names of the directors currently in office are as set forth in Article SEVENTH of the foregoing amendment and restatement of the charter.

     VIII.  The total number of shares of stock which the Corporation had authority to issue immediately prior to this amendment and restatement was 150,000,000, consisting of 94,691,374 shares of Common Stock, par value $.0001 per share, 27,849,771 shares of 8 3/4% Series A Cumulative Redeemable Preferred Stock, par value $.0001 per share, and 27,458,855 shares of 9% Series B Junior Convertible Redeemable Preferred Stock, par value $.0001 per share. The aggregate par value of all shares of stock having par value was $15,000.

        IX.  The total number of shares of stock which the Corporation has authority to issue pursuant to the foregoing amendment and restatement of the charter is 150,000,000, consisting of                        shares of Common Stock, par value $.0004 per share, 27,849,771 shares of 8 3/4% Series A Cumulative Redeemable Preferred Stock, par value $.0001 per share, and                        shares of 6.82% Series 1 Cumulative Redeemable Preferred Stock, $.0001 par value per share. The aggregate par value of all authorized shares of stock having par value is $                        .

          X.  These Articles of Amendment and Restatement will be effective upon filing with the State Department of Assessments and Taxation of Maryland.

        XI.  The undersigned President acknowledges these Articles of Amendment and Restatement to be the corporate act of the Corporation and as to all matters or facts required to be verified under oath, the undersigned President acknowledges that to the best of his knowledge, information and belief these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

[SIGNATURE PAGE FOLLOWS]

        IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment and Restatement to be signed in its name and on its behalf by its President and attested to by its Secretary on this            day of                        , 2004.

Name:		Name:
Title:	Secretary	Title:	President

Annex B

United States			International
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October 7, 2003

Board of Directors
Price Legacy Corporation
17140 Bernardo Center Drive, Suite 300
San Diego, California 92128

Gentlemen:

        American Appraisal Associates, Inc. ("American Appraisal") has acted as financial advisor to Price Legacy Corporation ("PLC") for the sole purpose of rendering this opinion to the board of directors of PLC (the "Board") as to the fairness, from a financial point of view, to the unaffiliated Series A Preferred Stock and unaffiliated Common Stock shareholders of PLC (together, the "Unaffiliated Shareholders"), of the terms and conditions of a proposed financial restructuring of PLC ("Financial Restructuring").

Financial Restructuring

        We have been advised that the proposed terms of the Financial Restructuring are broadly outlined as follows:

  •
  PLC will reverse split its outstanding shares of PLC Common Stock by a ratio of one share for every four shares outstanding (the "Reverse Stock Split PLC Common Stock");

  •
  PLC will offer to the stockholders of its Series A Preferred Stock, an (i) exchange of newly-issued Reverse Stock Split PLC Common Stock for each share of Series A Preferred Stock, with an exchange ratio currently estimated to be 1.05 shares of Reverse Stock Split PLC Common Stock for each share of Series A Preferred Stock or (ii) an exchange of one share of newly-issued Series 1 Preferred Stock for each outstanding share of Series A Preferred Stock (the "Series A Preferred Stock Exchange Offer"); and

  •
  PLC will offer to the stockholders of its Series B Preferred Stock, an exchange of PLC Common Stock for each share of Series B Preferred Stock, with an exchange ratio currently estimated to be 0.35 of a share of Reverse Stock Split PLC Common Stock for each share of Series B Preferred Stock (including accumulated shares) (the "Series B Preferred Stock Exchange Offer").

For purposes of this letter, the Financial Restructuring is also assumed to be, and referred to as, the combined Reverse Stock Split PLC Common Stock, the Series A Preferred Stock Exchange Offer and the Series B Preferred Stock Exchange Offer.

Scope of Engagement

        In connection with our engagement, we have performed the analyses and reviews that we believe necessary to determine if the terms and conditions of the Financial Restructuring are fair, from a financial point of view, to the Unaffiliated Shareholders, and to deliver our Opinion regarding fairness to the Board. At the request of PLC, our engagement has included the following: (i) a review and analyses of the financial terms and conditions of the Financial Restructuring and (ii) a review and evaluation of the financial condition, net asset value, dividend capability and business and financial prospects of PLC. In addition to the services set forth herein, American Appraisal has also provided valuation services to PLC in connection with the earlier merger of PLC's predecessor companies, Price Enterprises, Inc. and Excel Legacy Corporation, and with a prior proposed financial restructuring of PLC.

        Upon the completion of our review and analysis, we have agreed to advise the Board of our opinion as to whether, as of that date and based on and subject to the assumptions and limitations contained in our written opinion, from a financial point of view, the terms and conditions of the Financial Restructuring are fair to the Unaffiliated Shareholders (the "Opinion").

        American Appraisal will be paid a fee for its services as financial advisor to PLC in connection with the engagement, a portion of which is due and payable upon the delivery of this Opinion, but none of which is contingent upon the outcome of our analysis or of the Financial Restructuring.

Due Diligence and Analysis

        In connection with our engagement, and in arriving at this Opinion, American Appraisal has made such reviews, studies, analyses and consultations that we deemed necessary to the engagement. Among other things, we:

  (i)
  Reviewed the terms and conditions of the Financial Restructuring provided to American Appraisal by management of PLC;

  (ii)
  Reviewed selected public information and PLC'S due diligence files regarding the real estate asset portfolio of PLC and the community shopping center industry;

  (iii)
  Reviewed PLC's unaudited financial statements for the 6 months period ended June 30, 2003 and for the 8 months period ended August 31, 2003 and other historical operating data and information of PLC including information contained in PLC's SEC Form 10-K for year ended December 31, 2002 and SEC Form 10-Q for the quarter ended June 30, 2003;

  (iv)
  Reviewed current market value estimates provided by management of PLC's core real estate property portfolio, non-core real estate assets, real estate development projects, notes and interest receivables and other assets;

  (v)
  Reviewed selected internal financial analyses and forecasts of PLC after the Financial Restructuring prepared by PLC management;

  (vi)
  Reviewed, analyzed and estimated the current market value of PLC's underlying core and development real estate properties for purposes of estimating the current net asset value of PLC;

  (vii)
  Discussed the foregoing information, where appropriate, with management of PLC; and

  (viii)
  Conducted such analyses, studies and inquiries as we deemed appropriate for purposes of arriving at this Opinion.

Valuation Methodology

        In rendering our Opinion, we have valued the total capital stock of PLC based on the generally accepted valuation principles used in the market and underlying asset valuation approaches, described as follows:

  Market Approach—Based on a correlation of PLC of current public stock market prices, common and preferred stock dividend yields and market multiples of current and prospective funds from operations ("FFO") of publicly held real estate investment trusts ("REITs") that invest in community shopping centers and related real estate investments;

  Net Asset Value Approach—Based on the estimated current market value of PLC's total assets less its stated liabilities, such net asset value providing a measurement of PLC's underlying real estate investment portfolio for comparison to its stated book value and to the net asset value of publicly held REITs that similarly invest in community shopping centers and related real estate investments;

  The estimated current market value of PLC's core real estate property portfolio was provided by management of PLC and reviewed and analyzed for reasonableness, on a property-by-property basis, by American Appraisal. Management provided the estimated current market values of PLC's non-core real estate properties, its real estate development projects, its notes and interest receivables and its other assets.

Conditions of Opinion

        In connection with the analysis underlying this Opinion, we have assumed that all of the outstanding shares of the Series A Preferred Stock will be exchanged for newly-issued Reverse Stock Split PLC Common Stock and that all of the outstanding shares of Series B Preferred Stock will be exchanged for shares of Reverse Stock Split PLC Common Stock.

        We have not conducted or been provided with an independent appraisal of any of PLC's underlying core real estate properties, non-core real estate properties, real estate development properties or other assets, nor have we made any physical inspection of such properties and assets. Our estimates of market value ranges for PLC's core real estate properties are not intended to represent amounts at which the properties might realize from their sale in the marketplace.

        In connection with the analysis underlying this Opinion, we have accepted at face value and assumed, without independent verification or investigation, the accuracy and completeness of all of the financial forecasts and other information and selected data made available or furnished to or otherwise reviewed by or discussed with us for purposes of this Opinion. We have not independently verified or investigated any of the assumptions, estimates, or judgments referred to in such financial forecasts, information, data and material and we are not responsible for any errors or inaccuracies in such forecasts, information, data and material. Further we have assumed that there has been no material adverse change in the assets, financial condition, business or prospects of PLC, since the date of the most recent financial statements and forecasts made available to us.

        With respect to financial analyses and forecasts provided to or otherwise reviewed by or discussed with us, we have been advised by the management of PLC that such analyses and forecasts have been reasonably prepared based on assumptions reflecting the best currently available estimates and judgments of the management of PLC as to the expected future results of operations and financial conditions of PLC to which such analyses or forecasts relate. We can give no assurances, however, that such financial analyses and forecasts can be realized or that actual results will not vary materially from those projected.

        In connection with all forecasts, information, data and material provided to us by PLC, management of PLC has advised us that they have not omitted or failed to provide, or caused to be omitted or undisclosed to American Appraisal any analyses, data, material or other information necessary in order to make any financial data, material or other information provided to us by PLC not misleading in light of the circumstances under which such forecasts, information, data or material was provided. In the course of our review, we have not learned any specific facts which would lead us to believe that our acceptance and reliance on such forecasts, information and data was unreasonable.

        We express no view as to, and this Opinion does not address, the relative merits of the Financial Restructuring as compared to any alternative business strategies that might exist for PLC or the effect of any other transaction in which PLC might engage. In addition, we express no opinion as to what the prices at which PLC Common Stock will trade or otherwise be transferable at any time after the Financial Restructuring.

        The analysis we have undertaken in connection with rendering this Opinion involves the exercise of judgment on our part, as to which differences of opinion may exist. This Opinion is necessarily based on market, economic and other conditions and circumstances existing and made known to us on, and the forecasts, information and data made available to us as of, the date of this Opinion. Accordingly, subsequent developments may materially affect this Opinion, however, we do not have an obligation to, and have not undertaken to, update, revise or reaffirm this Opinion.

        This Opinion is provided only for the information of the Board in connection with and for the purposes of its evaluation of the proposed Financial Restructuring {and is not provided on behalf of, and shall not confer rights or remedies upon, any shareholder, creditor or any person other than the Board or be used or relied upon for any purpose}. It is understood that this Opinion is limited to the fairness, from a financial point of view, to the Unaffiliated Shareholders, of the terms and conditions of the Financial Restructuring and we express no opinion as to the underlying decision by the management of PLC to engage in the Financial Restructuring. This Opinion is not intended to be and does not constitute a recommendation to any shareholder of PLC as to how such shareholder should vote with respect to the proposed Reverse Stock Split PLC Common Stock, the Series A Preferred Stock Exchange Offer and the Series B Preferred Stock Exchange Offer or any other matters related to the Financial Restructuring. This Opinion is intended only to supplement, not substitute for other due diligence required in connection with the proposed Financial Restructuring or any related transaction.

        It is understood that this Opinion is limited to the matters set forth herein as of the date hereof, and no opinion may be inferred or implied beyond the matters expressly contained herein or beyond the date hereof (forward-looking statements notwithstanding). This Opinion and the reviews, analyses, studies and consultations performed in connection herewith and therewith are (i) limited to matters within the scope of our engagement as set forth in the engagement letter, dated September 30, 2003 (the "Engagement Letter"), and (ii) subject to the covenants, representations and warranties, assumptions, limitations, and indemnifications described in the Engagement Letter. Except as required by state or federal law, it is understood, that this Opinion is not to be quoted, or referred to in any written document, in whole or in part, without our prior written consent.

Conclusion

        Based upon and subject to the foregoing, our work as described above and other factors we deemed relevant, it is our opinion that as of the date hereof, the terms and conditions of the Reverse Stock Split PLC Common Stock, the Series A Preferred Stock Exchange Offer and the Series B Preferred Stock Exchange Offer are fair, from a financial point of view, to the Unaffiliated Shareholders.

Very truly yours,

AMERICAN APPRAISAL ASSOCIATES, INC.

/s/  RICHARD L. KELSEY

Richard L. Kelsey
 Senior Vice President

PROXY	PROXY

PRICE LEGACY CORPORATION

PROXY FOR SPECIAL MEETING OF STOCKHOLDERS
                        , 2004

        The undersigned stockholder(s) of Price Legacy Corporation, a Maryland corporation (Price Legacy), hereby constitutes and appoints Jack McGrory and Robert M. Siordia, and each of them, attorneys and proxies of the undersigned, each with power of substitution, to attend the Special Meeting of Stockholders of Price Legacy to be held on                        , 2004 and any adjournment or postponement thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting.

        THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.

        The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and Proxy Statement and revokes any proxy heretofore given with respect to such meeting.

(continued on reverse side)

-- FOLD AND DETACH HERE --

Price Legacy Corporation

Each Proposal is more fully described in the Proxy Statement that accompanies this proxy. You are encouraged to read the Proxy Statement carefully.

The Board of Directors recommends a vote FOR each Proposal.

Proposal 1.	To approve the issuance of, at the election of the holder, either 4.2 shares of common stock (or 1.05 shares of common stock after giving effect to the proposed 1-for-4 reverse stock split) or one share of a new series of preferred stock of Price Legacy, to be designated 6.82% Series 1 Cumulative Redeemable Preferred Stock, in exchange for each outstanding share of Price Legacy's 8 3/4% Series A Cumulative Redeemable Preferred Stock.
☐ FOR ☐ AGAINST ☐ ABSTAIN
Proposal 2.
To approve the issuance of 1.39 shares of common stock (or 0.3475 of a share of common stock after giving effect to the proposed 1-for-4 reverse stock split) in exchange for each outstanding share of Price Legacy's 9% Series B Junior Convertible Redeemable Preferred Stock.
☐ FOR ☐ AGAINST ☐ ABSTAIN
Proposal 3.
To approve an amendment and restatement of Price Legacy's charter, in substantially the form attached to the Proxy Statement as Annex A, to, among other things (A) effect a 1-for-4 reverse stock split of the common stock, (B) designate and establish the terms of the Series 1 preferred stock, (C) eliminate the Series B preferred stock following its exchange for common stock and (D) change the manner of election of Price Legacy's board of directors.
☐ FOR ☐ AGAINST ☐ ABSTAIN

In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

PLEASE DATE AND SIGN THIS PROXY EXACTLY AS YOUR NAME OR NAMES APPEAR BELOW. WHEN SHARES ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN. WHEN SIGNING AS AN ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF SHARES ARE HELD BY A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY THE PRESIDENT OR OTHER AUTHORIZED OFFICER. IF SHARES ARE HELD BY A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AN AUTHORIZED PERSON.

(Signature(s) of stockholders)
Dated: , 2004

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
PRICE LEGACY CORPORATION. PLEASE COMPLETE, SIGN, DATE AND MAIL PROMPTLY IN
THE POSTAGE-PAID ENVELOPE ENCLOSED

FOLD AND DETACH HERE

QuickLinks

SUMMARY TERM SHEET
PROXY STATEMENT TABLE OF CONTENTS
QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE RECAPITALIZATION TRANSACTION
QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING
SELECTED HISTORICAL AND PRO FORMA FINANCIAL DATA AND OTHER INFORMATION
FORWARD-LOOKING STATEMENTS
SPECIAL FACTORS
PROPOSAL 1: SERIES A EXCHANGE OFFER
PROPOSAL 2: SERIES B EXCHANGE TRANSACTIONS
PROPOSAL 3: AMENDMENT AND RESTATEMENT OF PRICE LEGACY'S CHARTER
CAPITALIZATION
MATERIAL FEDERAL INCOME TAX CONSIDERATIONS RELATED TO THE TRANSACTION
DESCRIPTION OF PRICE LEGACY CAPITAL STOCK
MANAGEMENT
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
TRANSACTIONS AND AGREEMENTS INVOLVING PRICE LEGACY'S SECURITIES
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
INDEPENDENT ACCOUNTANTS
INCORPORATION BY REFERENCE
OTHER BUSINESS
PRICE LEGACY CORPORATION ARTICLES OF AMENDMENT AND RESTATEMENT
  Annex B